UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MEDICAL PROPERTIES TRUST, INC.

(Name of Registrant as Specified in its Charter)

Not applicable.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2026 PROXY STATEMENT

BETHANIEN

MPT

AT THE VERY HEART OF HEALTHCARE®

Letter from Our Chairman

April 13, 2026

Dear Fellow Stockholder:

You are cordially invited to attend the 2026 annual meeting of stockholders of Medical Properties Trust (“MPT”, the “Company”, or “we”). The meeting will be held on May 28, 2026, at 10:30 a.m. Central Time at UAB Collat School of Business, 710 13th Street South, Birmingham, Alabama 35233.

In the Notice of the Annual Meeting of Stockholders and Proxy Statement, you will find details regarding accessing the meeting and the matters expected to be considered and voted upon there. Your vote is important to us. Whether or not you plan to attend the meeting, we urge you to vote by mail, phone, or internet.

We also encourage you to carefully review our Annual Report to Stockholders for more details on our business model, 2025 results, and current strategy to create value for stockholders.

We look forward to the meeting and sincerely appreciate your continued interest in Medical Properties Trust.

Best Regards,

Edward K. Aldag, Jr.

Chairman, President, and Chief Executive Officer

Proxy Statement and Notice of 2026 Annual Meeting i

Notice of 2026 Annual Meeting

of Stockholders

April 13, 2026

Meeting Information	Agenda	Board of Directors Recommendation

Date and Time:

May 28, 2026

10:30 a.m. Central Time

Location:

UAB Collat School of Business

710 13th Street South

Birmingham, Alabama 35233

Record Date:

March 19, 2026. Each share of common stock is entitled to one vote for each director candidate and one vote for each of the other proposals.

Date of Mailing:

On or about April 13, 2026, these proxy materials and the annual report are being made available to stockholders.

	To elect the nine director nominees described in this Proxy Statement;	FOR each nominee
	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026;	FOR
	To hold a non-binding, advisory vote to approve named executive officer compensation;	FOR
	To approve the Medical Properties Trust, Inc. Second Amended and Restated 2019 Equity Incentive Plan; and	FOR
To transact any other business that properly comes before the meeting.

In this Notice of the Annual Meeting of Stockholders and the Proxy Statement, you will find further information about the items to be voted on at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) and the Annual Meeting itself. We have also made available a copy of our 2025 Annual Report to Stockholders with this Proxy Statement. Only stockholders of record at the close of business on March 19, 2026, are entitled to receive notice of, to attend, and to vote at the Annual Meeting.

YOUR VOTE IS IMPORTANT TO US. EVEN IF YOU PLAN TO ATTEND IN PERSON, YOU ARE REQUESTED, AT YOUR EARLIEST CONVENIENCE, TO VOTE YOUR PROXY BY TELEPHONE OR INTERNET OR, IF YOU RECEIVED A PAPER COPY OF YOUR PROXY CARD BY MAIL, SIGN, DATE, AND RETURN THE PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. This will not prevent you from voting your shares in person if you choose to attend the Annual Meeting. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

How to Vote

•	By Internet	•	By Mail
	www.voteproxy.com		Complete, sign, date, and return your proxy card.

•	By Telephone	•	In Person
	1-800-PROXIES		At the Annual Meeting
(1-800-776-9437)

If you own your shares through a bank, broker or other nominee, you should follow the voting instructions provided by your bank, broker or other nominee. For additional information, see the section “Information About the Meeting” on page 57 of this Proxy Statement.

Important Notice Regarding Internet Availability of Proxy Materials

We are furnishing proxy materials to you electronically, via the Internet, instead of mailing printed copies to each stockholder. We believe that this process expedites receipt of our proxy materials by stockholders, while also reducing the environmental impact of our Annual Meeting. We have provided a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record on March 19, 2026. The Notice, Proxy Statement, and our 2025 Annual Report to Stockholders are available at www.mpt.com.

By Order of the Board of Directors,

Rosa H. Williams

Senior Vice President of Operations and Secretary

ii Proxy Statement and Notice of 2026 Annual Meeting

Proxy Summary

Performance Highlights

Throughout 2025, we have taken actions to strengthen and position the Company for long-term success by focusing on:

◆	Balance Sheet Improvement,
◆	Allocation of Capital, and
◆	Stabilization of Earnings.

Despite a challenging operating and capital markets environment, we remained focused on what matters most to our stockholders: preserving liquidity, improving our balance sheet, enhancing portfolio quality, and stabilizing earnings. We advanced monetization initiatives, generating proceeds to pay down debt and enhance financial flexibility. As a result, we exited 2025 with a stronger balance sheet, improved liquidity and a more stable portfolio, positioning the Company for continued stabilization and organic growth through increased rent collections.

Balance Sheet Improvement
$2.2 Billion	$2.5 Billion	€702.5 Million
Reduction of Near-Term Maturities during 2025(1)	Private offering of senior secured notes	German Joint Venture 10-Year Refinancing

Strengthened Portfolio
$15B Asset Value	2.6x Total Portfolio EBITDARM Rent Coverage for TTM 2025(2)
+70% since year-end 2018, with a 16% CAGR since year-end 2012, which coincides with MPT’s international expansion	Increase from 2.4x in TTM 2024

Cash Flow Improvement
12%	~$1.0 Billion
2025 Cash Rent Increase over 2024	Projected 2026 Annual Cash Rent

2025 Total Shareholder Return ("TSR") Performance
+33%	63rd Percentile TSR Performance
Absolute TSR	Relative to Healthcare REIT Peer Group(3)

(1)
Defined as the change in "Debt, net" due within two years of the measurement date (i.e., amount of debt due through December 31, 2027, excluding revolver); less "Cash and cash equivalents" and any availability under the revolver
(2)
EBITDARM rent coverage as of Q3 2025 TTM
(3)
Source: CapitalIQ. Percentile rank calculated using the U.S. Real Estate Health Care Index constituents

Proxy Statement and Notice of 2026 Annual Meeting iii

Proxy Summary

Executive Compensation Highlights

Pay-for-Performance. Our executive compensation program is carefully structured to link pay opportunities to Company operational performance and stockholder value creation, aligning executive compensation outcomes with long-term stockholder returns such that executives realize compensation only when stockholders realize value.

Short-Term Incentives: The executive annual cash bonus program emphasizes operational performance. For fiscal year 2025, the CEO and CFO bonus opportunities were based on the Company’s annual operating performance, including the execution of initiatives to reduce near‑term debt maturities, control operating expenses, and grow earnings and dividends, along with other corporate performance goals.

Long-Term Incentives: Equity awards include time-based and performance-based awards. Performance-based awards are subject to multi‑year performance conditions designed to align executive compensation with sustained stockholder value creation. Performance is measured based on TSR, ensuring that a significant portion of executive compensation is earned only upon the achievement of rigorous, pre‑established performance objectives.

Rigorous Performance Hurdles. Our executive compensation program is structured around a pay-for-performance philosophy that requires the achievement of rigorous performance goals to earn short-and long-term compensation.

Annual Cash Bonus Hurdles: The Company set robust performance criteria, including: (1) Cash Revenue Growth, where the maximum growth target is 8.5%, which is higher than the industry average NOI growth of 5%1, and (2) Reduction of Near-Term Maturities, where the maximum goal required the Company to reduce near-term debt by over $1 billion in 2025.

Performance-Based Equity Award Hurdles: Although the April 15, 2025, grant‑date stock price reflected an approximately 37% increase from December 31, 2024, the Compensation Committee established an above‑market minimum TSR threshold of 20% for the 2025 TSR Performance Award. As a result of our rigorous goals, the award remains out‑of‑the‑money despite a 33% TSR in 2025. Additionally, no portion of the 2024 performance awards has been achieved due to the $7.00 stock price goal (which requires a 67% increase over the grant date price before a single dollar is earned).

Compensation Reduction in 2025. CEO and CFO target compensation and Summary Compensation Table total were reduced in 2025 compared to 2024.

The Compensation Committee took deliberate action to re-calibrate CEO and CFO compensation in response to market dynamics and stockholder feedback. For the CEO, the Committee reduced 2025 target compensation by $1 million, or 7%. Moreover, none of the $5.34 million target performance awards have been earned (37% of total target compensation to the CEO).

Compensation Alignment. Compensation Actually Paid is meaningfully lower than the Summary Compensation Table.

To demonstrate our pay‑for‑performance alignment, the Company provides a supplemental Actual Realized Compensation disclosure. This measure reflects compensation actually earned during the year, offering a more meaningful comparison to Company performance than grant‑date values reported in the Summary Compensation Table. For full details, see page 17.

Actual Realized Compensation: In 2025, our CEO and CFO realized less than two-thirds of the total compensation reported in the Summary Compensation Table. Because the Summary Compensation Table reports the accounting value of equity awards granted in that year, the total compensation figure includes the value of unearned performance awards. Actual Realized Compensation is therefore significantly lower, as none of the units have yet been earned under the 2024 or 2025 performance awards.

Your Vote Matters: We engage regularly with our stockholders regarding our executive compensation program and refine it over time in response to their feedback. Our program maintains strong pay-for-performance alignment, supporting disciplined execution of our strategy and long-term stockholder value creation. We proactively reach out to our stockholders, see page 19 for a full discussion of our stockholder engagement and key compensation practices.

The Compensation Committee and the Board of Directors (the “Board”) urge you to vote FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

1 Source: Nareit, "REIT's Deliver Solid Operational Performance; Balance Sheets Remain Strong'" Nov. 13, 2025.

iv Proxy Statement and Notice of 2026 Annual Meeting

Proxy Summary

Governance Highlights

Director Qualifications, Skills, and Experience

MPT has a well-rounded Board with the institutional knowledge of longer-tenured directors and fresh perspectives brought by newer directors. Directors have a variety of skills and experiences developed across a broad range of industries which drive innovation, promote critical thinking, enhance discussion, and enable effective oversight of the business. The Ethics, Nominating and Corporate Governance Committee has determined that each of our director nominees possesses the qualifications, skills, and experience necessary to effectively oversee the Company’s long-term business strategy. In addition to these core competencies, each of the following additional qualifications meaningfully adds to our Board’s depth. The matrix below indicates the percentage of our director nominees who possess each qualification, skill, or experience.

Director Qualifications, Skills and Experience
	Strategic Planning	Executive Leadership	Risk Management	REIT/Real Estate	Health Care Industry	Finance & Accounting	Investment	Legal / Regulatory	Cyber	ESG

Percentage of Directors	100%	78%	100%	100%	67%	67%	78%	56%	44%	44%

Board Composition

We have taken meaningful steps to refresh our Board and have sought to create an effective mix of diverse experience. Our Board is currently 78% independent.

Age	Tenure	Gender

Strong Corporate Governance Practices

We are committed to strong corporate governance, and our Board has adopted robust governance practices and policies, including:

◆	History of and commitment to Board refreshment and diversity of experience	◆	Executives require prior authorization to purchase or sell our shares
◆	Proxy access	◆	Unclassified Board of Directors
◆	Majority voting for uncontested director elections	◆	Opted out of the Maryland Unsolicited Takeover Act (“MUTA”)
◆	Lead independent director	◆	No stockholder rights plan (“poison pill”)
◆	Active and responsive stockholder engagement	◆	Regular executive sessions of independent Board members
◆	Stockholders’ ability to amend Bylaws	◆	Mandatory director retirement age
◆	Anti-hedging and anti-pledging policies	◆	Clawback policy
◆	Code of Ethics and Business Conduct which includes third parties	◆	Political contribution policy
◆	Strong corporate policies related to Anti-Corruption and Bribery, Code of Ethics, and Business Conduct

Proxy Statement and Notice of 2026 Annual Meeting v

Proxy Summary

Corporate Responsibility Highlights

As a global leader among healthcare real estate companies, we recognize the need for strong corporate responsibility, and we strive to make a positive difference through our business. Our approach to corporate responsibility includes the following principles:

Environmental Sustainability Our Company-wide environmental policy confirms the value we place on sustainability.

◆	2025 America’s Most Responsible Companies List by Newsweek
◆	2024 Green Lease Leaders Gold Certification
◆	Increased our coverage of green lease provisions in existing leases
◆	Completed the Global Real Estate Sustainability Benchmark ("GRESB") Real Estate Assessment for the second time
◆	Continued the process of collecting and benchmarking our corporate operations and real estate portfolio’s emissions
◆

Completed the development of our new sustainable headquarters in Birmingham, Alabama in early 2026, targeting LEED and WELL building certifications. The office currently houses over 75% of our workforce.

◆	Our corporate office space in London is Building Research Establishment Environmental Assessment Methodology (BREEAM) Excellent certified
◆	Our corporate office space in New York City is WELL Gold certified and LEED Gold

Our People

We are committed to providing a dynamic and supportive workplace for our employees that encourages both personal and professional growth through significant training and continuing education opportunities.

◆	Provided training for our employees, including anti-harassment, cybersecurity, and data security awareness
◆	Provided employee development through seminars and courses paid for by the Company
◆	Recognized as one of Modern Healthcare’s Best Places to Work for the fifth year in a row in 2025

Social Responsibility

Given our long-term focus and ownership of our properties, we believe that it is of critical importance to improve the communities in which we operate by providing financial and volunteer support for non-profit programs aimed at improving communities and public health.

◆	Support health, social, educational, and community organizations through our Charity and Community Support Committee
◆	Contributed to over 175 different nonprofit and community-based organizations in 2025

For additional information, see our most recent Corporate Responsibility Report (“CRR”), which can be accessed on our website: https://www.mpt.com/corporate-responsibility.

* Throughout this Proxy Statement, we include several references to our website or materials available on our website. The information available on, or otherwise accessible through, our website is not incorporated by reference into this Proxy Statement.

vi Proxy Statement and Notice of 2026 Annual Meeting

Table of Contents

1	Proposal 1: Election of Directors

	2	Director Nominees

	7	Governance Information Regarding Our Board of Directors

12	Proposal 2: Ratification of Independent Registered Public Accounting Firm

	12	Independent Auditor
l
	13	Audit Committee Report

14	Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation

15	Compensation Discussion and Analysis

	31	Other Aspects of Our Executive Compensation Program

	33	Compensation Committee Report

34	Summary Compensation Table

35	Grants of Plan-Based Awards

36	Outstanding Equity Awards as of December 31, 2025

37	Option Exercises and Stock Vested

38	Potential Payments Upon Termination or Change of Control

39	Employment Arrangements with Named Executive Officers

41	Pay Versus Performance

45	Proposal 4: Approval of the Medical Properties Trust, Inc. Second Amended and Restated 2019 Equity Incentive Plan

51	Other Information

	51	Pay Ratio Disclosure

	52	Compensation of Directors

	54	Share Ownership of Certain Beneficial Owners

57	Information About the Meeting

60	Certain Relationships and Related Person Transactions

61	Additional Information
i	Appendix A: Medical Properties Trust, Inc. Second Amended and Restated 2019 Equity Incentive Plan

Proxy Statement and Notice of 2026 Annual Meeting vii

Proposal 1: Election of Directors

Our Bylaws provide for the election of all directors at each annual meeting of stockholders. The Board, at the recommendation of the Ethics, Nominating and Corporate Governance Committee, proposes that the nine nominees listed below, all of whom are currently serving on our Board, be elected to serve as directors until the 2027 annual meeting of stockholders or until their successors are duly elected and qualify. The Board does not know of any reason why any nominee would not be able to serve as a director. However, if any nominee were to become unable to serve as a director between now and the 2027 annual meeting date, the Board may designate a substitute nominee, in which case the persons named as proxies will vote for such substitute nominee at the Annual Meeting. Alternatively, the Board may reduce the number of directors to be elected at the Annual Meeting.

Director Nominees at a Glance

Director Qualifications, Skills, and Experience

Director Nominees	Strategic Planning	Executive Leadership	Risk Management	REIT / Real Estate	Health Care Industry	Finance & Accounting	Investment	Legal / Regulatory	Cyber	ESG
Edward K. Aldag, Jr.	X	X	X	X	X	X	X	X	X	X
G. Steven Dawson	X	X	X	X		X	X
R. Steven Hamner	X	X	X	X	X	X	X	X
Caterina A. Mozingo	X		X	X	X	X				X
Emily W. Murphy	X	X	X	X			X	X	X	X
Elizabeth N. Pitman	X		X	X	X		X	X	X
D. Paul Sparks, Jr.	X	X	X	X		X	X			X
Michael G. Stewart	X	X	X	X	X			X
C. Reynolds Thompson, III	X	X	X	X	X	X	X		X
Percentage of Directors	100%	78%	100%	100%	67%	67%	78%	56%	44%	44%

Proxy Statement and Notice of 2026 Annual Meeting 1

Proposal 1: Election of Directors

Director Nominees

Edward K. Aldag, Jr. Director since: 2004 Founder, Chairman, President, and Chief Executive Officer Age: 62 Committees: Investment (Chair) Risk Environmental and Social

The Board believes that Mr. Aldag’s position as the founder of our Company and his extensive experience in the healthcare and REIT industries make him highly qualified to serve as Chairman of our Board.

Mr. Aldag launched our Company in 2003 as the nation’s only REIT focusing exclusively on hospitals. Medical Properties Trust is an established leader in the hospital REIT sector, with 384 facilities across the United States, seven countries in Europe, and Colombia in South America. Under Mr. Aldag’s leadership, MPT’s assets total approximately $15 billion, with approximately 39,000 licensed beds in its portfolio.

Mr. Aldag serves as the Chairman of the Board of Children’s of Alabama. He has been on the board for nine years. Children's of Alabama is one of the nation’s leading hospitals for children. He is Vice Chairman of the Alabama Children’s Hospital Foundation and Chairman of the Foundation’s Investment Committee and is a member of the Executive, Finance & Audit Committees. He also serves as a board member for Mitchell’s Place, benefiting children with autism; the Birmingham Education Foundation, dedicated to increasing the number of students in Birmingham City Schools who are on the path to college, career, and life readiness; the American Sports Medicine Institute, which works to understand, prevent, and treat sports-related injuries; and serves as a member of the Executive Committee of the Birmingham Business Alliance. He is a guest lecturer at both the University of Alabama and the University of Alabama at Birmingham (“UAB”) and part of the UAB President’s Campaign Leadership Cabinet for a $1 billion campaign.

Mr. Aldag was appointed as a board member of Infracore SA in May 2019 and as a board member of Générale-Beaulieu Immobilière SA in June 2020, both private foreign companies. A native of Eufaula, Alabama, Mr. Aldag is a graduate of the University of Alabama, where he majored in finance.

G. Steven Dawson Director since: 2004 Independent Director Age: 68 Committees: Audit (Chair) Investment

The Board believes that Mr. Dawson’s substantial experience as a board member and committee chairman of other public REITs, along with his strong skills in corporate finance, strategic planning, and public company oversight, make him a valued advisor and highly qualified to serve as a member of our Board and as Chairman of our Audit Committee.

Since 2003, Mr. Dawson has primarily been a private investor focused on real estate and financial services in the U.S. and Canada and has served on the boards of numerous public and private REITs and other companies. From July 1990 to September 2003, he served as Chief Financial Officer and Senior Vice President – Finance of Camden Property Trust (and its predecessors) (NYSE: CPT), a REIT specializing in apartment communities based in Houston, Texas.

Mr. Dawson currently serves on the Board of Directors and as Audit Committee chairman, as well as a member of the Nominating and Corporate Governance Committee and Compensation Committee for Cohen & Co. (NYSE American: COHN), a broker-dealer and an investment banking firm specializing in special purpose acquisition companies and credit-related fixed income investments in the U.S. and Europe. Mr. Dawson holds a degree in business from Texas A&M University and is a member of the Real Estate Roundtable at the Mays Graduate School of Business at Texas A&M University.

2 Proxy Statement and Notice of 2026 Annual Meeting

Proposal 1: Election of Directors

R. Steven Hamner Director since: 2005 Founder, Executive Vice President, and Chief Financial Officer Age: 69 Committees: Investment

The Board believes that Mr. Hamner’s position as a co-founder of our Company and his extensive experience in the real estate and healthcare industries and in the corporate finance sector make him highly qualified to serve as a member of our Board.

From August to September 2003, Mr. Hamner served as our Executive Vice President and Chief Accounting Officer. From October 2001 through March 2004, he was the Managing Director of Transaction Analysis LLC, a company that provided interim and project-oriented accounting and consulting services to commercial real estate owners and their advisors. From June 1998 to September 2001, he was Vice President and Chief Financial Officer of United Investors Realty Trust, a publicly traded REIT. For the 10 years prior to becoming an officer of United Investors Realty Trust, he was employed by the accounting and consulting firm of Ernst & Young LLP and its predecessors.

Mr. Hamner received a B.S. in Accounting from Louisiana State University.

Caterina A. Mozingo Director since: 2020 Independent Director Age: 58 Committees: Environmental and Social (Chair) Risk

The Board believes that Ms. Mozingo’s experience as a certified public accountant (“CPA”) and consultant to real estate and healthcare companies, and her experience providing tax consulting services to for profit and not-for-profit companies, including publicly traded and privately held entities make her highly qualified to serve as a member of our Board.

Ms. Mozingo is a tax partner with Aldridge, Borden & Company, P.C., a CPA firm that she joined in 1995. Her experience at Aldridge, Borden & Company includes a broad range of tax consulting and compliance services for businesses, individuals, fiduciaries, and tax-exempt entities. She began her career in public accounting with Coopers & Lybrand, LLP.

Ms. Mozingo is a member of the American Institute of CPAs (“AICPA”), and the Alabama Society of CPAs, where she serves on the State Taxation Committee. Ms. Mozingo graduated summa cum laude from the University of Alabama in Commerce and Business Administration before earning a Master of Tax Accounting degree. Ms. Mozingo holds the Personal Financial Specialist designation awarded by the AICPA.

Proxy Statement and Notice of 2026 Annual Meeting 3

Proposal 1: Election of Directors

Emily W. Murphy Director since: 2022 Independent Director Age: 52 Committees: Compensation Ethics, Nominating and Corporate Governance Risk Environmental and Social

The Board believes that Ms. Murphy's legal background and extensive knowledge of managing the growth of large organizations make her a valued advisor and highly qualified to serve as a member of our Board.

Ms. Murphy is a leading expert in government contracting and government business. She served as Administrator of the U.S. General Services Administration ("GSA") from 2017 to 2021, leading a workforce of more than 11,000 federal employees and overseeing 371 million square feet of office space and $75 billion in annual contracts. During her time as GSA Administrator, she had ultimate supervisory authority of the Office of High-Performance Green Buildings, as established in 42 U.S. Code § 17092. Ms. Murphy also had the ultimate responsibility for the Federal Risk and Authorization Management Program (FedRAMP) which provides the federal government’s standardized approach to security authorizations for cloud service offering. She was a member of the Federal Acquisitions Security Committee, which dealt with risk management around IT and the IT supply chain. Under her leadership, GSA significantly increased its sales and revenues, saved customer agencies more than $20 billion and recorded the highest customer, vendor, and employee satisfaction scores in the history of the agency.

Before her service as the GSA Administrator, Ms. Murphy was GSA's first Chief Acquisition Officer during the administration of President George W. Bush, where she was responsible for more than $40 billion in acquisition programs. Prior to this, she served at the U.S. Small Business Administration as the Senior Advisor for Government Contracting and Business Development and as Acting Associate Administrator for Government Contracting. In addition to her senior roles in the Executive Branch, Ms. Murphy spent nine years serving in various procurement policy and leadership roles for the House of Representatives, including Counsel and Professional Staff Member to the Committee on Armed Services and Senior Counsel and Policy Director for the Committee on Small Business.

In the private sector, Ms. Murphy was the General Counsel and Vice President for Operations for TerreStar National Services, Inc., a wholly owned subsidiary of TerreStar Networks, and practiced government contracts law with the firm of Wiley, Rein & Fielding (now Wiley). She is a graduate of the University of Virginia School of Law and Smith College and is a member of the Young Presidents Organization, the Economic Club of Washington, D.C., and the Chief Executives Organization.

She currently serves as Senior Fellow with the Baroni Center for Government Contracting at George Mason University's Costello College of Business. She also works with a variety of government contractors through her company, Government Procurement Strategies LLC, and serves on the Board of Advisors for SkillStorm and Vita lnclinata.

Elizabeth N. Pitman Director since: 2018 Independent Director Age: 62 Committees: Ethics, Nominating and Corporate Governance (Chair) Risk (Chair) Environmental and Social

The Board believes that Ms. Pitman’s experience as a healthcare lawyer and her experience providing counsel to publicly traded and privately owned hospitals and healthcare systems make her highly qualified to serve as a member of our Board.

Ms. Pitman has been an attorney with Holland & Knight, LLP, formerly Waller, Landen, Dortch & Davis, LLP, known as a leading provider of legal services to the healthcare industry, since 2015. From July 2013 to December 2013, she worked as corporate counsel for Vitera Healthcare Solutions, LLC, and prior to that, from October 2008 to July 2013, she served as general counsel at Success EHS, Inc., both providers of electronic health records and revenue cycle management solutions. Ms. Pitman has provided counsel to companies, hospitals and healthcare systems, surgery centers, physician groups and healthcare information technology companies on a variety of matters, including healthcare regulatory, privacy, data and cyber security compliance, technology licensing, and mergers and acquisitions.

Ms. Pitman earned a B.S. in Accounting from the University of Alabama and a Juris Doctorate from the University of Alabama School of Law.

4 Proxy Statement and Notice of 2026 Annual Meeting

Proposal 1: Election of Directors

D. Paul Sparks, Jr. Director since: 2014 Independent Director Age: 63 Committees: Audit Compensation Investment

The Board believes that Mr. Sparks’ substantial experience in executive positions and his ability to guide companies through periods of growth and development make him a valued advisor and qualified to serve as a member of our Board.

Mr. Sparks retired in January 2016 after a 32-year career in the energy industry. Prior to his retirement, he was Senior Vice President of Resource Development for Energen Resources Corporation (NYSE: EGN), holding various positions with Energen since 1989, including Senior Vice President of Operations from 2006 until 2012. During his 27 years at Energen, Mr. Sparks helped Energen grow from a small, regulated utility to a top 20 independent oil and gas exploration and production company in the U.S. Mr. Sparks was responsible for the forward-looking strategy and implementation of valuing and developing the assets of Energen Resources Corporation. Prior to joining Energen, Mr. Sparks worked with Amoco Corporation, a global chemical and oil company in Texas and Louisiana.

Mr. Sparks has been active in a number of organizations. He is the former Chairman of the New Mexico Oil and Gas Association, past advisor to the Gas Research Institute, a former board member of the Independent Petroleum Association of America, and past officer of the Society of Petroleum Engineers. He has authored a number of peer-reviewed publications and holds a patent in oil and gas technology. Mr. Sparks is a 1984 graduate of Mississippi State University with a degree in Petroleum Engineering. He is also a Bagley College of Engineering Distinguished Fellow and a member of the College’s Advisory Board.

Michael G. Stewart Director since: 2016 Lead Independent Director Age: 70 Committees: Environmental and Social Ethics, Nominating and Corporate Governance

The Board believes that Mr. Stewart’s legal background and his extensive knowledge of healthcare, legal, and corporate governance and addressing various healthcare issues make him a valued advisor and highly qualified to serve as a member of our Board.

Mr. Stewart is presently a private investor. He served as Executive Vice President, General Counsel and Secretary of the Company from 2005 – 2010. Mr. Stewart formerly worked with law firms Berkowitz, Lefkovits, Isom & Kushner (now Baker Donelson) and Constangy, Brooks & Smith, having a law practice that encompassed corporate, healthcare, litigation, employment, and labor. Mr. Stewart also served as Vice President and General Counsel of Complete Health Services, Inc. (later, United Healthcare of the South). Throughout his professional career, he has provided private consulting services to physician groups and other healthcare providers. Mr. Stewart is the author of four novels that have been published by G.P. Putnam’s Sons and Random House.

He is a graduate of Auburn University with a B.S. degree in Business Administration with an emphasis in Information Systems and received his Juris Doctorate degree from the Cumberland School of Law at Samford University.

Proxy Statement and Notice of 2026 Annual Meeting 5

Proposal 1: Election of Directors

C. Reynolds Thompson, III Director since: 2016 Independent Director Age: 63 Committees: Compensation (Chair) Audit Investment

The Board believes that Mr. Thompson’s significant executive experience and his deep understanding of all aspects of REITs make him a valued advisor and well qualified to serve as a member of our Board.

Mr. Thompson has served as CEO of the Propst Companies since July 2023. Propst is a privately held family investment company headquartered in Huntsville, Alabama with offices in Birmingham, Alabama and Nashville, Tennessee. Propst actively invests in commercial real estate, residential real estate and manufacturing businesses. Prior to Propst, Mr. Thompson served as Chairman and Chief Investment Officer of Select Strategies Realty of Cincinnati (“Select”), a privately held real estate investment company that specializes in the development, acquisition, management, and leasing of retail and mixed-use real estate in Midwestern and Southeastern U.S. since 2014. Select has sponsored retail investments in excess of $400 million and has provided management and leasing services for over five million retail square feet. Prior to Select, Mr. Thompson was President and Chief Financial Officer (1997 – 2013) of Colonial Properties Trust, a $4 billion publicly traded REIT with a portfolio of multifamily, office, retail, and mixed-use assets. During a 16-year career with Colonial, he also served as CEO, COO, and CIO. He served on Colonial’s risk management committee and was part of reviewing and maintaining the Colonial’s business continuity plan. He has extensive public and private company management, operating, and investment experience having raised $950 million in equity, $2.5 billion in debt and completed acquisitions totaling over $3 billion. Prior to Colonial, Mr. Thompson worked in acquisitions and due diligence for Carr America Realty Corporation, a then publicly traded REIT. Mr. Thompson began his career as a commercial lending officer at SunTrust Bank (now Truist Bank).

Mr. Thompson is a member of the Board of Visitors of the Culverhouse College of Business at the University of Alabama. He previously served on the Board of Governors of Nareit, and the board of directors of the Birmingham Business Alliance and United Way of Central Alabama. Mr. Thompson holds a B.S. degree with Special Attainments in Commerce from Washington and Lee University.

6 Proxy Statement and Notice of 2026 Annual Meeting

Proposal 1: Election of Directors

Governance Information Regarding Our Board of Directors

Annual Election of Directors

Our Board members stand for election each year. They serve until the next annual meeting of stockholders or until their respective successors are elected and qualify, subject to their prior resignation, retirement, death, disqualification, or removal from office. We do not have a classified board and our charter bars us, absent the approval of our stockholders, from opting into MUTA, which, among other things, permits the board of directors of a Maryland corporation to classify itself without a stockholder vote. We maintain a majority voting standard and director resignation policy for uncontested director elections.

Independent Directors

A majority of our Board and each of our Audit Committee, Compensation Committee, and Ethics, Nominating and Corporate Governance Committee is comprised of directors who qualify as independent under the standards of the New York Stock Exchange (“NYSE”). Each year, we affirmatively determine that each director deemed independent under NYSE standards has no material relationship with us (either directly or as a partner, stockholder, or officer of an organization that has a relationship with us). The Board has determined that seven of the nine director nominees—G. Steven Dawson, Caterina A. Mozingo, Emily W. Murphy, Elizabeth N. Pitman, D. Paul Sparks, Jr., Michael G. Stewart, and C. Reynolds Thompson, III—have no relationship with us that would interfere with their ability to exercise independent judgment as a member of our Board, and that they otherwise qualify as “independent” under NYSE standards.

Independent Board Leadership

Currently, our Board leadership structure consists of a Lead Independent Director, a Chairman (who is also our CEO), and independent committee chairs. The Board believes that this structure provides strong Board leadership and engagement, while maintaining the benefit of having our CEO, the individual with primary responsibility for managing the Company’s day-to-day operations, chair regular Board meetings as key business and strategic issues are discussed. The Lead Independent Director, currently Mr. Stewart, is elected annually and has clearly defined responsibilities and authority. Our Lead Independent Director presides at all meetings of the Board at which the Chairman is not present and at all executive sessions of the independent directors. He serves as principal liaison between the Chairman and the independent directors, advising the Chairman on the quality, quantity, and timeliness of the information presented to the Board. He advises the Chairman on the agendas for Board meetings and calls meetings of the independent directors, if deemed necessary or appropriate. The Board completes an annual self-evaluation process that is instituted and overseen by our Lead Independent Director and presented to the full Board. The Board can also, at its discretion, supplement the Lead Independent Director’s responsibilities.

We believe there are risks in relying exclusively on independent board chairs or lead independent directors for board independence. We therefore value—and have—strong independent committee chairs on our Board. We also believe that our founder-led culture enables robust and honest interactions from all of our Board members, each of whom brings important and diverse skill sets to their jobs.

Proxy Statement and Notice of 2026 Annual Meeting 7

Proposal 1: Election of Directors

Risk Oversight

Our Board plays a central role in overseeing and evaluating risks pertinent to the Company. While it is management’s responsibility to identify and manage risk exposure on a day-to-day basis, the Board routinely discusses these risks with management and actively oversees our risk-management procedures and protocols. The Risk Committee regularly receives reports from senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, cybersecurity, and strategic risks. In addition, each of the various committees exercises oversight and provides guidance relating to the particular risks within the purview of each committee, as well as making periodic reports to the full Board. Our Board also oversees risk by means of the required approval by our Board for significant transactions and other decisions, including material acquisitions or dispositions of property, material capital markets transactions, significant capital improvement projects, and important employment-related decisions.

Cybersecurity holds a pivotal role in our comprehensive risk management processes and is a key focus for both our Board and management. Management has primary responsibility for identifying, assessing, and managing potential exposure to cybersecurity threats and incidents. However, the Board, led by members of the Risk Committee, oversees the enterprise risk management process, specifically addressing material risks stemming from cybersecurity threats. The Board receives regular updates from the Computer Security Incident Response Team (“CSIRT”) to provide insight into significant cybersecurity risks, potential impacts on business operations and continuity, and management’s strategies for identifying, monitoring, and mitigating these risks. The collaborative efforts of the Board and our skilled CSIRT team underscore our commitment to effectively addressing and mitigating cybersecurity risks within the organization.

Board Committees and Meetings

Our Board and its six standing committees hold regular meetings. In 2025, the Board met seven times; the Audit Committee met four times; the Ethics, Nominating and Corporate Governance Committee met one time; the Compensation Committee met seven times; the Environmental and Social Responsibility Committee met one time; the Risk Committee met one time; and the Investment Committee met one time and acted by written consent in two instances. In 2025, each incumbent director attended at least 75% of (i) the total number of meetings of the Board held and (ii) the total number of meetings of all committees of the Board on which the director served.

The Board regularly meets in executive session without non-independent directors present. Mr. Stewart has been designated as the Lead Independent Director and in that capacity presides at these executive sessions. Mr. Stewart may be contacted directly by stockholders at mstewart@mpt.net. Our directors are encouraged to attend our annual meeting of stockholders absent cause. All directors of the Company holding their position at the time of the Annual Meeting attended our 2025 Annual Meeting of stockholders.

Committees of the Board of Directors

The Board delegates certain of its functions to its standing committees.

Audit Committee

G. Steven Dawson Chairman D. Paul Sparks, Jr. C. Reynolds Thompson, III

The Board has determined that each member of the Audit Committee is financially literate and satisfies the additional NYSE independence requirements for audit committee members, and that Mr. Dawson and Mr. Thompson each qualifies as an “audit committee financial expert” under current Securities and Exchange Commission (“SEC”) regulations. The Board has also determined that service by Mr. Dawson on other public companies’ audit committees has not impaired his ability to effectively serve on our Audit Committee.

The Audit Committee oversees (i) our accounting and financial reporting processes, (ii) the integrity and audits of our financial statements, (iii) our compliance with legal and regulatory requirements, (iv) the qualifications and independence of our independent auditors, and (v) the performance of our internal and independent auditors. The specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which is posted on our website at www.mpt.com. The report of the Audit Committee appears on page 13 of this Proxy Statement.

8 Proxy Statement and Notice of 2026 Annual Meeting

Proposal 1: Election of Directors

Compensation Committee

C. Reynolds Thompson, III Chairman Emily W. Murphy D. Paul Sparks, Jr.

Pursuant to the NYSE listing standards, in determining the independence of the directors serving on the Compensation Committee, our Board considered all factors specifically relevant to determining whether a director has a relationship to us which is material to that director’s ability to be independent from our management in connection with the duties of a Compensation Committee member, including, but not limited to, such director’s source of compensation and whether such director is affiliated with us, one of our subsidiaries, or an affiliate of one of our subsidiaries. Based on these factors, the Board determined that all of the Compensation Committee members are independent.

The principal functions of the Compensation Committee are to evaluate the performance of our executive officers, review and approve the compensation for our executive officers, and review, administer, and make recommendations to the full Board regarding our incentive compensation plans and equity-based plans. The Compensation Committee also reviews and approves corporate goals and objectives relevant to the CEO’s compensation, evaluates the CEO’s performance in light of those goals and objectives, and approves the CEO’s compensation. The Compensation Committee makes all compensation decisions with respect to the CEO and all other executive officers. The CEO is frequently asked to provide the Compensation Committee with the information it needs to perform these functions as well as to provide input and insights regarding each executive officer’s performance other than his own. The specific functions and responsibilities of the Compensation Committee are set forth in more detail in the Compensation Committee Charter, a copy of which is posted on our website at www.mpt.com. The report of the Compensation Committee appears on page 33 of this Proxy Statement.

In 2025, the Compensation Committee engaged Gressle & McGinley, LLC (the “Compensation Consultant” or “Gressle & McGinley”), a nationally recognized compensation consultant. Gressle & McGinley assisted the Compensation Committee in determining the amount and form of executive compensation. The Compensation Committee also considered information presented by Gressle & McGinley when reviewing the appropriate types and levels of compensation for the Company’s non-employee director compensation program. Information concerning the nature and scope of Gressle & McGinley’s assignments and related disclosure is included in “Compensation Discussion and Analysis” beginning on page 15 of this Proxy Statement. The Compensation Committee has assessed the independence of Gressle & McGinley, as required under the NYSE listing rules. The Compensation Committee has also considered and assessed all relevant factors including, but not limited to, those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that could give rise to a potential conflict of interest. Based on this review, the Compensation Committee has determined that Gressle & McGinley is independent and that their work has not raised any conflicts of interest.

Environmental and Social Responsibility Committee

Caterina A. Mozingo Chairman Edward K. Aldag, Jr. Elizabeth N. Pitman Michael G. Stewart Emily W. Murphy

The Environmental and Social Responsibility Committee is tasked with assisting the Board and management in addressing the Company’s activities in the areas of environmental sustainability and social responsibility (including its responsibilities to stockholders, employees, tenants, and the communities where it operates). The responsibilities of the Environmental and Social Responsibility Committee include, among others, advising management with respect to the development, implementation, and continuous improvement of programs, policies, and practices relating to sustainability matters. The Committee oversees the Company’s responsibilities in a wide range of areas, such as environmental, health, and safety matters (including, but not limited to, compliance with governmental regulations), climate risk, public policy, and political activities.

Proxy Statement and Notice of 2026 Annual Meeting 9

Proposal 1: Election of Directors

Ethics, Nominating and Corporate Governance Committee

Elizabeth N. Pitman Chairman Emily W. Murphy Michael G. Stewart

The Ethics, Nominating and Corporate Governance Committee is responsible for, among other things, recommending the nomination of qualified individuals to become directors to the full Board; recommending the composition of the Board’s committees to the full Board; periodically reviewing the performance and effectiveness of the Board as a body; and periodically reviewing our corporate governance guidelines and policies. The specific functions and duties of the Committee are set forth in its charter, a copy of which is posted on our website at www.mpt.com.

The Ethics, Nominating and Corporate Governance Committee will consider all potential candidates for nomination for election as directors who are recommended by the Company’s stockholders, directors, officers, or employees. All director recommendations must be made during the time periods provided and must provide the information required by Article II, Section 2.03 of the Company’s Second Amended and Restated Bylaws (our “Bylaws”). All director recommendations should be sent to the Ethics, Nominating and Corporate Governance Committee, c/o Secretary, Medical Properties Trust, Inc., 10500 Liberty Parkway, Birmingham, Alabama 35242. The Committee will screen all potential director candidates in the same manner, regardless of the source of their recommendation. The Committee’s review will typically be based on the written materials provided with respect to a potential director candidate. The Committee will evaluate and determine whether a potential candidate meets the Company’s minimum qualifications and requirements, whether the candidate has the specific qualities and skills for directors, and whether requesting additional information or an interview is appropriate. While the Committee considers different perspectives and skill sets when evaluating potential director candidates, the Committee has not established a formal policy regarding diversity in identifying candidates. The Committee nevertheless regularly reviews the composition of the Board as part of the annual self-evaluation process and seeks nominees who, taken as a whole, possess the experience and skills necessary for the effective functioning of the Board.

The Board has adopted the following minimum qualifications and specific qualities and skills for the Company’s directors, which serve as the basis upon which potential director candidates are evaluated by the Ethics, Nominating and Corporate Governance Committee:

•
directors should possess the highest personal and professional ethics, integrity, and values;
•
directors should have, or demonstrate an ability and willingness to acquire in short order, a clear understanding of the fundamental aspects of the Company’s business;
•
directors should be committed to representing the long-term interests of our stockholders;
•
directors should be willing to devote sufficient time to carry out their duties and responsibilities effectively and should be committed to serving on the Board for an extended period of time; and
•
directors should not serve on more than five boards of public companies in addition to our Board.

The Ethics, Nominating and Corporate Governance Committee also takes into consideration the diversity of its Board, including breadth of experience and the ability to bring new and different perspectives to the Board.

The Ethics, Nominating and Corporate Governance Committee recommended the nomination of all nine of the incumbent directors for re-election to the Board. The entire Board approved such recommendation.

Investment Committee

Edward K. Aldag, Jr. Chairman G. Steven Dawson R. Steven Hamner D. Paul Sparks, Jr. C. Reynolds Thompson, III

The Investment Committee, among other things, considers and takes action with respect to all acquisitions, dispositions, and developments of healthcare facilities in which our investment is between $20 million and $100 million. Investments over $100 million require full board approval.

10 Proxy Statement and Notice of 2026 Annual Meeting

Proposal 1: Election of Directors

Risk Committee

Elizabeth N. Pitman Chairman Edward K. Aldag, Jr. Caterina A. Mozingo Emily W. Murphy

The Risk Committee is tasked with assisting the Board in its risk management and risk assessment activities, including through oversight of risks related to (i) business continuity, (ii) revenue concentration and the financial health and operational status of the Company’s tenants and operators, (iii) modifications to the Company’s strategies, (iv) industry trends and general economic conditions, (v) entrance into new markets, (vi) privacy concerns and security breaches, and (vii) federal and state regulations. The responsibilities of the Risk Committee also include monitoring guidelines, policies, and processes for monitoring and mitigating the various risks facing the Company.

Governance, Ethics, and Stockholder Communications

Corporate Governance Guidelines. In furtherance of its goal of providing effective governance of the Company’s business and affairs for the long-term benefit of its stockholders, the Board has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines are posted on our website at www.mpt.com.

Code of Ethics and Business Conduct. The Company has adopted a Code of Ethics and Business Conduct, as approved by the Board, which applies to all directors, officers, employees, and agents of the Company and its subsidiaries. The Code of Ethics and Business Conduct is posted on our website at www.mpt.com/corporate-governance. We audit compliance with our Code of Ethics and Business Conduct with each officer and employee with a questionnaire that is required to be completed annually and is reviewed and analyzed by internal audit. We intend to disclose on our website any amendment to, or waiver of, any provision of the Code of Ethics and Business Conduct applicable to our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC or the NYSE.

Proxy Access Bylaw Provisions. In 2017, we amended our Bylaws to provide for “proxy access” for our stockholders. The proxy access provision permits a stockholder (or a group of up to 20 stockholders) that has owned at least 3% of our outstanding common stock for at least three years to nominate, and include in our proxy materials, up to the greater of two directors or 20% of the directors then in office; provided that the stockholders and the nominees satisfy the requirements specified in our Bylaws.

Stockholder and Interested Party Communications with the Board. Stockholders and all interested parties may communicate with the Board or any individual director regarding any matter that is within the responsibilities of the Board. Stockholders and interested parties should send their communications to the Board, or an individual director, c/o Secretary, Medical Properties Trust, Inc., 10500 Liberty Parkway, Birmingham, Alabama 35242. The Secretary will review the correspondence and forward any communication to the Board, or the individual director, if the Secretary determines that the communication deals with the functions of the Board or requires the attention of the Board or the individual director. The Secretary will maintain a log of all communications received from stockholders.

We will provide, free of charge, hard copies of our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to these reports as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Also available, free of charge, are hard copies of our Corporate Governance Guidelines and our Code of Ethics and Business Conduct along with the charters of our Ethics, Nominating and Corporate Governance Committee, our Audit Committee, and our Compensation Committee. All of these documents are also available on our website at www.mpt.com.

Proxy Statement and Notice of 2026 Annual Meeting 11

Proposal 2:

Ratification of Independent Registered Public Accounting Firm

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit our financial statements for the year ending December 31, 2026. PricewaterhouseCoopers LLP served as our independent registered public accounting firm during the year that ended December 31, 2025.

Independent Auditor

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as the independent auditor to perform the audit of our consolidated financial statements for the year ending December 31, 2026. PwC, an independent registered public accounting firm, also performed the audit of our consolidated financial statements for 2025 and 2024. The Board has approved the appointment of PwC as the Company’s independent registered public accounting firm for 2026 based on the recommendation of the Audit Committee.

Representatives of PwC are expected to participate in the 2026 annual meeting of stockholders. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from our stockholders.

The Audit Committee is directly responsible for the appointment, compensation, and oversight of our independent auditor. In addition to retaining the independent auditor to audit our consolidated financial statements, the Audit Committee may retain the independent auditor to provide other services. The Audit Committee understands the need for our independent auditor to maintain objectivity and independence in its audits of our financial statements.

To help ensure the independence of the independent auditor, the Audit Committee has adopted a policy that all audit and non-audit services to be performed by its independent auditor must be approved in advance by the Audit Committee. The Audit Committee approved, in advance, all services provided to us by PwC during the 2025 and 2024 calendar years.

The table below sets forth the aggregate fees billed by PwC for audit and non-audit services:

	2025	2024

Audit Fees	$2,632,126	$2,483,094
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	5,048	-
Total	$2,637,174	$2,483,094

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit of the Company’s financial statements included in the annual report on Form 10-K, for the review of the Company’s financial statements included in the quarterly reports on Form 10-Q, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, such as comfort letter and auditor consent services that total $0.4 million in 2025 and $0 in 2024; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements; “tax fees” are fees for tax compliance, tax advice, and tax planning; and “all other fees” are fees for any services not included in the first three categories.

12 Proxy Statement and Notice of 2026 Annual Meeting

Proposal 2: Ratification of Independent Registered Public Accounting Firm

Audit Committee Report

The Audit Committee is composed of three independent directors and operates under a written charter adopted by the Board, a copy of which is available on our website. The Board has determined that each committee member is independent within the meaning of the NYSE listing standards.

Management is responsible for the Company’s accounting and financial reporting processes, including its internal control over financial reporting, and for preparing the Company’s consolidated financial statements. PwC, the Company’s independent auditor, is responsible for performing an audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and for expressing an opinion as to whether the Company’s consolidated financial statements are fairly presented in all material respects in conformity with generally accepted accounting principles in the United States of America (“GAAP”). In this context, the responsibility of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s consolidated financial statements.

In the performance of its oversight function, the Audit Committee reviewed and discussed with management and PwC the Company’s audited consolidated financial statements as of and for the year ended December 31, 2025. Management and PwC represented to the Audit Committee that the Company’s audited consolidated financial statements as of and for the year ended December 31, 2025, were prepared in accordance with GAAP. The Audit Committee also discussed with PwC the matters required to be discussed by the Statement of Auditing Standards No. 1301, as amended (“AS No. 1301”), as adopted by the PCAOB. AS No. 1301 sets forth requirements pertaining to the independent auditor’s communications with the Audit Committee regarding the conduct of the audit.

The Audit Committee received the written disclosures and the letter from PwC required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence (“Rule 3526”). Rule 3526 requires the independent auditor to provide written and oral communications prior to accepting an initial engagement conducted pursuant to the standards of the PCAOB and at least annually thereafter regarding all relationships between the auditor and the Company that, in the auditor’s professional judgment, may reasonably be thought to bear on independence, and to confirm that they are independent of the Company within the meaning of the securities acts administered by the SEC. The Audit Committee discussed with PwC any relationships that may impact their objectivity and independence and satisfied itself as to the firm’s independence.

The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and, as such, rely without independent verification on the information provided to them and on the representations made by management and PwC. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting processes, or appropriate internal controls and procedures designed to assure compliance with the accounting standards and applicable laws and regulations. Furthermore, the reviews and discussions of the Audit Committee referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the Company’s audited consolidated financial statements are presented in accordance with GAAP, or that PwC is, in fact, independent.

Based on the Audit Committee’s review and the discussions described above, and subject to the limitations on its role and responsibilities described above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited financial statements as of and for the year ended December 31, 2025, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

The foregoing report is provided by the undersigned members of the Audit Committee.

G. Steven Dawson (Chairman)	D. Paul Sparks, Jr.	C. Reynolds Thompson, III

Proxy Statement and Notice of 2026 Annual Meeting 13

Proposal 3:

Advisory Vote to Approve Named Executive Officer Compensation

The Company asks that you indicate your support for our named executive officers’ compensation as described in the Compensation Discussion and Analysis (“CD&A”) and the accompanying tables and related disclosures beginning on page 15 of this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, is required pursuant to Section 14A of the Exchange Act. While the Say-on-Pay vote is advisory and therefore non-binding on the Company, the Board, or the Compensation Committee, it gives our stockholders the opportunity to express their views on our named executive officers’ compensation. Our Board and Compensation Committee members take the views of our stockholders meaningfully into consideration when making executive compensation decisions. This vote is not intended to address any specific item of compensation but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement. We conduct an annual non-binding Say-on-Pay vote consistent with the recommendation of a majority of our stockholders expressed by vote at our 2023 annual meeting of stockholders.

The Board and the Compensation Committee will review the voting results of this advisory Say-on-Pay vote and take them into consideration when structuring future executive compensation arrangements. The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the 2026 annual meeting of stockholders and entitled to vote on the proposal will be required for approval.

As we describe in further detail in the CD&A, we believe that the experience, abilities, and commitment of our executive officers are unique in the business of investing in hospital real estate and are therefore critical to the long-term achievement of our investment goals. Accordingly, the primary objectives of our executive compensation program are to retain our key leaders, attract future leaders, and align our executive officers’ long-term interest with the interests of our stockholders. The Board encourages you to carefully review the information regarding our executive compensation program contained in this Proxy Statement.

14 Proxy Statement and Notice of 2026 Annual Meeting

Compensation Discussion and Analysis

Company Overview

Medical Properties Trust is a self-advised real estate investment trust formed in 2003 to acquire and develop net-leased hospital facilities. From its inception in Birmingham, Alabama, the Company has grown to become one of the world’s largest owners of hospital real estate. MPT’s financing model facilitates acquisitions and recapitalizations and allows operators of hospitals to unlock the value of their real estate assets to fund facility improvements, technology upgrades, and other investments in operations.

384	52	~39,000	31	9
Properties	Operators	Hospital Beds	U.S. States	Countries

2025 Compensation Highlights

Our executive compensation program is designed to ensure that pay outcomes are directly aligned with long-term stockholder value creation. The Compensation Committee maintains a disciplined approach to compensation, emphasizing pay-for-performance, rigorous goals, and aligning executive compensation with shareholder returns.

The majority of executive compensation is variable and tied to the achievement of clearly defined financial and operational objectives as well as sustained stockholder returns. As a result, executives realize the greatest compensation outcomes only when stockholders benefit from strong Company performance. This framework reinforces accountability, aligns management incentives with stockholder interests, and supports the Company’s long-term strategy.

Named Executive Officers

Our compensation program and associated performance results for the following named executive officers are discussed in detail throughout this “Compensation Discussion and Analysis” section: Edward K. Aldag, Jr. – Chairman, President and CEO; R. Steven Hamner – Executive Vice President and CFO; J. Kevin Hanna – Senior Vice President, Controller and Chief Accounting Officer; Charles R. Lambert – Senior Vice President of Finance and Treasurer; and Larry H. Portal – Senior Vice President, Senior Advisor to the CEO.

Executive Compensation Plan Considerations:
◆

Pay-for-Performance. Our executive compensation program is carefully structured to link pay opportunities to Company operational performance and stockholder value creation, aligning executive compensation outcomes with long-term stockholder returns such that executives realize compensation only when stockholders realize value.

Short-Term Incentives: The executive annual cash bonus program emphasizes operational performance. For fiscal year 2025, the CEO’s and CFO’s bonus opportunities were based on the Company’s annual operating performance, including the execution of initiatives to reduce near‑term debt maturities, control operating expenses, and grow earnings and dividends, along with other corporate performance goals.

Long-Term Incentives: Equity awards include time-based and performance-based awards. Performance-based awards are subject to multi‑year performance conditions designed to align executive compensation with sustained stockholder value creation. Performance is measured based on TSR, ensuring that a significant portion of executive compensation is earned only upon the achievement of rigorous, pre‑established performance objectives.

◆

Rigorous Performance Hurdles. Our executive compensation program is structured around a pay-for-performance philosophy that requires the achievement of rigorous performance goals to earn short-and long-term compensation.

Annual Cash Bonus Hurdles: The Company set robust performance criteria, including: (1) Cash Revenue Growth, where the maximum growth target is 8.5%, which is higher than the industry average NOI growth of 5%[1], and (2) Reduction of Near-Term Maturities, where the maximum goal required the Company to reduce near-term debt by over $1 billion.

Performance-Based Equity Award Hurdles: Although the April 15, 2025 grant‑date stock price reflected an approximately 37% increase from December 31, 2024, the Compensation Committee established an above‑market minimum TSR threshold of 20% for the 2025 TSR Performance Award. As a result of our rigorous goals, the award remains out‑of‑the‑money despite a 33% TSR in 2025. Additionally, no portion of the 2024 performance awards have been achieved due to the $7.00 stock price goal (which requires a 67% increase over the grant date price before a single dollar is earned).

1 Source: Nareit, "REIT's Deliver Solid Operational Performance; Balance Sheets Remain Strong'" Nov. 13, 2025.

Proxy Statement and Notice of 2026 Annual Meeting 15

Compensation Discussion and Analysis

Executive Compensation Plan Considerations (Cont.):
◆

Compensation Reduction in 2025. The CEO and CFO target compensation & Summary Compensation Table total was reduced in 2025 compared to 2024.

The Compensation Committee took deliberate action to re-calibrate CEO and CFO compensation in response to market dynamics and stockholder feedback. For the CEO, the Committee reduced 2025 target compensation by $1 million, or 7%. Moreover, none of the $5.34 million target performance awards have been earned (37% of total target compensation to the CEO).

◆

Compensation Alignment. Compensation Actually Paid is meaningfully lower than the Summary Compensation Table.

To demonstrate our pay‑for‑performance alignment, the Company provides a supplemental Actual Realized Compensation disclosure. This measure reflects compensation actually earned during the year, offering a more meaningful comparison to Company performance than grant‑date values reported in the Summary Compensation Table. For full details, see page 17.

Actual Realized Compensation: In 2025, our CEO and CFO realized less than two-thirds of the total compensation reported in the Summary Compensation Table. Because the Summary Compensation Table reports the accounting value of equity awards granted in that year, the total compensation figure includes the value of unearned performance awards. Actual Realized Compensation is therefore significantly lower, as none of the units have yet been earned under the 2024 or 2025 performance awards.

Our CEO's Actual Realized Compensation has been consistently lower than the Summary Compensation Table. This is due to the performance awards granted to our CEO having not met the vesting conditions in these years.

Actual Realized Compensation Comparison to Summary Compensation Table
$15,899
39% reduction
$9,669
$16,388
65% reduction
$5,768
2025
2024
Summary Compensation Table
Actual Realized Compensation

16 Proxy Statement and Notice of 2026 Annual Meeting

Compensation Discussion and Analysis

2025 CEO Actual Realized Compensation

We believe in paying for performance and aligning our NEOs’ interests with those of our stockholders by tying a significant portion of our NEOs’ compensation to our long-term financial and growth objectives, with approximately 74% of our CEO’s target compensation delivered in the form of equity-based awards. Our supplemental compensation disclosure, "Actual Realized Compensation", helps provide a clearer and more transparent view of executive pay.

Unlike the Summary Compensation Table methodology, which includes grant-date fair values of equity awards that do not reflect actual earned value, Actual Realized Compensation captures amounts realized by executives in a given measurement period. Actual Realized Compensation includes base salary paid during the measurement period, cash bonus earned during the measurement period, and the value of equity awards that actually vested during the measurement period, reflecting their actual worth at the time of realization. By using this approach, stockholders can see what our executives actually earned during each fiscal year. As a result, we believe stockholders gain a more complete picture of the relationship between executive pay and Company performance.

The following table captures amounts actually received by our CEO in a given measurement period, unlike the Summary Compensation Table which includes the unearned grant date fair value of the 2025 TSR Performance Award of $5.3 million.

As supported by the chart below, there is a correlation between CEO Actual Realized Compensation and the Company's share price performance, reinforcing our commitment to aligning executive compensation with stockholder value creation. This chart demonstrates that our pay-for-performance program works as designed.

	2025	2024	2023	2022

	($)	($)	($)	($)
Base Salary	1,250,000	1,000,000	1,000,000	1,000,000
Bonus & Non-Equity Incentive Plan Compensation	3,750,000	2,556,599	2,800,000	2,500,000
Total Cash Compensation	5,000,000	3,556,599	3,800,000	3,500,000

Value Realized on Vesting: Time Based Equity	3,099,791	2,033,842	2,015,336	4,599,819
Value Realized on Vesting: Performance Based Equity (Jan 1)(1)	1,569,058	177,062	2,922,364	5,279,001
Total Value Realized on Equity Vesting	4,668,849	2,210,904	4,937,700	9,878,820

Total Actual Realized Compensation(2)	9,668,849	5,767,503	8,737,700	13,378,820

Comparison to Summary Compensation Table

Summary Compensation Table Total	15,898,816	16,388,255	17,854,051	16,025,513

($) Difference	(6,229,967)	(10,620,752)	(9,116,351)	(2,646,693)

Percentage Decrease Compared to Summary Compensation Table	39%	65%	51%	17%

(1)
Each year includes value of shares that vested on January 1st of the next calendar year. Such shares are earned based on metrics relating to either the previous year or previous three years. Therefore, we believe it is appropriate to include those shares that vested on January 1st as part of the year of performance.
(2)
Actual Realized Compensation does not include all other compensation in the Summary Compensation Table.

Proxy Statement and Notice of 2026 Annual Meeting 17

Compensation Discussion and Analysis

Performance Highlights

Throughout 2025, we have taken actions to strengthen and position the Company for long-term success by focusing on:

◆	Balance Sheet Improvement,
◆	Allocation of Capital, and
◆	Stabilization of Earnings.

Despite a challenging operating and capital markets environment, we remained focused on what matters most to our stockholders: preserving liquidity, improving our balance sheet, enhancing portfolio quality, and stabilizing earnings. We advanced monetization initiatives, generating proceeds to pay down debt and enhance financial flexibility. As a result, we exited 2025 with a stronger balance sheet, improved liquidity and a more stable portfolio, positioning the Company for continued stabilization and organic growth through increased rent collections.

Balance Sheet Improvement
$2.2 Billion	$2.5 Billion	€702.5 Million
Reduction of Near-Term Maturities during 2025(1)	Private offering of senior secured notes	German Joint Venture 10- Year Refinancing

Strengthened Portfolio
$15B Asset Value	2.6x Total Portfolio EBITDARM Rent Coverage for TTM 2025(2)
+70% Since year end 2018, with a 16% CAGR since year-end 2012, which coincides with MPT’s international expansion	Increase from 2.4x in TTM 2024

Cash Flow Improvement
12%	~$1.0 Billion
2025 Cash Rent Increase over 2024	Projected 2026 Annual Cash Rent

2025 TSR Performance
+33%	63rd Percentile TSR Performance
Absolute TSR	Relative to Healthcare REIT Peer Group(3)

(1)
Defined as the change in "Debt, net" due within two years of the measurement date (i.e., amount of debt due through December 31, 2027, excluding revolver); less "Cash and cash equivalents" and any availability under the revolver
(2)
EBITDARM rent coverage as of Q3 2025 TTM
(3)
Source: CapitalIQ. Percentile rank calculated using the U.S. Real Estate Health Care Index constituents

18 Proxy Statement and Notice of 2026 Annual Meeting

Compensation Discussion and Analysis

Stockholder Engagement

Proactive engagement and transparency. We actively engage with our stockholders in person and telephonically and listen to feedback about our executive compensation policies. We have held discussions with a wide variety of our stockholders and have reviewed the feedback received in these discussions.

In 2025, the Company contacted its top 50 stockholders which represented 48% of the shares outstanding at the time of engagement. It is important to highlight that retail stockholders are estimated to make up ~43% of our shares outstanding, making it difficult to identify, reach, and coordinate meaningful engagement with a large number of smaller investors. Additionally, retail shareholders are often less responsive and less likely to participate in structured engagement processes compared to institutional investors. Therefore, engaging with our top 50 stockholders captured the vast majority of institutional stockholders.

Of the 50 stockholders we reached out to, 33 stockholders responded who collectively represented 29% of the shares outstanding, and the Company conducted seven meetings with stockholders who collectively represented 12% of the shares outstanding. The Compensation Committee chairman and a representative from management attended every meeting (neither the CEO nor CFO was included in any meetings). This provided opportunity for robust dialogue and valuable feedback, which was ultimately incorporated into proxy disclosures.

Three Part Engagement Cycle:

March - April during proxy season and stockholder voting

•  Incorporate feedback from stockholder discussions into this Proxy Statement and other disclosures

•  Follow up on previous conversations and discuss final Board decisions and rationale

•  Review vote proposals and solicit support for Board recommendations

May during annual meeting of stockholders	• Stockholders vote on ballot items • Provides forum for direct engagement among Board members, senior management, and stockholders • In-person format allows stockholder sentiments to be heard
September - December after annual meeting

•  Discuss responses to vote results and new topics of interest for the upcoming year

•  Discuss governance and compensation issues and potential action items

•  Review evolving investor expectations and voting policies

Over the past several years the Company has received lower Say-On-Pay support, receiving 58.3% approval in 2025. While the general structure of our compensation program has remained the same over the past several years, the results of the compensation program have varied greatly depending on our performance, which aligns directly with stockholders. Please refer to our supplemental metric “Actual Realized Compensation” on page 17 when reviewing our CEO’s compensation.

Key Compensation Practices

In addition to our strong commitment to pay-for-performance, our compensation program and practices also include the following key features preferred by stockholders.

Stockholder engagement with Compensation Committee involvement and demonstrated responsiveness	Direct Response to stockholder feedback & Best Practice
Introduction of Actual Realized Compensation in 2025 to help our stockholders better understand our executive's compensation	Direct Response to stockholder feedback & Best Practice
Commitment to not make any future special or off-cycle awards to the Company's executive officers absent extraordinary circumstances in direct response to stockholder concerns	Direct Response to stockholder feedback & Best Practice
Alignment with our business plan, which is built on strong balance sheet management, increasing revenue, accretive transactions, and generating long-term stockholder value	Direct Response to stockholder feedback & Best Practice
Majority of executive compensation tied to the achievement of rigorous performance goals	Best Practice
Majority of our CEO compensation is performance-based	Direct Response to stockholder feedback & Best Practice

Proxy Statement and Notice of 2026 Annual Meeting 19

Compensation Discussion and Analysis

No new employment agreements since 2003 with evergreen provisions, single-trigger change of control provisions or excise tax gross-up provisions	Best Practice
Appropriate balance between short-term and long-term incentive measures	Best Practice
Transparency with our stockholders on our compensation program, decisions, and practices	Best Practice
Anti-hedging and anti-pledging policies	Best Practice
Clawback policy that requires our Board to recover excess cash and equity incentive compensation in the event we are required to restate our financial statements	Best Practice

Significant share ownership requirements for our named executive officers (“NEOs”), including 6x base salary for the CEO, 4x base salary for the CFO and 1.5x base salary for Mr. Hanna, Mr. Lambert, and Mr. Portal who are referred to as “Senior Vice Presidents” or “SVPs” in this Proxy Statement

Best Practice
Engagement of an independent compensation consultant to advise the Compensation Committee on executive compensation matters	Best Practice
Annually reevaluating our peer group to measure our executives' compensation against the most relevant peers	Best Practice

20 Proxy Statement and Notice of 2026 Annual Meeting

Compensation Discussion and Analysis

Compensation Philosophy, Design, and Process

Our executive compensation program is designed to attract, retain, motivate, and reward high caliber executives capable of managing MPT's unique business model with expertise in real estate, healthcare, international, and financing operations. The program emphasizes performance-based compensation in the form of cash and equity incentive awards that focus on the achievement of short- and long-term financial and strategic targets. This target-based incentive structure fosters a culture of high performance and accountability and promotes stockholder interests by closely aligning executive compensation with objectively measured company performance and achievement of key strategic priorities. We continually evaluate the details of our compensation program, but in recent years we have maintained these core elements of our program.

Additionally, we believe that our current executive compensation program represents a balanced and strategically aligned pay-for-performance model as demonstrated by the following:

	Alignment with Business Strategy		Stockholder Value Creation		Risk Management

◆	Focus on operational and financial performance that leads to sustainable and strategic growth	◆	Drive and reward long-term value creation	◆	Balance short- and long-term performance and cash and equity compensation
◆	Motivate management to execute on strategic value-added transactions	◆	Majority of CEO and CFO compensation is equity-based and fluctuates with stock price	◆	Maintain effective governance and risk oversight
◆	Strengthen our commitment to non-financial strategic priorities, e.g., employee satisfaction and development	◆	Promote balanced growth that fosters long-term stockholder value	◆	Attract and retain high caliber executives capable of managing our unique business model and global operations

◆

Approximately 54% of our CEO’s compensation is variable and at-risk, tied directly to operational performance and the achievement of TSR hurdles, because we value the clarity of formulas that tie compensation to stockholder returns in the long-term.

◆

The variable components of our compensation program specifically include rigorous performance goals meant to motivate management to execute our business plan tied to accretive growth, strategic financing, and raising efficient capital. In our short-term program, our 2025 goals required leverage achievements, revenue growth, and tenant-related objectives aligned with the Company’s business plan.

◆

The majority of our annual equity awards are at-risk performance-based stock awards earned based on the achievement of TSR hurdles. Additionally, the time-based stock awards are subject to the same stock price fluctuations as our stockholders. This approach reflects our understanding that our investors value equity-based compensation to align our executives’ interests with those of our stockholders.

◆

Less than 10% of our CEO’s compensation is fixed in the form of base salary, recognizing that we can neither wait for the long-term to arrive before compensating our people nor incentivize a risky swing-for-the-fences strategy.

Our Executive Compensation Process

Compensation Committee	Compensation Consultant	Management

Provides independent oversight and approval with respect to executive compensation matters	Provides guidance to the Compensation Committee throughout the year on compensation matters, including benchmarking for pay levels, pay practices, and governance trends	Provides additional information as requested by the Compensation Committee

Assesses corporate and individual performance as it relates to actual compensation for our NEOs	Assists with peer group selection and analysis	CEO provides input on individual performance for other NEOs and achievements relating to strategic, non-financial business goals

Administers our equity incentive programs, including reviewing and approving equity grants to our NEOs	Reviews and advises on recommendations, plan design and measures

Proxy Statement and Notice of 2026 Annual Meeting 21

Compensation Discussion and Analysis

Role of the Compensation Committee

Pursuant to its charter, the Compensation Committee is responsible for designing our executive compensation program, establishing compensation levels, and measuring the performance of our NEOs; however, the compensation of the Company’s SVPs is determined by the CEO with review by the Compensation Committee. The Compensation Committee, which consists of three independent directors, is responsible for the design, review, and approval of all aspects of our executive compensation program. Among other duties, the Compensation Committee is responsible for the following:

◆	Reviewing and approving, on an annual basis, the corporate incentive goals and objectives relevant to the annual cash bonus plan and performance-based shares
◆	Evaluating the performance of our CEO and CFO in light of these goals and objectives
◆	Evaluating the competitiveness of each executive officer’s total compensation package relative to what other publicly traded and private equity-backed real estate investors may offer
◆

Approving any changes to our CEO's and CFO's total compensation package, including, but not limited to, base salary, annual and long-term incentive award opportunities and payouts, and retention programs.

In order to assist the Compensation Committee in designing, establishing, and monitoring our executive compensation plans, the Compensation Committee has engaged an independent executive compensation consultant, as described below.

Role of the Compensation Consultant

The Compensation Committee recognizes that it is essential to receive objective advice from its outside compensation consultant and, in 2025, the Compensation Committee retained Gressle & McGinley, a nationally recognized compensation consulting firm. The Compensation Consultant was engaged by and reports directly to the Compensation Committee. Upon the request of the Compensation Committee, a representative of Gressle & McGinley attended meetings of the Compensation Committee and communicated with the Chairman of the Compensation Committee between meetings; however, the Compensation Committee makes all decisions regarding the compensation of our CEO and CFO.

The Compensation Consultant provides various executive compensation services to the Compensation Committee. Generally, these services include, among others, (i) advising the Compensation Committee on the principal aspects of our executive compensation program and director compensation program and evolving industry practices; (ii) presenting information to assist the Compensation Committee in determining the appropriate peer group to be used to evaluate the competitiveness of our compensation program; (iii) providing market information and analysis regarding the competitiveness of our program design and our award values in relationship to our performance; and (iv) preparing recommendations based on the Company’s performance, current market trends, and corporate governance developments. The Compensation Committee has determined, based on a review of relevant factors, that Gressle & McGinley is independent and that their work has not raised any conflict of interests. The Compensation Committee also closely examines the safeguards and steps that Gressle & McGinley takes to ensure that its executive compensation consulting services are objective.

Other than advising the Compensation Committee as described above, Gressle & McGinley did not provide any other services to the Company in 2025.

22 Proxy Statement and Notice of 2026 Annual Meeting

Compensation Discussion and Analysis

Use of Peer Group Data

We use peer group data to ensure that our compensation program remains both appropriate and competitive in relation to those companies with whom we most directly compete for talent and business opportunities, among other things. Constructing an appropriate peer group requires various considerations as no single company or industry fully captures the scope of our operations. In particular, the complexities faced by our Company as a result of our global operations and the expertise required of our executives given our specialized assets presents a unique challenge in developing an appropriate peer group.

Beginning in 2020, we refined our peer group identification methodology to include only REITs, with a focus on strategic peers that better reflect the uniqueness of our business, growth initiatives and global operations. On an annual basis, we review our peer group to ensure the overall composition reflects an appropriate competitor set. Accordingly, we reviewed our peer group based on the following general criteria:

◆	Continuity: Sensitivity to peer group continuity to ensure that peer group results are comparable year-over-year and are not arbitrarily adjusted for short-term changes in peer dynamics.
◆

Size: REITs within an appropriate size range relative to our Company, in terms of total capitalization and ensuring the Company is at the approximate median or above the overall peer set. For 2025, the size range was approximately 0.3x to 3.0x our total capitalization. Although one peer, Ventas, falls outside this range, it is the opinion of the Compensation Committee that Ventas is a peer to MPT due to the similarities of our business models.

◆	Global: Companies with a global presence that reflect the same complexities faced by our global operations and challenges associated with operating on an international scale
◆	Healthcare Expertise: REITs that primarily invest in medical properties and/or healthcare assets whose executives require expertise in the healthcare/medical sector
◆	Specialized REITs: REITs with specialized assets that require executives to have knowledge of the underlying operations of their tenants
◆	Net Lease REITs: REITs with a significant portion of properties leased on a triple-net basis.

During 2025, the Compensation Committee utilized peer group compensation data to understand the Company’s pay levels and structure as compared to the market. Although the Compensation Committee does not adhere to a specific formula nor does it target a certain percentile of compensation, we believe it is important to understand the competitive landscape to effectively assess the CEO and CFO's total compensation opportunity, pay mix and overall governance, and market trends. We strive to ensure that our compensation program and opportunities remain equitable and competitive, while also considering factors such as size, scope of operations, and our relative performance, as appropriate.

2025 Executive Compensation Peer Group

The approved peer group for 2025 includes the following companies:

Company	Total Capitalization(1) ($mm)	Industry	Size	Global	Healthcare Expertise	Specialized REIT	Net Lease REIT

Alexandria Real Estate Equities, Inc.	26,313	Healthcare REIT	X	X	X	X	X

BXP, Inc.	29,698	Office REIT	X			X

Douglas Emmett, Inc.	8,554	Office REIT	X			X

Gaming and Leisure Properties, Inc.	19,781	Specialty REIT	X			X	X

Healthcare Realty Trust Incorporated	10,711	Healthcare REIT	X		X		X

Healthpeak Properties, Inc.	21,177	Healthcare REIT	X	X	X	X	X

Hudson Pacific Properties, Inc.	5,030	Office REIT	X	X		X

JBG SMITH Properties	4,020	Office REIT	X			X

Kilroy Realty Corporation	8,987	Office REIT	X			X

Medical Properties Trust, Inc.	12,228	Healthcare REIT	X	X	X	X	X

Omega Healthcare Investors, Inc.	17,582	Healthcare REIT	X	X	X		X

SL Green Realty Corp.	9,875	Office REIT	X	X		X

Ventas, Inc.	49,359	Healthcare REIT		X	X		X

Vornado Realty Trust	15,440	Office REIT	X			X

W. P. Carey Inc.	22,561	Diversified REIT	X	X			X

(1)
All financial data in $ millions per S&P Capital IQ Pro as of December 31, 2025.

Proxy Statement and Notice of 2026 Annual Meeting 23

Compensation Discussion and Analysis

Compensation Program Features

The following chart provides an overview of the components of our 2025 executive compensation program, including the objective of each component and how it ties to our overall compensation philosophy, which can be summarized in the following key categories:

Retention	Provide Competitive Pay Opportunities
Motivate Execution of Business Strategy	Balance Short-Term and Long-Term Performance
Alignment with Stockholders	Drive Performance Through Rigorous Performance Goals

Element	Description		Objective	Pay Philosophy Element

Base Salary	Based on duties, experience, and peer group base pay levels		Provides a fixed level of cash compensation to attract and retain talented executives.

Annual Cash Bonus(1)	35%	Remaining Near-Term Maturities	Prioritizes proactive refinancing, repayment, or restructuring of upcoming debt maturities to extend the Company’s maturity profile, enhance liquidity, and reduce near-term refinancing risk.
	15%	OpEx as a % of Total Assets	Drives disciplined cost management to maintain operating expense levels.
	20%	Cash Revenue Growth	Accelerates top-line expansion through asset optimization and disciplined capital deployment to drive sustainable revenue growth and long-term value creation.
	10%	Dividend Growth	Supports sustainable dividend payments by aligning capital allocation, liquidity management, and earnings growth with long-term cash flow stability.
	20%	Corporate Related Objectives	Drives direction toward key Company initiatives including key tenant objectives, ESG, and other important matters

Time-Based Shares	Vest ratably over 3 years		Promotes retention and aligns executives with stockholders

Performance-Based Equity Awards(2)	TSR		Aligns executive incentives with shareholder interests by rewarding the creation of sustained stock price appreciation and dividend growth over the performance period

CEO Target Compensation Breakdown

The Compensation Committee reduced the CEO's target compensation by 7% from $15.5 million in 2024 to $14.5 million in 2025. 54% of our CEO's 2025 target compensation is variable/performance based.

(1)
Applicable only to Messrs. Aldag and Hamner. 2025 bonuses for Mr. Hanna, Mr. Lambert, and Mr. Portal were determined by the CEO based on a comprehensive review of their performance.
(2)
No portion of this award was earned in 2025.

24 Proxy Statement and Notice of 2026 Annual Meeting

Compensation Discussion and Analysis

Elements of Pay

Base Pay

Base pay represents fixed cash compensation intended to attract and retain talent and is generally determined based on a review of individual experience, performance, internal pay equity considerations, and peer group base pay levels. Although base pay levels are only adjusted periodically, base pay levels are reviewed annually.

The Compensation Committee increased the base salary of Mr. Aldag from $1,000,000 to $1,250,000 and the base salary of Mr. Hamner from $675,000 to $850,000 to reflect the current market dynamics. Mr. Aldag and Mr. Hamner had not received salary increases since 2018 and 2020, respectively.

The following chart sets forth 2025 base salaries for our NEOs.

Named Executive Officer	2025 Base Salary ($)

Edward K. Aldag, Jr.	1,250,000

R. Steven Hamner	850,000

J. Kevin Hanna	535,000

Charles R. Lambert	475,000

Larry H. Portal	685,000

Annual Cash Bonus Plan

For 2025, cash bonus opportunities for our NEOs as a percentage of base salary were as follows:

Named Executive Officer	Threshold	Target	Maximum

Edward K. Aldag, Jr.	100%	200%	300%

R. Steven Hamner	100%	150%	225%

J. Kevin Hanna(1)		Not Applicable

Charles R. Lambert(1)		Not Applicable

Larry H. Portal(1)		Not Applicable

(1)
Mr. Hanna, Mr. Lambert, and Mr. Portal’s 2025 bonuses were not targeted at a particular dollar value or percentage of base salary. The actual 2025 bonuses for Mr. Hanna, Mr. Lambert, and Mr. Portal were determined based on a comprehensive review of their performance.

Proxy Statement and Notice of 2026 Annual Meeting 25

Compensation Discussion and Analysis

Annual Cash Bonus Plan Metrics

The cash bonus plan for Mr. Aldag and Mr. Hamner is reviewed annually by the Compensation Committee to ensure the metrics align with our strategic goals for the upcoming year. These goals are critical to our long-term success and are designed to be challenging and rigorous to ensure that we remain focused on differentiated growth and our overall business strategy.

Continuous Improvement: In 2025, the Compensation Committee adjusted the bonus categories to align with the Company's strategic plan. This included reducing the weight of the Leverage metric compared to 2024 and introducing the Cash Revenue Growth metric. This metric was introduced because the Company has several re-tenanted facilities in 2025 and is focused on the rental growth of these new tenants.

Based upon achievement of the performance metrics as set forth in the following chart, the 2025 annual cash bonuses for Mr. Aldag and Mr. Hamner were earned at 300% and 225% of target, respectively.

Performance Metric ($mm)	Weight	Threshold	Target	Maximum	Supplemental Performance(1)	2025 Achievement
Leverage: Remaining Near-Term Maturities(2)	35%	$2,500	$2,250	$2,000	$1,750	$1,005
Rewards aggressive reduction of near- term maturities in line with the Company's 2025 business plan.						Supplemental Performance
Corporate Goals: OpEx as a % of Total Assets(2)	15%	1.00%	0.95%	0.90%	0.85%	0.86%
Reflects a focus on disciplined cost management and scalable growth and is aligned with the Company's 2025 business plan.						Maximum / Supplemental Performance
Growth: Cash Revenue Growth(2)	20%	3.0%	6.0%	8.0%	8.5%	12.2%

Rewards successful rent ramp-up of the new tenants in the Company’s portfolio. This metric aligns management incentives with successful execution of re-tenanted facilities and long-term value creation for stockholders as part of the Company’s business plan.

						Supplemental Performance
Growth: Dividend Growth(2)	10%	12.5%	25.0%	37.5%	50.0%	12.5%
Creates an incentive to increase payments to stockholders in line with the Company's 2025 business plan.						Threshold
Corporate Related Objectives	20%	Considerations include: Tenant Related Objectives, Shareholder Engagement, ESG, and other matters that are deemed to be important to the Committee			NA	Target / Maximum(3)
See below for additional detail on the Compensation Committee’s review of qualitative performance.

The Compensation Committee considered all information that was known as of December 31, 2025, to determine the achievement of the quantitative categories.

(1)
The Supplemental Performance Measures reward exceptional outcomes. If the supplemental hurdles for a given metric are achieved, the weighting of that metric increases by 5%. However, in no event may total payouts exceed 300% and 225% of base salary for Mr. Aldag and Mr. Hamner, respectively. The supplemental performance hurdles were achieved, at least in part, for the Remaining Near-Term Maturities, OpEx as a % of Total Assets, and Cash Revenue Growth metrics.
(2)
Reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 34.
(3)
See the following page for details on 2025 achievements.

26 Proxy Statement and Notice of 2026 Annual Meeting

Compensation Discussion and Analysis

How We Determined Corporate Related Objectives Achievement for the Annual Cash Bonus Plan

The Compensation Committee assessed all Corporate-Related Objectives as they relate to Mr. Aldag and Mr. Hamner, which accounts for 20% of their overall target bonus. The Compensation Committee performed an item-by-item review of the Company’s results across the qualitative categories (Tenant- Related Objectives, Shareholder Engagement, ESG and Other Matters) and determined that our CEO and CFO had earned between the target and maximum value for Corporate Related Objectives. The following is a non-exhaustive list of results that the Compensation Committee considered for each category:

◆	Tenant-Related Objectives
	Resolution of Prospect Bankruptcy	• CT assets have all been sold and we retained the CA assets and leased them to a new tenant. • Expectation to recover full amount of MPT DIP financing.
Tenant Concentration
•
Successfully re-tenanted majority of former Steward assets.
•
Tenant concentration has remained stable with Circle Health being our largest tenant with approximately 14% concentration based on total assets at December 31, 2025.

	Tenant Rent Coverage	• Total rent coverage has increased steadily over the past three quarters of 2025.
	Stabilization of Vibra Investment	• Successfully restructured investment in Vibra, stabilizing their operations and strengthening the Company's overall investment.
◆	Shareholder Engagement
Shareholder Engagement
•
The Company has made robust efforts to reach out to shareholders in 2025, and proactively reached out to its top 50 stockholders. 33 stockholders responded (collectively representing 29% of the shares outstanding), and the Company conducted seven meetings with stockholders collectively representing 12% of the shares outstanding.

ESG
•
Increased coverage of green lease provisions in new and existing leases.
•
Expanded tenant emissions data coverage by engaging new tenants and collecting additional prior year data.
•
Improved ISS Environmental Score and GRESB Real Estate Assessment score.

◆	Other Matters
The Company has achieved 33% 2025 TSR, outpacing the Dow Jones U.S. REIT Index and the U.S. Dow Jones Healthcare REIT Index

How We Determined Bonuses for Other NEOs

The annual cash bonuses for Mr. Hanna, Mr. Lambert, and Mr. Portal were determined based on the CEO’s evaluation of each individual’s performance. Because each SVP is responsible for different aspects of our business, we have not applied a one-size-fits-all bonus program to them.

Some examples of the primary determinants for SVP bonuses as considered by the CEO and reviewed by the Compensation Committee included successful management and reporting of complex transactions resulting from the Steward and Prospect bankruptcy, identifying replacement tenants and negotiating lease terms with respect to hospitals formerly operated by Steward and Prospect, ongoing management of our multi-billion dollar portfolio of 384 properties, and assistance with financings and asset sales. Our CEO considers each SVP’s contributions to the Company, both with regard to their individual roles and to the Company’s overall goals. This performance, along with the dynamics of each SVP’s local market, informs the CEO’s judgment for bonus payments.

Based on the above and the 2025 performance highlights previously discussed under “2025 Performance Highlights”, the overall cash bonus amounts are as follows:

Named Executive Officer	2025 Earned Bonus ($)

Edward K. Aldag, Jr.	3,750,000

R. Steven Hamner	1,912,500

J. Kevin Hanna	525,000

Charles R. Lambert	335,000

Larry H. Portal	1,100,000

Proxy Statement and Notice of 2026 Annual Meeting 27

Compensation Discussion and Analysis

Vesting Status of Outstanding Equity Awards

As of year- end 2025, there were three performance awards outstanding for our NEOs. These awards include:

•
2023 Performance Awards, the performance period for which concluded on December 31, 2025;
•
2023 and 2024 Stock Price Performance Awards, which were granted to the CEO and CFO in early 2024 and granted to all other employees in late 2023, and
•
2025 TSR Performance Awards.

The 2023 Performance Award

The 2023 Performance Award was structured to vest in two tranches, with one third eligible to vest based on one-year performance conditions and two thirds eligible to vest based on three-year performance conditions. The 2023 Performance Awards feature a one- and three-year TSR modifier that could increase or decrease the total shares earned by 25%.

The one-third tranche was eligible to vest on January 1, 2024, resulting in 200% of target shares being earned for the one-year EBITDA portion and 200% of target shares being earned for the one-year Strategic Transactions portion. The one-year TSR modifier resulted in a 25% reduction of total shares earned.

The two-thirds tranche was eligible to vest on January 1, 2026, contingent upon certain performance conditions having been met, described below.

Operational Performance Metrics

2023 Performance Award ($mm)	Weight	Threshold 50%	Target 100%	Maximum 200%	Level Achieved	Percentage Earned

3-Year EBITDA	50%	1,400	1,450	1,500	< Threshold	0%
3-Year Strategic Transactions	50%	1,500	2,250	3,000	Maximum	200%

TSR Modifier

TSR Modifier (CEO and CFO Only)	Weight	Threshold -25%	Target 0%	Maximum 25%	Performance Result	TSR Modifier Impact

Relative TSR Percentile*	50%	<=25th	>=50th	>= 75th	< 1st Percentile	-25%
Absolute TSR Performance	50%	<=0%	>=9%	>= 18%	< 0%	-25%
					Modifier Result	-25%

*The Relative TSR component is based on the Company’s relative TSR performance against the constituents of the Dow Jones U.S. Real Estate Health Care Index (using a weighted average)

2023 & 2024 Stock Price Performance Award

The Stock Price Performance award will vest in equal quarterly installments upon achievement of certain stock price hurdles as shown below. As of April 13, 2026, no shares have been earned under this award.

2023 & 2024 Stock Price Performance Award	Weight	Target 100%	Stretch 200%	Maximum 300%	Result	Percentage Earned

Stock Price Hurdle	100%	$7.00	$8.50	$10.00	$5.00	0%

2025 TSR Performance Award

The TSR Performance award will vest in equal quarterly installments over a one-year period upon achievement of TSR hurdles as shown below. As of April 13, 2026, no shares have been earned under this award. See full detail on this award on page 30.

2025 TSR Performance Award	Weight	Target 100%	Stretch 200%	Maximum 300%	Result	Percentage Earned

TSR Hurdle	100%	20%	40%	60%	<20%	0%

28 Proxy Statement and Notice of 2026 Annual Meeting

Compensation Discussion and Analysis

2025 Annual Equity Awards

We use a balanced approach to equity compensation and grant a combination of time-based and performance-based equity awards, with a significant portion of our CEO's equity awards vesting contingent on performance and 100% at risk. The time-based portion of the award is intended to promote retention, while also subjecting our executives to the same market fluctuations faced by our stockholders.

In 2025, our NEOs were granted time-based restricted shares that vest in equal quarterly installments over three years with the following values:

Named Executive Officer	Target Value of Time-Based Shares 2025(1) ($)

Edward K. Aldag, Jr.	5,375,000

R. Steven Hamner	2,687,500

J. Kevin Hanna	293,338

Charles R. Lambert	225,644

Larry H. Portal	293,338

Larry H. Portal	382858

(1)
The grant date fair values, computed in accordance with ASC 718, were $5,374,997 and $2,687,501 for Mr. Aldag and Mr. Hamner, respectively.

Performance-based awards are designed to incentivize performance in both the near and long term. The 2025 annual performance-based restricted stock awards (“2025 TSR Performance Awards”) are earned only if we achieve aggressive TSR hurdles during the three-year performance period ending on April 14, 2028 based on a trailing 20-trading day average closing price of the Company’s common stock, determined quarterly; and achievement of performance between the specific TSR hurdles will be determined using straight line linear interpolation. These awards were not earned or otherwise realized by our NEOs in 2025, and no units or shares are eligible to be earned until and unless MPT’s share price achieves at least a 20% TSR. The following chart provides the target value of performance-based restricted stock awards granted to our NEOs in 2025:

Named Executive Officer	Target Value of Performance-Based Shares 2025(1) ($)

Edward K. Aldag, Jr.	5,375,000

R. Steven Hamner	2,687,500

J. Kevin Hanna	282,404

Charles R. Lambert	217,229

Larry H. Portal	282,404

(1)
The grant date fair values, computed in accordance with ASC 718, were $5,370,112 and $2,685,049 for Mr. Aldag and Mr. Hamner, respectively.

Proxy Statement and Notice of 2026 Annual Meeting 29

Compensation Discussion and Analysis

2025 TSR Performance Awards Criteria

To more closely align executive compensation with stockholder interests, the 2025 TSR Performance Awards are eligible to be earned based on the achievement of the TSR hurdles set forth in the table below over the three-year performance period ending on April 14, 2028.

TSR Hurdles

Target (100%)	20%
Stretch (200%)	40%
Maximum (300%)	60%

Any earned restricted stock awards will vest in equal quarterly installments over one year from the date the Compensation Committee certifies achievement of the applicable TSR appreciation hurdles, subject to the grantee's continued employment through such date, provided that all unvested but earned restricted stock awards will vest in full on the date that the Compensation Committee makes the final determination regarding the achievement of the performance metrics following the end of the three-year performance period. For the CEO's and CFO's 2025 TSR Performance Awards that were granted in the form of restricted stock units, each earned restricted stock unit will be settled in cash based on the average closing price of the Company’s common stock on the five trading days ending on the vesting date.

How We Determine Annual Equity Awards

Equity compensation is a critical component of our NEOs' compensation program that directly aligns our NEOs’ long-term interests with our stockholders and provides additional retention incentives for our NEOs. Annual grants to Messrs. Aldag and Hamner were approved in April 2025 and annual grants for Messrs. Hanna, Lambert, and Portal were approved in September 2025. The Company considers many factors when determining the size and terms of equity awards, one of the most important being that our NEOs are incentivized to execute on our stated strategy. Factors that the Compensation Committee considers include:

◆	Stockholder Alignment. NEOs should experience the same financial impact as our stockholders.
◆

Retention and Competition for Talent. Maintaining market compensation to retain key leaders, which includes a review of market compensation based on a peer group that is reviewed and approved by the Compensation Committee each year for our CEO and CFO.

◆	Management’s Skill and Proven Track Record. Our NEOs’ have a proven track record of navigating and executing complex transactions.
◆

Long-Term Performance. Our unique portfolio of valuable healthcare infrastructure assets has delivered a 16% compound annual growth rate since year-end 2012, which coincides with MPT’s international expansion.

Other Benefits

We maintain a 401(k) retirement savings plan and annually match 100% of the first 3% of pay contributed, plus 50% of the next 2% of pay contributed, to such plan by any employee (subject to certain tax limitations). We offer medical, dental, and vision plans, and pay the coverage cost under these plans for the NEOs and their eligible dependents. Along with materially all other MPT employees, NEOs also benefit from fitness reimbursements and the use of a concierge physician for an annual physical and a tax gross-up associated with certain of these benefits.

In light of a general environment of increasing and highly publicized risks related to the personal security of senior-level corporate officers, and direct threats that have been made involving our own executive officers, the Board has determined that none of our employees should be placed at heightened personal risk due to his or her association with our Company. Accordingly, our Board has taken reasonable and responsible measures necessary to protect against threats and mitigate the personal safety risks borne by our CEO and others. Among other precautions, our Board has recommended security be provided to our CEO and others for business and certain personal travel and activities.

In addition, Mr. Aldag and Mr. Hamner each have an employment agreement with us pursuant to which certain other benefits are provided to them. The material terms of each such employment agreement are described under “Employment Arrangements with Named Executive Officers” below.

30 Proxy Statement and Notice of 2026 Annual Meeting

Compensation Discussion and Analysis

Other Aspects of Our Executive Compensation Program

Equity Ownership Guidelines

We believe that equity ownership by our directors and NEOs can help further align their interests with our stockholders’ interests. To that end, we have adopted equity ownership guidelines applicable to our directors and to NEOs. Failure to meet the ownership levels or show sustained progress towards meeting them may result in payment to the directors and NEOs of future compensation in the form of equity rather than cash.

With respect to our NEOs and non-employee directors, the guidelines require ownership of shares of our common stock within five years of becoming an NEO or three years after a non-employee director initially joins the Board, with a value equal to the following multiple of base salary (or annual retainer for non-employee directors, as applicable):

Title	Multiple of Base Salary / Annual Fee	Compliance with Guidelines

Chairman, President, and CEO	6x	Yes

Executive Vice President (CFO)	4x	Yes

SVPs	1.5x	Yes

Non-Employee Directors	3x	Yes

Clawback Policy

We adopted a new Compensation Recovery Policy in November 2023 (the “2023 Clawback Policy”). Under the 2023 Clawback Policy, if we are required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement under the securities laws, we are required (subject to certain limited exceptions described in the 2023 Clawback Policy and permitted by the applicable clawback rules) to recover erroneously awarded compensation received by any current or former executive officer after October 2, 2023 and in the three fiscal years prior to the date we were required to restate our financial statements that is in excess of the amount that would have been received based on the restated financial statements. A copy of the 2023 Clawback Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

The clawback policy adopted by the Board in 2013 (the “2013 Clawback Policy”) continues to allow for the recoupment of incentive awards (including awards made under our annual cash bonus plan and long-term incentive plans) received prior to the adoption of the 2023 Clawback Policy in the event the Company is required to restate its financial statements due to the material non-compliance with financial reporting requirements under the securities laws, as a result of intentional misconduct, fraud, or gross negligence. Under the 2013 Clawback Policy, each executive officer who is directly responsible for the intentional misconduct, fraud, or gross negligence will reimburse the Company for incentive awards made to that executive officer after January 1, 2013, that would not have been made if the restated financial measures had been reported initially.

Insider Trading Policy; No Hedging or Pledging

The Company maintains an internal Insider Trading Policy (the “Insider Trading Policy”) applicable to all of our employees and directors. Among other things, the Insider Trading Policy prohibits any employee of the Company (including directors or NEOs) from (i) engaging in short sales of the Company’s securities and from trading in puts, calls, options, or other derivative securities based on the Company’s securities, (ii) engaging in hedging or monetization transactions (which allow a stockholder to continue to own the covered securities, but without the full risks and rewards of ownership), and (iii) pledging the Company’s securities as loan collateral. The Company believes that the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. It is also the policy of the Company to comply with all insider trading laws, rules and regulations and any applicable exchange listing standards when engaging in transactions in Company securities. A copy of the Insider Trading Policy is filed as Exhibit 19.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Other Practices with Regard to Equity Awards and Purchases and Sales of Shares

The Compensation Committee determines the number of shares underlying grants of awards and the executive officers who will receive such awards. It is the policy of the Board and the Compensation Committee to not take material nonpublic information into account when determining the timing of equity awards. Similarly, it is our practice not to time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. All of our employees (including our NEOs) and directors must receive prior authorization for any purchase or sale of our common stock.

We have never granted stock options to our NEOs, and we have not granted any stock options since those granted to our initial directors in 2004.

Proxy Statement and Notice of 2026 Annual Meeting 31

Compensation Discussion and Analysis

Compensation Risk Assessment

During 2025, the Compensation Committee reviewed the potential risks in the Company’s compensation program to ensure that compensation methods do not incentivize our executives to make decisions that, while creating apparent short-term financial and operating success, may in the longer-term result in future losses and other value depreciation.

After reviewing the analysis, the Compensation Committee concluded that the Company’s compensation policies and practices do not encourage excessive risk taking nor create any risks that would be reasonably likely to have a materially adverse effect on the Company, and it believes that the following risk oversight and compensation design features assist in guarding against excessive risk taking:

•
Review and approval of corporate objectives by the Compensation Committee to ensure that these goals are aligned with the Company’s annual operating and strategic plans, achieve the proper risk/reward balance, and do not encourage excessive risk taking;
•
Base salaries consistent with each executive officer’s responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security;
•
Significant portion of each executive’s compensation tied to the future stock performance of the Company;
•
Stock compensation and vesting periods for stock awards designed to encourage executive officers to focus on sustained stock price appreciation; and
•
Mix between cash and equity compensation designed to encourage strategies and actions that are in the long-term best interests of the Company and its stockholders.

Section 162(m) Policy

The Compensation Committee’s policy is to consider the tax treatment of compensation paid to our executive officers while simultaneously seeking to provide our executives with appropriate rewards for their performance. Under Section 162(m) of the Code, a publicly-held corporation may not deduct compensation of more than $1 million paid to any “covered employee.” The Compensation Committee believes that stockholder interests are best served if the Compensation Committee retains maximum flexibility to design executive compensation programs that meet stated business objectives. For that reason, while our Board and Compensation Committee have considered the potential effects of Section 162(m) of the Code on the compensation paid to our executive officers, the Compensation Committee’s compensation policy and practices are not directly guided by considerations relating to Section 162(m). In addition, because we qualify as a REIT under the Code, we generally distribute at least 100% of our net taxable income each year and therefore do not pay federal income tax. As a result, the possible loss of a federal tax deduction would not be expected to have a material impact on us.

32 Proxy Statement and Notice of 2026 Annual Meeting

Compensation Discussion and Analysis

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis beginning on page 15 of this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

C. Reynolds Thompson, III. (Chairman)	Emily W. Murphy	D. Paul Sparks, Jr.

Proxy Statement and Notice of 2026 Annual Meeting 33

Compensation Discussion and Analysis

Summary Compensation Table

While we are required to report equity compensation in the Summary Compensation Table based on grant date fair value in accordance with SEC rules and accounting standards (FASB ASC Topic 718), we believe this approach does not reflect the actual value received by our executives in the specified periods. The grant date fair value assumes a certain amount of vesting, irrespective of Company performance or stock price movement. In reality, the value of these awards is uncertain and certain of the awards are subject to rigorous performance criteria and may ultimately result in little or no realized value. In fact, as of the filing date of this Proxy Statement, no amounts have been earned under the 2025 TSR Performance Award (included in the "Stock Awards" column). See “Compensation Discussion and Analysis—2025 CEO Actual Realized Compensation”.

The amounts in the table below are a summary of the components of the compensation for our NEOs:

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	All Other Compensation ($)		Total ($)
Edward K. Aldag, Jr.	2025	1,250,000	625,000	10,745,109	3,125,000	153,707	(4)	15,898,816
Chairman, President, and	2024	1,000,000	500,000	12,689,910	2,056,599	141,746		16,388,255
Chief Executive Officer	2023	1,000,000	400,000	13,940,389	2,400,000	113,662		17,854,051
R. Steven Hamner	2025	850,000	318,750	5,372,550	1,593,750	74,181	(5)	8,209,231
Director, Executive Vice President	2024	675,000	253,125	6,344,955	1,082,227	51,207		8,406,514
and Chief Financial Officer	2023	675,000	202,500	6,970,186	1,215,000	49,931		9,112,617
J. Kevin Hanna	2025	535,000	525,000	575,742	—	39,213	(6)	1,674,955
Senior Vice President, Controller	2024	515,000	600,000	—	—	38,834		1,153,834
and Chief Accounting Officer	2023	500,000	500,000	2,000,283	—	37,509		3,037,792
Charles R. Lambert	2025	475,000	335,000	442,873	—	40,143	(7)	1,293,016
Senior Vice President of Finance	2024	—	—	—	—	—		—
and Treasurer	2023	—	—	—	—	—		—
Larry H. Portal	2025	685,000	1,100,000	575,742	—	19,878	(8)	2,380,620
Senior Vice President,	2024	643,750	1,000,000	—	—	19,545		1,663,295
Senior Advisor to the CEO	2023	625,000	850,000	2,000,283	—	18,773		3,494,056

(1)
Reflects the cash bonus earned by our NEOs for the applicable year based on a qualitative review of individual and Company performance, including specific criteria for Mr. Aldag and Mr. Hamner.
(2)
Represents the aggregate grant date fair value of restricted stock awards subject to time-based vesting and in the case of Mr. Aldag and Mr. Hamner cash-settled restricted stock units subject to vesting based on the achievement of TSR hurdles and in the case of Messrs. Hanna, Lambert, and Portal restricted stock awards subject to vesting based on the achievement of TSR hurdles, calculated in accordance with FASB ASC Topic 718 (“ASC 718”) without regard to estimated forfeitures related to service-based vesting - see Note 7 of the Notes to Consolidated Financial Statements included in our 2025 Annual Report on Form 10-K for the assumptions used in calculating such grant date fair values. For awards subject to performance-based vesting conditions, the value reported reflects the fair value of the award at the grant date based upon the probable outcome of the performance conditions. The reported value for performance awards granted in 2025 was $5,370,112, $2,685,049, $282,404, $217,229, and $282,404 for Mr. Aldag, Mr. Hamner, Mr. Hanna, Mr. Lambert, and Mr. Portal, respectively. The value of the award at the grant date, based solely on the closing price of our common stock as reported by the NYSE of $5.44 per share on April 15, 2025, assuming that the highest level of performance conditions will be achieved, would be $6,757,149 and $3,378,566 for Mr. Aldag and Mr. Hamner, respectively. The value of the award at the grant date, based solely on the closing price of our common stock as reported by the NYSE of $4.87 per share on September 24, 2025, assuming that the highest level of performance conditions will be achieved, would be $366,097, $281,608, and $366,097 for Mr. Hanna, Mr. Lambert, and Mr. Portal, respectively.
(3)
Reflects the cash bonus earned by Mr. Aldag and Mr. Hamner for the applicable year based on the achievement of specified corporate goals.
(4)
Represents $14,000 in Company 401(k) match, $9,772 for health insurance, a $12,000 automobile allowance, $50,840 for the cost of tax preparation, financial planning services, and personal security, $60,485 for the cost of life insurance, $3,312 for disability insurance, and $3,298 for annual physical and fitness reimbursement. These amounts are inclusive of $36,065 to reimburse Mr. Aldag for his tax liabilities associated with such payments.
(5)
Represents $14,000 in Company 401(k) match, $9,772 for health insurance, a $9,000 automobile allowance, $7,183 for the cost of tax preparation, $27,829 for the cost of life insurance, and $6,397 for annual physical and fitness reimbursement. These amounts are inclusive of $15,274 to reimburse Mr. Hamner for his tax liabilities associated with such payments.
(6)
Represents $14,000 in Company 401(k) match, $18,078 for health insurance, and $7,135 for annual physical and fitness reimbursement. These amounts are inclusive of $2,336 to reimburse Mr. Hanna for his tax liabilities associated with such payments.
(7)
Represents $14,000 in Company 401(k) match, $18,078 for health insurance, and $8,065 for annual physical and fitness reimbursement. These amounts are inclusive of $3,065 to reimburse Mr. Lambert for his tax liabilities associated with such payments.
(8)
Represents $18,078 for health insurance and $1,800 for annual physical and fitness reimbursement.

34 Proxy Statement and Notice of 2026 Annual Meeting

Compensation Discussion and Analysis

Grants of Plan-Based Awards

The following table provides information about plan-based awards granted to our NEOs during 2025.(1) For further detail regarding each of these awards, see “Compensation Discussion and Analysis—Elements of Pay.”

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	($)
Edward K. Aldag, Jr.	4/15/2025	1,000,000	2,000,000	3,000,000
	4/15/2025							988,051	5,374,997
	4/15/2025				—	414,041	1,242,123		5,370,112
R. Steven Hamner	4/15/2025	680,000	1,020,000	1,530,000
	4/15/2025							494,026	2,687,501
	4/15/2025				—	207,020	621,060		2,685,049
James K. Hanna	9/24/2025	—	—	—	—
	9/24/2025							59,743	293,338
	9/24/2025					25,058	75,174		282,404
Charles R. Lambert	9/24/2025	—	—	—	—
	9/24/2025							45,956	225,644
	9/24/2025					19,275	57,825		217,229
Larry H. Portal	9/24/2025	—	—	—	—
	9/24/2025							59,743	293,338
	9/24/2025					25,058	75,174		282,404

(1)
Represents cash incentive compensation opportunity, which can be earned based upon the achievement of formulaic corporate goals in the annual cash bonus program.
(2)
Represents 2025 TSR Performance Awards, which are earned based on the Company’s achievement of certain TSR hurdles over a three-year performance period ending on April 15, 2028. The grant date fair value of these awards is $12.97 per share for Mr. Aldag and Mr. Hamner, and $11.27 per share for Mr. Hanna, Mr. Lambert, and Mr. Portal.
(3)
Represents the annual time-based restricted stock awards that vest quarterly over a period of three years. The grant date fair value of these time-based restricted stock awards is $5.44 per share for Mr. Aldag and Mr. Hamner, and $4.91 per share for Mr. Hanna, Mr. Lambert, and Mr. Portal. Eligibility to receive dividends on the time-based restricted stock awards starts on the date of grant.

Proxy Statement and Notice of 2026 Annual Meeting 35

Compensation Discussion and Analysis

Outstanding Equity Awards as of December 31, 2025

The table below shows the outstanding equity awards held by our NEOs as of December 31, 2025. Market values are based on a price of $5.00 per share, the closing price of our common stock on December 31, 2025, the last trading day of 2025.

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Edward K. Aldag, Jr.	1,131,592	(1)	5,657,960	2,629,136	(6)	13,145,680

R. Steven Hamner	565,797	(2)	2,828,985	1,314,567	(7)	6,572,835

J. Kevin Hanna	49,160	(3)	245,800	242,492	(8)	1,212,460

Charles R. Lambert	35,335	(4)	176,675	189,429	(9)	947,145

Larry H. Portal	49,160	(5)	245,800	242,492	(10)	1,212,460

(1)
For Mr. Aldag includes (i) 181,831 shares that vested on January 1, 2026, (ii) 291,062 shares that vest in equal quarterly installments from April 1, 2026 through January 1, 2027, and (iii) 658,699 shares that vest in equal quarterly installments from April 1, 2026 through January 1, 2028.
(2)
For Mr. Hamner includes (i) 90,916 shares that vested on January 1, 2026, (ii) 145,531 shares that vest in equal quarterly installments from April 1, 2026 through January 1, 2027, and (iii) 329,350 shares that vest in equal quarterly installments from April 1, 2026 through January 1, 2028.
(3)
For Mr. Hanna includes (i) 9,333 shares that vested on January 1, 2026 and (ii) 39,827 shares that vest in equal quarterly installments from April 1, 2026 through January 1, 2028.
(4)
For Mr. Lambert includes (i) 4,699 shares that vested on January 1, 2026 and (ii) 30,636 shares that vest in equal quarterly installments from April 1, 2026 through January 1, 2028.
(5)
For Mr. Portal includes (i) 9,333 shares that vested on January 1, 2026 and (ii) 39,827 shares that vest in equal quarterly installments from April 1, 2026 through January 1, 2028.
(6)
For Mr. Aldag includes equity awards at target of (i) 415,095 shares underlying the 2023 Performance Award†, (ii) 1,800,000 shares underlying the 2024 Stock Price Performance Award*, and (iii) 414,041 shares underlying the 2025 TSR Performance Award** that remain unearned. Of these awards 311,321 shares were earned and vested on January 1, 2026.
(7)
For Mr. Hamner includes equity awards at target of (i) 207,547 shares underlying the 2023 Performance Award†, (ii) 900,000 shares underlying the 2024 Stock Price Performance Award*, and (iii) 207,020 shares underlying the 2025 TSR Performance Award** that remain unearned. Of these awards 155,660 shares were earned and vested on January 1, 2026.
(8)
For Mr. Hanna includes equity awards at target of (i) 17,434 shares underlying the 2023 Performance Award†, (ii) 200,000 shares underlying the 2023 Stock Price Performance Award‡, and (iii) 25,058 shares underlying the 2025 TSR Performance Award** that remain unearned. Of these awards 17,433 shares were earned and vested on January 1, 2026.
(9)
For Mr. Lambert includes equity awards at target of (i) 3,487 shares underlying the 2023 Performance Award†, (ii) 166,667 shares underlying the 2023 Stock Price Performance Award‡, and (iii) 19,275 shares underlying the 2025 TSR Performance Award** that remain unearned. Of these awards 3,486 shares were earned and vested on January 1, 2026.
(10)
For Mr. Portal includes equity awards at target of (i) 17,434 shares underlying the 2023 Performance Award†, (ii) 200,000 shares underlying the 2023 Stock Price Performance Award‡, and (iii) 25,058 shares underlying the 2025 TSR Performance Award** that remain unearned. Of these awards 17,433 shares were earned and vested on January 1, 2026.

† The 2023 Performance Award is earned based on the achievement of EBITDA and strategic transactions goals over a three-year period with the ability to earn up to one-third of the award in 2023 based on one-year goals. For Messrs. Aldag and Hamner, any earned shares are subject to an absolute TSR and relative TSR modifier (based on one-year TSR for any shares earned based on one-year goals and three-year TSR for the majority of the award based on three-year goals) that can increase or decrease the award up to 25%. Up to one-third of the shares subject to the EBITDA award were eligible to be earned if EBITDA was $1.33 billion for 2023 and 100% of shares are eligible to be earned if EBITDA is $1.45 billion in the third year of the performance period. Up to one-third of the shares subject to the strategic transaction award were eligible to be earned if acquisitions were $750 million for 2023 and 100% of shares are eligible to be earned if acquisitions are $2.25 billion for the three-year performance period. Any earned shares vest on the January 1 immediately following the date on which the shares are earned.

‡The 2023 Stock Price Performance Award is earned based on the achievement of stock price hurdles over a four-year performance period based on a trailing 20-trading day average closing price of the Company’s common stock. Any earned shares will vest in equal quarterly installments over two years following the date that the Compensation Committee certifies achievement of the performance metrics, subject to the grantee’s continued employment through such date, provided that all unvested earned shares will vest in full following the end of the four-year performance period.

* The 2024 Stock Price Performance Award is earned based on the achievement of stock price hurdles over a four-year performance period ending on December 31, 2027 based on a trailing 20-trading day average closing price of the Company’s common stock; provided, however, following the end of such four-year performance period, the number of restricted stock units earned will be determined based on the highest average closing price of the Company’s common stock during any trailing 20-day period in the performance period and achievement of performance between the specific stock price hurdles will be determined using straight line linear interpolation. Any earned restricted stock units will vest in equal quarterly installments over one year following the date that the Compensation Committee certifies achievement of the applicable performance metric, subject to the grantee’s continued employment through such date, provided that all unvested earned restricted stock units will vest in full on the date that the Compensation Committee makes the final determination regarding achievement of the performance metrics following the end of the four-year performance period. Each earned restricted stock unit will be settled in cash based on the average closing price of the Company’s common stock on the five trading days ending on the vesting date.

**The 2025 TSR Performance Award is earned based on the achievement of total shareholder hurdles over a three-year performance period ending on April 14, 2028 based on a trailing 20-trading day period; provided that any earned awards will vest in equal quarterly installments over one year following the date that the Compensation Committee certifies achievement of the applicable performance metric, subject to the grantee’s continued employment through such date, provided that all unvested earned restricted stock awards will vest in full on the date that the Compensation Committee makes the final determination regarding achievement of the performance metrics following the end of the three-year performance period. For the TSR Performance Award granted to Messrs. Aldag and Hamner each earned restricted stock unit will be settled in cash based on the average closing price of the Company’s common stock on the five trading days ending on the vesting date.

36 Proxy Statement and Notice of 2026 Annual Meeting

Compensation Discussion and Analysis

Option Exercises and Stock Vested

The following table sets forth the aggregate number and value of shares of restricted common stock held by our NEOs that vested in 2025. The “Value Realized on Vesting” set forth below is the product of the fair market value of a share of common stock on the vesting date multiplied by the number of shares vesting. We have never issued stock options to our NEOs.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Edward K. Aldag, Jr.	706,570	3,276,853
R. Steven Hamner	353,286	1,638,430
J. Kevin Hanna	35,128	169,161
Charles R. Lambert	16,640	80,723
Larry H. Portal	35,708	171,400

Proxy Statement and Notice of 2026 Annual Meeting 37

Compensation Discussion and Analysis

Potential Payments Upon Termination or Change of Control

The following table shows potential payments and benefits that will be provided to our NEOs upon the occurrence of certain termination triggering events as described in either employment agreements or equity award agreements. The change of control provisions in the employment agreements are designed to align management’s interests with those of our stockholders. See the discussion below under “Employment Arrangements with Named Executive Officers” for information about payments upon termination or a change of control. All equity interests included in the termination and change of control calculations represent previously granted restricted stock or restricted stock unit awards and are valued based on the closing price of our common stock on December 31, 2025, the last trading day of 2025, and an assumed termination of employment on December 31, 2025.

Named Executive Officer	Termination and Change of Control (1) ($)		Death ($)	Termination Not for Cause; By Executive for Good Reason; Permanent Disability ($)		Retirement ($)	Termination for Cause; By Executive without Good Reason ($)

Edward K. Aldag, Jr.
Cash Severance	15,358,280	(2)	47,960	15,358,280	(3)	-	-

Equity-Award Acceleration(4)	45,094,995		45,094,995	45,094,995		45,094,995	-

R. Steven Hamner
Cash Severance	8,646,678	(2)	28,776	7,374,489		-	-

Equity-Award Acceleration(4)	22,547,485		22,547,485	22,547,485		22,547,485	-

J. Kevin Hanna
Cash Severance	-		-	-		-	-

Equity-Award Acceleration	3,496,380	(5)	-	2,245,800	(6)	-	-

Charles R. Lambert
Cash Severance	-		-	-		-	-

Equity-Award Acceleration	3,369,425	(5)	-	1,843,345	(6)	-	-

Larry H. Portal
Cash Severance	-		-	-		-	-

Equity-Award Acceleration	3,496,380	(5)	-	2,245,800	(6)	-	-

(1)
As of January 1, 2026, the amount that would accelerate upon a change of control would be reduced to $37,959,420 for Mr. Aldag and $16,150,720 for Mr. Hamner as a result of shares that vested on January 1, 2026.
(2)
Amounts exclude tax related payments including any tax gross-ups in connection with a change of control. While the precise amount of any tax-related payments is difficult to calculate and may be mitigated based on a number of considerations, the estimated tax gross-up payments are: $32,882,085 for Mr. Aldag and $0 for Mr. Hamner as of December 31, 2025. Due to the shares vested on January 1, 2026, the estimated excise tax gross-up payments upon a change of control on January 1, 2026 would be reduced to $0 for Mr. Aldag.
(3)
Amount excludes an estimated tax payment of $6,802,500.
(4)
The amounts reported represent equity awards held by Mr. Aldag and Mr. Hamner that vest upon each of the events occurring other than due to termination for cause or by the executive without good reason.
(5)
SVP Equity-Award Acceleration represents the 2023 Stock Price Performance Award and the 2025 Time-Based Award and 2025 TSR Award that would vest upon a Change of Control if the individual remains employed through such date.
(6)
SVP Equity-Award Acceleration represents 2023 Stock Price Performance Award and the 2025 Time-Based Award that would accelerate and vest in the event of termination by the Company without Cause. These awards do not have accelerated vesting provisions in the event of a termination for good reason or due to permanent disability.

38 Proxy Statement and Notice of 2026 Annual Meeting

Compensation Discussion and Analysis

Employment Arrangements with Named Executive Officers

Messrs. Aldag and Hamner have employment agreements that were negotiated in 2003 to market standards in connection with our initial equity offering. Below we describe the terms of these agreements. Because certain market standards have evolved since our initial equity offering, we will not enter into any new employment contracts that include a multi-year evergreen term, single-trigger change of control provisions, or excise tax gross up provisions.

We are party to employment agreements with Edward K. Aldag, Jr. and R. Steven Hamner (each of Messrs. Aldag and Hamner, the “Founders”). These agreements provide that each Founder agrees to devote substantially all of his business time to our operation. The employment agreement for each of the Founders provides for an initial three-year term, which is automatically extended for successive one-year periods, unless either party gives notice of non-renewal as provided in the agreement.

The executive employment agreements provide for an annual physical at the Company’s expense, a monthly car allowance of $1,000 for Mr. Aldag and $750 for Mr. Hamner. The Founders are also reimbursed for the cost of tax preparation and financial planning services, up to $25,000 annually for Mr. Aldag and $10,000 annually for Mr. Hamner. We also reimburse each executive for the income tax he incurs on the receipt of these tax preparation and financial planning services. The employment agreements also provide that Mr. Aldag will receive up to $20,000 per year in reimbursement for life insurance premiums, which amount increases annually based on the increase in the consumer price index (“CPI”) for such year, and that Mr. Hamner will receive up to $10,000 per year in reimbursement for life insurance premiums, which amount increases annually based on the increase in the CPI for such year. We also reimburse each executive for the income tax he incurs on these life insurance premium reimbursements. The Founders are also reimbursed for the cost of their disability insurance premiums.

The employment agreements provide that the executive officers are eligible to receive the same benefits, including medical insurance coverage and retirement plan benefits in a 401(k) plan, to the same extent as other similarly situated employees, and such other benefits as are commensurate with their position. Participation in employee benefit plans is subject to the terms of said benefit plans as in effect from time-to-time.

The employment agreements with the Founders provide for contractual severance benefits and accelerated vesting of equity grants in the event of a change of control, which we believe are common in the REIT industry, are designed to reinforce and encourage the continued attention and dedication of our Founders to their assigned duties without distraction or fear of job loss in the face of an actual or threatened change of control and to ensure that our Founders are motivated to negotiate the best merger consideration for our stockholders.

If the Founder’s employment ends for any reason, we will pay accrued salary, bonuses, and incentive payments already determined but not yet paid, and other existing obligations. If a Founder’s employment terminates as a result of his “permanent disability” (as defined in the employment agreements), we terminate a Founder’s employment for any reason other than for “cause” (as defined in the employment agreements), or if a Founder terminates his employment for “good reason” (as defined in the employment agreements), we will be obligated to pay (i) a lump sum payment of severance equal to the sum of (x) the product of three and the sum of the salary in effect at the time of termination plus the average cash bonus (or the highest cash bonus, in the case of Mr. Aldag) paid to such executive during the preceding three years, grossed up for taxes in the case of Mr. Aldag, and (y) the incentive bonus prorated for the year in which the termination occurred; (ii) the cost of the executive’s continued participation in the Company’s benefit and welfare plans (other than the 401(k) plan) for a three-year period (a five-year period in the case of Mr. Aldag) following termination; and (iii) continued reimbursement for life insurance premiums and the taxes payable on such amounts for three years following termination (or five years in the case of Mr. Aldag). Additionally, upon such termination, all stock options, if any, and restricted stock held by the executive will become fully vested, and the executive will have whatever period remains under the term of stock options in which to exercise all vested stock options. The employment agreements also provide that the Founders and their spouses and dependents will be permitted to continue to participate in all employee benefit and welfare plans and programs of the Company other than the 401(k) plan until the earlier of age 65 or such time as the Founder obtains full-time employment with an entity not affiliated with the Founder that provides comparable benefits.

In the event of the death of any of our Founders, in addition to the accrued salary, bonus, and incentive payments due to them, their restricted stock shall become fully vested, and their respective beneficiaries will have whatever period remains under any outstanding stock options held by the Founder to exercise such stock options. In addition, their estates would be entitled to the Founder’s prorated incentive bonus payable in a lump sum and the Founder’s spouse and each of his dependents shall be covered under the Company’s health insurance program until the earlier of age 65 or such time as the spouse or dependent obtains full-time employment with an entity not affiliated with the Founder that provides comparable benefits. The Company shall pay for such coverage for three years (or five years in the case of Mr. Aldag) following the death of the Founder.

Proxy Statement and Notice of 2026 Annual Meeting 39

Compensation Discussion and Analysis

In the event that the employment of any of our Founders ends as a result of a termination by us for cause or by the Founder without good reason, then in addition to the accrued salary, bonuses and incentive payments due to them, the executives would be entitled to exercise any outstanding vested stock options held by the Founder, pursuant to the terms of the grant, but all unvested stock options and restricted stock would be forfeited upon termination.

Upon a change of control, the Founders will become fully vested in their equity awards. In addition, if the employment of any Founder is terminated by us for cause or by the executive without good reason in connection with a change of control, the executive will be entitled to receive an amount equal to the largest cash compensation paid to the executive for any 12-month period during his tenure multiplied by three.

If payments become due as a result of a change of control and the excise tax imposed by Code Section 4999 applies, the terms of the employment agreements require us to gross up the amount payable to the executive by the amount of this excise tax plus the amount of income and other taxes due as a result of the gross up payment.

For an 18-month period after termination of an executive’s employment for any reason other than (i) termination by us without cause or (ii) termination by the executive for good reason, each of the executives has agreed not to compete with us by working with or investing in, subject to certain limited exceptions, any enterprise engaged in a business substantially similar to our business as it was conducted during the period of the executive’s employment with us and not to solicit our employees.

The restricted stock awards with the Founders provide that, if the Founder’s employment is terminated (1) by the Company without cause, (2) by the Founder for good reason, (3) due to the Founder’s death, (4) due to the Founder becoming permanently disabled, or (5) due to the Founder’s separation from service after attaining age 65, provided that the Founder provides the Company with written notice at least one year prior to such separation from service, all unvested restricted stock awards will fully accelerate and vest.

Under the award agreements for the 2025 TSR Performance Awards that were granted in the form of restricted stock units, (i) in the event of a change of control, the executives will be entitled to receive a cash payment equal to (x) the difference between 300% of the target number of restricted stock units subject to the 2025 TSR Performance Awards and the number of restricted stock units that have previously been settled pursuant to the awards multiplied by (y) the price paid per share of the Company’s common stock in the change in control, provided that the executive continues to provide services as an employee through such date, and (ii) if an executive’s employment is terminated (1) by the Company without cause, (2) by the executive for good reason, (3) due to the executive’s death, (4) due to the executive becoming permanently disabled, or (5) due to the executive’s separation from service after attaining age 65, provided that the executive provides the Company with written notice at least one year prior to such separation from service, the executive will be entitled to receive a cash payment equal to (x) the difference between 300% of the target number of restricted stock units subject to the 2025 TSR Performance Awards and the number of restricted stock units that have previously been settled pursuant to the awards multiplied by (y) the average price of the Company’s common stock over the five trading days ending on the date of such termination of employment.

The SVPs are not currently party to employment agreements with the Company and are at-will employees of the Company. However, (1) under the award agreements for the 2023 Stock Price Performance Awards, (i) in the event of a change of control, the shares underlying such awards vest at the maximum level (300% of target), provided that the grantee continues to provide services as an employee through such date and (ii) in the event that the grantee’s employment is terminated by the Company without cause, a number of shares equal to the greater of (x) the number of shares that have been earned prior to the date of termination and (y) 200% of the target number of such shares shall vest; (2) under the award agreements for the 2025 Time-Based Awards, (i) in the event of a change of control, the shares underlying such awards vest, provided that the grantee continues to provide services as an employee through such date and (ii) in the event that the grantee’s employment is terminated by the Company without cause shares shall fully vest; and (3) under the award agreements for the 2025 TSR Performance Awards that were granted in the form of restricted stock awards, in the event of a change of control, the performance-based restricted stock shall vest and no longer be subject to forfeiture immediately prior to the change of control at the greater of the stretch level (regardless of the price paid per share of common stock in the change of control) and the actual level of achievement at the time of the change of control based on the price paid per share of common stock in the change of control (such number of shares earned, the “CoC Vested Shares”) and the executive shall be entitled to receive a number of shares of common stock equal to the positive difference, if any, between the COC Vested Shares and the number of the number of shares of common stock that have previously been issued to the executive pursuant to the award, provided that the executive continues to provide services through such date.

40 Proxy Statement and Notice of 2026 Annual Meeting

Compensation Discussion and Analysis

Pay Versus Performance

Pay Versus Performance Table

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing information about the relationship between “compensation actually paid” to our principal executive officer (“PEO”) and the other NEOs, calculated in accordance with Item 402(v) of Regulation S-K, and certain financial performance measures.

					Value of Initial Fixed $100 Investment Based On:

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(1)(2) ($)	Average Summary Compensation Table Total for non-PEO Named Executive Officers(1) ($)	Average Compensation Actually Paid to non-PEO Named Executive Officers(1)(2) ($)	Company TSR(3) ($)	Dow Jones U.S. Real Estate Health Care TSR(4) ($)	Net Income (Loss)(5) ($mm)	Stock Price(6) ($)

2025	15,898,816	16,614,176	3,389,455	3,600,553	37.95	163.81	(277.0)	5.00
2024	16,388,255	17,144,799	3,005,335	2,801,115	28.07	120.49	(2,410.3)	3.95
2023	17,854,051	1,210,213	6,165,180	2,417,281	31.62	93.29	(556.5)	4.91
2022	16,025,513	(8,729,616)	6,192,126	(4,100,450)	63.54	81.93	902.6	11.14
2021	17,036,629	33,684,966	7,148,640	13,836,026	124.60	104.84	656.0	23.63

(1)
For fiscal years 2021, 2022, 2023, 2024, and 2025 our PEO was Edward K. Aldag, Jr., Chairman, President, and CEO. For fiscal years 2020, 2021, and 2022, our other NEOs were R. Steven Hamner, EVP and CFO, and Emmett E. McLean, EVP, COO and Secretary. For 2023, our other NEOs were R. Steven Hamner, EVP and CFO; Emmett E. McLean, EVP, COO and Secretary; J. Kevin Hanna, SVP, Controller and Chief Accounting Officer; Rosa H. Hooper, SVP, Operations and Secretary; and Larry H. Portal, SVP, Senior Advisor to the CEO. For 2024, our other NEOs were R. Steven Hamner, EVP and CFO; J. Kevin Hanna, SVP, Controller and Chief Accounting Officer; Rosa H. Hooper, SVP, Operations and Secretary; and Larry H. Portal, SVP, Senior Advisor to the CEO. For 2025, our other NEOs were R. Steven Hamner, EVP and CFO; J. Kevin Hanna, SVP, Controller and Chief Accounting Officer; Charles Lambert, SVP, of Finance and Treasurer; and Larry H. Portal, SVP, Senior Advisor to the CEO.
(2)
The amounts reported represent the “compensation actually paid”, computed in accordance with Item 402(v) of Regulation S-K, but do not reflect the actual amount of compensation earned by or paid in the applicable year. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made to the amount reported in the “Total” column of the Summary Compensation Table for each year to calculate compensation actually paid:

Adjustments to Determine Compensation “Actually Paid” for PEO (a)	2025 ($)	2024 ($)	2023 ($)	2022 ($)	2021 ($)

Summary Compensation Table Total Compensation	15,898,816	16,388,255	17,854,051	16,025,513	17,036,629
Grant Date Fair Value of Stock Awards Granted in Fiscal Year	(10,745,109)	(12,689,910)	(13,940,389)	(12,380,300)	(12,928,532)
Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	8,230,653	13,152,863	6,591,933	8,396,220	24,565,926
Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	3,844,743	(702,208)	(7,976,051)	(20,548,139)	4,166,464
Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	1,128,854	1,098,069	607,840	762,900	1,047,721
Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Met During Fiscal Year	336,881	19,429	(348,168)	(985,810)	(203,242)
Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(2,080,662)	(121,699)	(1,579,003)	-	-
Compensation Actually Paid	16,614,176	17,144,799	1,210,213	(8,729,616)	33,684,966

Proxy Statement and Notice of 2026 Annual Meeting 41

Compensation Discussion and Analysis

Adjustments to Determine Average Compensation “Actually Paid” for Non-PEOs Named Executive Officers (Average) (a)	2025 ($)	2024 ($)	2023 ($)	2022 ($)	2021 ($)

Summary Compensation Table Total Compensation	3,389,455	3,005,335	6,165,180	6,192,126	7,148,640
Grant Date Fair Value of Stock Awards Granted in Fiscal Year	(1,741,727)	(1,586,239)	(4,707,529)	(4,531,857)	(5,249,546)
Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	1,382,387	1,644,108	1,879,478	3,039,094	9,729,908
Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	625,308	(387,310)	(938,459)	(8,678,809)	1,874,864
Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	192,915	137,259	423,824	276,519	422,195
Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Met During Fiscal Year	50,175	4,210	(413,639)	(397,523)	(90,035)
Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(297,960)	(16,248)	(178,397)	-	-
Dividends Paid on Outstanding and Unvested Stock Awards	—	—	186,823	-	-

Compensation Actually Paid	3,600,553	2,801,115	2,417,281	(4,100,450)	13,836,026

(a)
In making each of the adjustments, the “value” of an equity award is the fair value of the award on the applicable date determined in accordance with ASC 718 using the valuation assumptions we then used to calculate the fair value of our equity awards. The valuation methodology used to calculate fair values did not materially differ from that disclosed at the time of grant. For more information on the valuation of our equity awards, please see the notes to our financial statements included in our Annual Report on Form 10-K for each respective fiscal year and the footnotes to the Summary Compensation Table that appears in our annual Proxy Statement
(3)
Company TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the price of our common stock at the end and the beginning of the measurement period.
(4)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the Dow Jones U.S. Real Estate Health Care Index, a published industry index.
(5)
The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year as reported on our Annual Report on Form 10-K.
(6)
While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that stock price is the financial performance measure that, in the Company’s assessment, represents the most important financial performance measure that is not otherwise required to be disclosed in the Pay Versus Performance table used by the Company to link compensation actually paid to the Company’s NEOs, computed in accordance with Item 402(v) of Regulation S-K, for the most recently completed fiscal year, to Company performance. The Company utilizes TSR as a performance metric in the 2025 TSR Performance Awards ; TSR impacts the value of all equity awards granted to the NEOs.

Tabular List of Important Financial Measures

The following are the measures that we have determined represent the most important performance measures used to link compensation actually paid to Company performance for 2025:

Most Important Measures for 2025
Stock Price	1-Year and 3-Year TSR (Absolute and Relative)
EBITDA	Net Debt
Strategic Transactions	Near-Term Maturities

Relationship between Compensation Actually Paid and Financial Measures

As described in more detail in the section “Compensation Discussion and Analysis”, our executive compensation program reflects a variable pay-for-performance philosophy. Our compensation program is designed to support our business plan and motivate management to drive long-term value creation for our stockholders. The majority of our PEOs’ compensation is comprised of equity awards for which the value is directly tied to changes in stock price. Furthermore, the majority of our equity awards are tied to (1) rigorous performance hurdles, (2) total stockholder return and/or (3) stock price appreciation. As illustrated in the table and charts below, compensation actually paid to our NEOs generally aligns with our stock price performance and financial results as follows:

◆	In 2025, we continued to execute on our strategy focusing on balance sheet improvement, allocation of capital, and stabilization of earnings which resulted in a one-year TSR of 33%.
◆

Our 2025 compensation actually paid to our CEO reflects an approximately $700k increase from Summary Compensation Table amounts, driven primarily by an increase in stock price and the fair value of outstanding equity awards. Our CEO's Actual Realized Compensation was $6.9 million lower than compensation actually paid (see page 17 for detail of our CEO's Actual Realized Compensation calculation)

42 Proxy Statement and Notice of 2026 Annual Meeting

Compensation Discussion and Analysis

The following graphs further illustrate the alignment of our NEOs’ compensation actually paid relative to (i) our absolute TSR and the TSR of the Dow Jones U.S. Real Estate Health Care REIT Index, (ii) net income (loss), and (iii) stock price:

Compensation Actually Paid and TSR Performance
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
-$10,000
-$15,000
2021
2022
2023
2024
2025
$33,685
$13,836
-$8,730
-$4,100
$1,210
$2,417
$17,145
$2,801
$16,614
$3,601
$124.60
$104.84
$81.93
$63.54
$93.29
$31.62
$120.49
$28.07
$163.81
$37.95
*Compensation in $000s
PEO Pay
NEO Pay
MPW TSR
Index TSR

Compensation Actually Paid and Stock Price
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
-$10,000
-$15,000
$23.63
$11.14
$4.91
$3.95
$5.00
$33,685
$13,836
-$8,730
-$4,100
$1,210
$2,417
$17,145
$2,801
$16,614
$3,601
2021
2022
2023
2024
2025
*Compensation in $000s
PEO Pay
NEO Pay
Stock Price 12/31

Proxy Statement and Notice of 2026 Annual Meeting 43

Compensation Discussion and Analysis

Compensation Actually Paid and Net Income (Loss)
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
-$10,000
-$15,000
$33,685
$13,836
$656.0
-$8,730
-$4,100
$902.6
$1,210
$2,417
-$556.5
$17,145
$2,801
-$2,410.3
$16,614
$3,601
-$277.0
2021
2022
2023
2024
2025
*Compensation in $000s
PEO Pay
NEO Pay
Net Income(Loss)

44 Proxy Statement and Notice of 2026 Annual Meeting

Proposal 4:

Approval of the Medical Properties Trust, Inc. Second Amended and Restated 2019 Equity Incentive Plan

Background

On April 13, 2026, the Board of Directors adopted, subject to stockholder approval, an amendment and restatement of the Medical Properties Trust, Inc. 2019 Equity Incentive Plan (the “Prior Plan”) to increase the number of shares reserved under the Prior Plan and that may be issued in the form of incentive stock options by 12,000,000 shares and clarify that shares of Common Stock delivered by a participant or withheld by the Company upon the exercise of any option or SAR in payment of the exercise price thereof or for tax withholding may not be optioned, granted or awarded (as amended and restated, the “A&R Plan”).

A copy of the A&R Plan is attached as Appendix A to this Proxy Statement and is incorporated herein by reference.

Rationale for Share Increase

The A&R Plan is designed to enhance the flexibility to grant equity awards to our employees, directors and consultants and to ensure that we can continue to grant equity awards to eligible recipients at levels determined to be appropriate by the Board and/or the Compensation Committee. This plan is critical to our ongoing effort to build stockholder value. Equity incentive awards are an important component of our executive and non-executive employees’ compensation. Our Compensation Committee and the Board believe that we must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for our continued growth and success.

In determining the number of shares by which to increase the reserve under the Prior Plan, the Board reviewed the Compensation Committee’s recommendations, which were based on an analysis prepared by, and recommendations prepared with the assistance of, the Compensation Committee’s independent advisors, including Gressle & McGinley, LLC. This analysis included a consideration of the following key factors:

Shares Available for Issuance

The table below includes information as of the record date of March 19, 2026, with respect to awards outstanding and shares remaining available for grant under the Prior Plan.

Plan Category	As of March 19, 2026

Total number of shares remaining available for future awards (1)	1,766,075
Total number of full value shares underlying outstanding grants and awards (2)	17,244,394
Total number of stock options underlying outstanding grants and awards	-
Total number of common shares outstanding	602,829,003

(1)
Reflects the number of shares remaining available for future awards after giving effect to grants made in January and March 2026.
(2)
Includes 5,113,840 unvested full value awards with time-based vesting and 12,130,554 unvested full value awards with performance-based vesting that remain unearned. These amounts are inclusive of grants made in January and March 2026 and exclude 3,321,061 unearned performance-based restricted stock unit awards settled solely in cash as these awards do not impact shares available under the Prior Plan.

We believe that the request of 12,000,000 additional shares is reasonable as any awards under the A&R Plan would not have a substantially dilutive effect (issuance of all such additional shares is less than 2.0% of fully diluted shares outstanding) and the last equity upsize request was four years ago in 2022.

Responsible Grant Practices

◆	0.45% three-year average burn rate is well below Institutional Shareholder Services (“ISS”) industry standard of 1.05%
◆	All equity awards vest over a period of at least three years
◆	Performance-based awards represent 50% of long-term incentive awards granted to our CEO
◆	Robust performance-based hurdles used for performance-based awards granted to our NEOs
◆	Robust stock ownership guidelines
◆	Clawback policy that applies to all executive officers and authorizes recovery of gains from equity awards in the event of certain financial restatements

Proxy Statement and Notice of 2026 Annual Meeting 45

Proposal 4: Approval of the Medical Properties Trust, Inc. Second Amended and Restated 2019 Equity Incentive Plan

Stockholder-Friendly Plan Features

◆	No repricing permitted without stockholder approval
◆	No cash buyouts of stock options without stockholder approval
◆	Stockholder approval required to increase the share reserve (i.e., no “evergreen” feature)
◆	The Compensation Committee, which consists solely of independent directors, will administer the A&R Plan

Burn Rate

The Compensation Committee carefully monitors our annual net burn rate, total dilution and equity expense in order to maximize stockholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward and retain our employees and directors. Our compensation philosophy reflects broad-based eligibility for equity incentive awards for high performing employees. By doing so, we link the interests of those employees and directors with those of our stockholders and motivate our employees to act as owners of the business.

The following table sets forth information regarding historical awards granted (for time-based awards) or earned (for performance-based awards) for the three-year period of 2023 to 2025, and the corresponding adjusted burn rate, which is defined as the number of shares subject to equity awards granted (for time-based awards) or earned (for performance-based awards) in each year, divided by the weighted average number of shares of common stock outstanding for such year.

Year	Time-Based Full Value Awards Granted	Performance-Based Full Value Awards Earned/Vested	Total Full-Value Shares Granted/Earned	Weighted Average # of Common Shares Outstanding	Unadjusted Burn Rate	Value-Adjusted Burn Rate

2025	2,538,451	89,065	2,627,516	600,892,000	0.44%	0.44%
2024	1,519,207	1,179,631	2,698,838	600,248,000	0.45%	0.45%
2023	1,210,448	1,591,846	2,802,294	598,518,000	0.47%	0.47%
3 -Year Average					0.45%	0.45%

(1)
Total full-value awards granted or earned is the sum of time-based awards granted during each fiscal year and performance-based full-value shares earned each fiscal year.

Summary of Material Features of the A&R Plan

◆	Share Reserve: Increase the maximum number of shares of common stock to be issued under the Plan by 12,000,000 shares;
◆

Types of Awards. Permit the award of stock options (both incentive and non-qualified options), restricted stock, restricted stock units, deferred stock units, stock appreciation rights, performance units and other stock-based awards;

◆

Share Counting for Appreciation Awards. Require that upon the exercise of a stock appreciation right that is settled in shares of common stock, the full number of shares underlying the award will be charged to the reserved pool. Additionally, shares we reacquire on the open market will not be added to the reserved pool under the A&R Plan;

◆

No Share Recycling on Appreciation Awards. Shares withheld or delivered to the Company to satisfy tax withholding obligations in connection with stock appreciation awards, such as stock options and stock appreciation rights, cannot be returned to or added back to the share reserve under the Plan. However, the Plan allows for shares withheld by or delivered to the Company for tax withholding obligations with respect to full value awards to be added back to the reserved pool under the A&R Plan, which was deemed appropriate as returning shares withheld to satisfy tax withholding obligations has no additional dilutive impact to stockholders; (see Section 2.2)

◆	No Repricing. Require that awards made under the A&R Plan will not be repriced in any manner without stockholder approval;
◆

Individual Award Limit on Non-Employee Directors. Not allow the value of all awards granted under the A&R Plan and all other cash compensation paid by us to any non-employee director in any calendar year to exceed $1,000,000; (see Section 3.1)

◆	Stockholder Approval Requirement. Require any material amendment to the A&R Plan be subject to approval by our stockholders; and
◆	Term. The A&R Plan will no longer automatically terminate after a ten-year term.

Based solely on the closing price of our common stock as reported by the NYSE on March 19, 2026 of $4.71 per share, the aggregate value of the shares of common stock that could potentially be issued under the A&R Plan is $64.8 million.

46 Proxy Statement and Notice of 2026 Annual Meeting

Proposal 4: Approval of the Medical Properties Trust, Inc. Second Amended and Restated 2019 Equity Incentive Plan

The shares of common stock underlying any awards under the A&R Plan, the 2013 Equity Incentive Plan (the 2013 Plan”) and the Second Amended and Restated 2004 Equity Incentive Plan (the “2004 Plan” and, together with the 2013 Plan, the “Prior Plans”), that are forfeited, canceled or otherwise terminated, other than by exercise, including shares withheld by or delivered to the Company for tax withholding obligations with respect to awards other than stock options or stock appreciation rights will be added back to the shares of common stock available for issuance under the A&R Plan. Shares (i) tendered or held back upon exercise of a stock option or stock appreciation right under the A&R Plan to cover the exercise price or tax withholding and (ii) subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof, will not be added back to the shares of common stock available for issuance under the A&R Plan. In addition, shares of common stock repurchased on the open market will not be added back to the shares of common stock available for issuance under the A&R Plan.

Summary of the A&R Plan

The following description of certain features of the A&R Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the A&R Plan, which is attached hereto as Appendix A.

Administration. The A&R Plan will be administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, to determine the type of awards, and to determine the specific terms and conditions of each award, subject to the provisions of the A&R Plan.

Eligibility; Plan Limits. All employees and non-employee directors are eligible to participate in the A&R Plan as well as consultants who provide services to the Company who qualify as consultants or advisors under Instruction A.1.(a)(1) of Form S-8 under the Securities Act of 1933, as amended. As of April 13, 2026, 136 individuals would have been eligible to participate in the A&R Plan had it been effective on such date, which includes seven executive officers, 112 employees who are not executive officers, seven non-employee directors and ten consultants. There are certain limits on the number of awards that may be granted under the A&R Plan. For example, awards with respect to no more than 5,000,000 shares of common stock may be granted to any individual in any one calendar year and no more than 41,400,000 shares of common stock may be granted in the form of incentive stock options.

Director Compensation Limit. The A&R Plan provides that the value of all awards under the A&R Plan and all other cash compensation paid by us to any non-employee director in any calendar year shall not exceed $1,000,000.

Stock Options. The A&R Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the U.S. Internal Revenue Code of 1986 (the “Code”) and (2) options that do not so qualify. Options granted under the A&R Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to all other eligible participants in the A&R Plan. The option exercise price of each option will be determined by the Compensation Committee. The exercise price may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose shall be the closing price of the common stock as reported on the NYSE, or if the closing price is not reported on such date of determination, the closing price on the most recent date on which such closing price is reported. The exercise price of an option may not be reduced after the date of the option grant without stockholder approval, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. In general, unless otherwise permitted by the Compensation Committee, no option granted under the A&R Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee.

Upon exercise of options, the option exercise price must be paid in full (i) in cash or by certified check, (ii) by delivery of shares of common stock having a value equal to the exercise price, (iii) by broker-assisted exercise, (iv) with respect to stock options that are not incentive stock options, by a “net exercise” arrangement, pursuant to which the number of shares issued upon exercise is reduced by a number of shares with a fair market value equal to the exercise price or (v) by any other means approved by the Compensation Committee consistent with applicable law.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Restricted Stock. The Compensation Committee may award shares of common stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment or other service with the Company through a specified restricted period.

Proxy Statement and Notice of 2026 Annual Meeting 47

Proposal 4: Approval of the Medical Properties Trust, Inc. Second Amended and Restated 2019 Equity Incentive Plan

Restricted Stock Units. The Compensation Committee may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of common stock, subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment or other service with the Company through a specified vesting period.

Deferred Stock Units. The Compensation Committee may award deferred stock units to participants. Deferred stock units are ultimately payable in the form of shares of common stock, generally at a later date elected by the participant.

Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to cash, shares of common stock or a combination thereof equal to the value of the appreciation in the stock price over the base price. The base price of a stock appreciation right that is granted in tandem with a stock option will be equal to the exercise price of such stock option and the base price of a stock appreciation right that is not granted in tandem with a stock option may not be less than 100% of the fair market value of the common stock on the date of grant.

Performance Units. The Compensation Committee may grant performance units, which entitle a participant to cash, shares of common stock or a combination of the two upon the achievement of certain performance criteria.

Other Stock-Based Awards. The Compensation Committee may grant other awards denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to common stock or other equity interests of the Company or the Operating Partnership.

Adjustments for Stock Dividends, Stock Splits, etc. The Compensation Committee shall make appropriate adjustments to the number of shares of common stock that are subject to the A&R Plan and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Change in Control Provisions. The A&R Plan provides that upon the effectiveness of a merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of common stock or other securities of the Company, the Compensation Committee may provide for any one or more of the following: (i) cash out of awards, (ii) the replacement of awards with other rights or property, (iii) that awards may not be exercised after such event, (iv) the exercisability of awards for a specified period of time prior to such event, (v) the assumption or substitution of such awards, (vi) appropriate adjustments to awards or (vii) acceleration or forfeiture of awards.

Tax Withholding. Participants in the A&R Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon the exercise of options or stock appreciation rights or vesting or settlement of other awards. The Compensation Committee may require awards to be subject to mandatory share withholding up to the required withholding amount. The Compensation Committee may also require the tax withholding obligation to be satisfied by a sell to cover arrangement.

Amendments and Termination. The Board of Directors may at any time amend, suspend or terminate the A&R Plan and the Board or Compensation Committee may at any time amend outstanding awards; provided, however, no such action may adversely affect any rights under any outstanding award without the participant’s consent. To the extent required under the rules of the NYSE, any amendments that materially change the terms of the A&R Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options.

Effective Date of A&R Plan. The A&R Plan was approved by our Board of Directors on April 13, 2026. Awards of incentive options may be granted under the A&R Plan until ten years from the date of Board approval. No other awards may be granted under the A&R Plan after the date that is ten years from the date of stockholder approval.

New Plan Benefits

Because the grant of awards under the A&R Plan is within the discretion of the Compensation Committee, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the A&R Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the A&R Plan, the following table provides information concerning the shares that were granted to the following persons and groups during 2025 at the target level: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group. Additionally, no specific grants are currently determinable; therefore, disclosure under Item 10(b)(2)(ii) is not applicable.

48 Proxy Statement and Notice of 2026 Annual Meeting

Proposal 4: Approval of the Medical Properties Trust, Inc. Second Amended and Restated 2019 Equity Incentive Plan

	Dollar Value(1) ($)		Number of Awards (#)

Edward K. Aldag, Jr.	10,745,109		1,402,092

R. Steven Hamner	5,372,551		701,046

James K. Hanna	575,742		84,801

Charles R. Lambert	442,873		65,231

Larry H. Portal	575,742		84,801

All current executive officers, as a group	17,712,017	(2)	2,337,971

All current directors who are not executive officers, as a group	875,001	(2)	166,985

All current employees who are not executive officers, as a group	6,946,713	(2)	1,023,169

(1)
The dollar value of stock awards at target represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in calculating these values, see Note 7 to our consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2025.
(2)
Represents the aggregate grant date fair value for the group.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the A&R Plan. It does not describe all federal tax consequences under the A&R Plan, nor does it describe state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the exercise price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time a non-qualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. We generally will be entitled to a tax deduction in connection with other awards under the A&R Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such

Proxy Statement and Notice of 2026 Annual Meeting 49

Proposal 4: Approval of the Medical Properties Trust, Inc. Second Amended and Restated 2019 Equity Incentive Plan

parachute payments may be non-deductible by us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

50 Proxy Statement and Notice of 2026 Annual Meeting

Other Information

Pay Ratio Disclosure

In accordance with Item 402(u) of Regulation S-K, promulgated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we determined the ratio of the annual total compensation of our CEO, Mr. Aldag, relative to the annual total compensation of our median employee.

For the purposes of reporting annual total compensation and the ratio of annual total compensation of the CEO to the median employee, both the CEO and the median employee’s annual total compensation were calculated consistent with the requirements of the Summary Compensation Table.

The Company’s methodology in determining our median employee is based on 2025 base salaries (annualized for employees hired mid-year or who had a leave of absence during the year) plus incentive bonus for all individuals, excluding our CEO, who were employed by us as of December 31, 2025. In accordance with Item 402(u) and instructions thereto, we included all full-time, part-time, temporary and seasonal employees.

After applying the methodology described above, our median employee’s total compensation using the Summary Compensation Table requirements was $158,200. Our CEO’s total compensation as reported in the Summary Compensation Table was $15,898,816. Therefore, our CEO to median employee pay ratio is approximately 100:1.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Compensation Committee Interlocks and Insider Participation

During 2025, the following directors served on the Compensation Committee: C. Reynolds Thompson, III (Chair), Emily W. Murphy, Michael G. Stewart and D. Paul Sparks, Jr. No member of the Compensation Committee was an officer or employee of our Company or had any relationships requiring disclosure by us under applicable SEC regulations during 2025. Mr. Stewart served as our Executive Vice President, General Counsel and Secretary from 2005 to 2010. In addition, none of our executive officers served during 2025 as a director or a member of the Compensation Committee of any entity that had an executive officer serving as a director or a member of the Compensation Committee of our Board.

Proxy Statement and Notice of 2026 Annual Meeting 51

Other Information

Equity Compensation Plan Information

The following table provides information as of December 31, 2025, regarding shares of common stock that may be issued under our equity compensation plans, currently consisting of the Amended and Restated 2019 Equity Incentive Plan (the “A&R Plan”).

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a)(c)

Equity compensation plan approved by security holders	-	-	7,965,203

Equity compensation plans not approved by security holders	-	-	-

Total	-	-	7,965,203

We have only issued restricted stock and restricted stock units that can be settled solely in cash. We have not issued any options, warrants or rights under the A&R Plan.

Compensation of Directors

In 2025, the Compensation Committee engaged Gressle & McGinley to assist it in conducting a competitive review of our non-employee director compensation program. The Compensation Committee took into consideration Gressle & McGinley’s findings and recommendations in determining the compensation structure for our non-employee directors for 2025.

As compensation for serving on our Board during 2025, each non-employee director received a cash retainer of $115,000. In addition, the Lead Independent Director received a cash retainer of $50,000; the Audit Committee chair received a cash retainer of $35,000; the Compensation Committee chair received a cash retainer of $30,000; the Ethics, Nominating and Corporate Governance Committee chair received a cash retainer of $30,000; the Environmental and Social Responsibility Committee chair received a cash retainer of $30,000; and the Risk Committee chair received a cash retainer of $30,000. Each non-employee director was awarded restricted stock awards of 23,855 shares, 29,914 shares, and 9,675 shares in 2025, 2024, and 2023, respectively. These awards vest over three years in equal quarterly amounts. We also reimburse our directors for reasonable expenses incurred in attending Board and committee meetings. Our Compensation Committee may change the compensation of our non-employee directors at its discretion. Directors who are also officers or employees receive no additional compensation for their service as directors.

In addition, pursuant to the Director Retirement Policy adopted by the Compensation Committee in February 2017, each non-employee director receives a single lump sum payment upon retirement equal to the director’s final annual retainer divided by 12 and multiplied by the director’s years of service on the Board.

The following Director Compensation Table summarizes the compensation paid to our non-employee directors for their services during 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)

G. Steven Dawson	150,000	125,000	-	275,000

Caterina A. Mozingo	145,000	125,000	-	270,000

Emily W. Murphy	115,000	125,000	-	240,000

Elizabeth N. Pitman	175,000	125,000	-	300,000

D. Paul Sparks, Jr.	115,000	125,000	-	240,000

Michael G. Stewart	165,000	125,000	-	290,000

C. Reynolds Thompson, III	145,000	125,000	-	270,000

(1)
Based on the grant date fair value of our common stock on April 10, 2025, of $5.24

52 Proxy Statement and Notice of 2026 Annual Meeting

Other Information

The following table shows outstanding equity awards held by each of our non-employee directors on December 31, 2025:

Name	Unvested Stock (#)

G. Steven Dawson	31,152

Caterina A. Mozingo	31,152

Emily W. Murphy	31,152

Elizabeth N. Pitman	31,152

D. Paul Sparks, Jr.	31,152

Michael G. Stewart	31,152

C. Reynolds Thompson, III	31,152

Indemnification Agreements with Executive Officers and Directors

As permitted under the Company’s charter and bylaws, the Company has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that the Company will, to the fullest extent permitted by Maryland law, indemnify and defend each indemnitee against all losses and expenses incurred as a result of their current or past service as director or officer, or incurred by reason of the fact that, while they were the Company’s director or officer, they were serving at the Company’s request as a director, officer, partner, trustee, employee, or agent of a corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan. The Company has agreed to pay expenses incurred by indemnitees before the final disposition of a claim provided that they submit to the Company a written affirmation that they have met the standard of conduct required for indemnification and a written undertaking to repay the amounts paid or reimbursed by the Company if it is ultimately determined that they have not met the standard of conduct required for indemnification. Indemnitees are entitled to select counsel to defend against indemnifiable claims.

Proxy Statement and Notice of 2026 Annual Meeting 53

Other Information

Share Ownership of Certain Beneficial Owners

The following table provides information regarding the beneficial ownership of our common stock as of March 19, 2026, by (i) each director of the Company, (ii) each NEO of the Company who is not a director, (iii) all directors and executive officers as a group, and (iv) each person known to the Company to be the beneficial owner of more than 5% of outstanding shares of common stock.

The SEC defines “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account, or similar arrangement, or (iv) the automatic termination of a trust, discretionary account, or similar arrangement. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or other rights (as set forth above) held by that person that are exercisable as of March 19, 2026 or will become exercisable within 60 days thereafter, are deemed outstanding; however, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Each person named in the table has sole voting and/or investment power with respect to all of the shares of common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.

Name of Beneficial Owner*	Number of Shares Beneficially Owned	Percentage of Shares Outstanding(1)

Edward K. Aldag, Jr.	5,886,394	**(2)

R. Steven Hamner	3,380,444	**(3)

J. Kevin Hanna	284,236	**(4)

Charles R. Lambert	181,459	**(5)

Larry H. Portal	320,566	**(4)

G. Steven Dawson	217,658	**(6)

Caterina A. Mozingo	110,468	**(7)

Emily W. Murphy	105,828	**(7)

Elizabeth N. Pitman	130,898	**(8)

D. Paul Sparks, Jr.	150,546	**(7)

Michael G. Stewart	187,403	**(7)

C. Reynolds Thompson, III	108,795	**(7)

All directors and Executive Officers as a group (13 persons)	11,280,799	1.84%(9)

* Unless otherwise indicated, the address of each named person is c/o Medical Properties Trust, Inc., 10500 Liberty Parkway, Birmingham, Alabama 35242

** Less than 1% of outstanding shares of common stock.

(1) Based on 612,935,005 shares of common stock outstanding as of March 19, 2026. Shares of common stock that are deemed to be beneficially owned by a stockholder within 60 days after March 19, 2026 are deemed outstanding for purposes of computing such stockholder's percentage ownership but are not deemed outstanding for the purpose of computing the percentage outstanding of any other stockholder. Except as otherwise indicated in the notes to this table, beneficial ownership includes sole voting and/or investment power.

(2) Includes 2,049,468 shares of unvested restricted common stock, which the named officer has no right to sell or pledge.

(3) Includes 1,024,735 shares of unvested restricted common stock, which the named officer has no right to sell or pledge.

(4) Includes 114,827 shares of unvested restricted common stock, which the named officer has no right to sell or pledge.

(5) Includes 80,636 shares of unvested restricted common stock, which the named officer has no right to sell or pledge.

(6) Includes 56,176 shares of unvested restricted common stock, which the named director has no right to sell or pledge. Also, includes 106,951 shares owned by Corriente Private Trust, an irrevocable Nevada Spendthrift Trust for which Mr. Dawson is the sole trustee and beneficiary. Includes 10,000 shares of common stock held in the director’s spouse’s name.

(7) Includes 56,176 shares of unvested restricted common stock, which the named director has no right to sell or pledge.

(8) Includes 56,176 shares of unvested restricted common stock, which the director has no right to sell or pledge. Includes 5,972 shares of common stock held in the director's spouse's name.

(9) See notes (1) – (8) above.

54 Proxy Statement and Notice of 2026 Annual Meeting

Other Information

Pursuant to SEC filings, the parties included in the table below were the beneficial owners of more than 5% of our outstanding common stock as of March 19, 2026.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding(1)

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	70,712,354	11.54%(2)

BlackRock Inc. 50 Hudson Yards New York, New York 10001	69,021,718	11.26%(3)

Daniel Yet 5711 Georges Manor Lane Sugar Land, Texas 77479	52,179,834	8.51%(4)

Zhengxu He 5220 Belsera Ct. Reno, Nevada 89519	41,662,706	6.80%(5)

(1) Based on 612,935,005 shares of common stock outstanding as of March 19, 2026.

(2) In its Schedule 13G/A filed on March 27, 2026 with the SEC, The Vanguard Group, Inc. (“VGI”) disclosed that on January 12, 2026, it went through an internal realignment, following which certain subsidiaries or business divisions of subsidiaries of VGI that formerly had, or were deemed to have, beneficial ownership with VGI will report beneficial ownership separately (on a disaggregated basis) from VGI. As of the date of this Proxy Statement, no such subsidiaries or business divisions of subsidiaries of VGI have filed a Schedule 13G regarding their beneficial ownership of shares of common stock of the Company. Beneficial ownership information is based solely on a Schedule 13G/A filed July 29, 2025 with the SEC. According to the Schedule 13G/A, VGI has sole voting power over 520,527 shares, sole dispositive power over 69,518,231 shares, and shared dispositive power over 1,194,123 shares.

(3) Beneficial ownership information is based solely on a Schedule 13G/A filed October 17, 2025 with the SEC. According to the Schedule 13G/A, BlackRock has sole voting power over 67,137,679 shares and sole dispositive power over 69,021,718 shares.

(4) Beneficial ownership information is based solely on a Schedule 13G/A filed February 12, 2025 with the SEC. The Schedule 13G/A indicates that the reporting person holds sole dispositive power with respect to 52,179,834 shares.

(5) Beneficial ownership information is based solely on a Schedule 13G/A filed January 6, 2026 with the SEC. The Schedule 13G/A indicates that the reporting person holds sole voting and dispositive power with respect to 41,662,706 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. SEC rules require us to identify anyone who failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years. Based on our review of Forms 3, 4 and 5, or written representations from reporting persons that no Form 5 was required for such persons, we believe that our executive officers, directors and 10% stockholders timely complied with applicable Section 16(a) filing requirements.

Proxy Statement and Notice of 2026 Annual Meeting 55

Other Information

Other NEOs

For information regarding Messrs. Aldag and Hamner, please see “Proposal 1—Election of Directors” above.

J. Kevin Hanna Age: 53 Senior Vice President, Controller and Chief Accounting Officer
•
Mr. Hanna is a CPA and started with the Company in 2008. Mr. Hanna has served as our Chief Accounting Officer since January 2016. In addition, Mr. Hanna serves as a director for the Company’s international subsidiaries.
•
Prior to joining the Company, Mr. Hanna was Controller for Fruit of the Loom (a Berkshire Hathaway company) and its subsidiaries, including Russell Corporation and Vanity Fair. From 1995 to 2003, Mr. Hanna worked for Ernst & Young, where he audited public and private companies, primarily in the retail, distribution, and consumer products industries.
•
Mr. Hanna is a member of the AICPA and the Alabama Society of CPAs. Mr. Hanna serves on the board of the American Cancer Society.
•
Mr. Hanna received a B.S. degree in Accounting from the University of Alabama.

Charles R. Lambert Age: 56 Senior Vice President of Finance and Treasurer
•
Mr. Lambert joined MPT in 2006 as Director of Finance before advancing to his current role. Prior to that, Mr. Lambert was a Vice President and Assistant Treasurer at a publicly traded insurance company and also worked in the financial advisory services group at PricewaterhouseCoopers LLP.
•
Mr. Lambert earned a B.A. in Communications from Wake Forest University and an MBA from The Ohio State University. Mr. Lambert is a member of the Board of Directors of the Alabama Council on Economic Education, Junior Achievement of Alabama, and Smile-A-Mile.

Larry H. Portal Age: 57 Senior Vice President, Senior Advisor to the CEO
•
Mr. Portal serves as Senior Vice President, Senior Advisor to the CEO and oversees many of the Company’s strategic initiatives including complex transaction structuring, raising capital and ESG.
•
Prior to joining MPT in 2019, Mr. Portal was a Senior Managing Director at FTI Consulting, guiding REIT clients in the areas of mergers and acquisitions, tax structuring, and IPO advisory. Mr. Portal began his career practicing tax at Ernst & Young and was also head of Tax for Vornado Realty Trust from 1997 to 2002.
•
Mr. Portal earned a B.S. in Accounting from Yeshiva University and is a CPA.

56 Proxy Statement and Notice of 2026 Annual Meeting

Information About the Meeting

Why did I receive a Notice of Internet Availability of Proxy Materials?

As permitted by SEC rules, we are making this Proxy Statement and our 2025 Annual Report to Stockholders available to our stockholders electronically via the Internet in connection with the solicitation of proxies by our Board for use at the annual meeting to be held on May 28, 2026, at 10:30 a.m. Central Time. We provided a Notice of Internet Availability of Proxy Materials to our stockholders of record on March 19, 2026. If you received the Notice, you will not receive a printed copy of the proxy materials in the mail. If you would like to receive a printed copy of our proxy materials, please follow the instructions for requesting printed materials contained in the Notice.

What is the purpose of the meeting?

At the meeting, our stockholders will vote on the following proposals:

1. To elect the nine director nominees described in this Proxy Statement;

2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2026;

3. To hold a non-binding, advisory vote to approve named executive officer compensation; and

4. To approve the Medical Properties Trust, Inc. Second Amended and Restated 2019 Equity Incentive Plan.

In addition, our management will report on our performance at the meeting and respond to appropriate questions from stockholders.

Who is entitled to vote?

The record date for the meeting is March 19, 2026. Only stockholders of record at the close of business on March 19, 2026, are entitled to receive notice of the meeting and to vote at the meeting the shares of our common stock that they held of record on that date. Each outstanding share of common stock entitles its holder to one vote on each matter voted on at the meeting. At the close of business on March 19, 2026, there were 602,829,003 shares of common stock outstanding and entitled to vote.

Am I entitled to vote if my shares are held in “street name”?

If you are the beneficial owner of shares held in “street name” by a brokerage firm, bank, or other nominee, your nominee is required to vote the shares in accordance with your instructions. If you do not give instructions to your nominee, your nominee will be entitled to vote your shares on routine items but will not be permitted to do so on non-routine items. Your nominee will have discretion to vote on Proposal 2 (ratification of auditors) without any instructions from you, but your nominee will not have the ability to vote your uninstructed shares on Proposal 1 (election of directors), Proposal 3 (non-binding, advisory vote to approve named executive officer compensation) or Proposal 4 (to approve the Medical Properties Trust, Inc. Second Amended and Restated 2019 Equity Incentive Plan). Accordingly, if you hold your shares in “street name” and you do not instruct your nominee how to vote on these proposals, your nominee cannot vote these shares and will report them as “broker non-votes,” and no votes will be cast on your behalf.

How many shares must be present to conduct business at the meeting?

A quorum must be present at the meeting in order for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date of March 19, 2026, or 301,414,503 shares, will constitute a quorum. Abstentions and broker non-votes will be included in the number of shares considered present at the meeting for the purpose of determining whether there is a quorum.

What happens if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, the holders of a majority of the shares present in person or represented by proxy at the meeting may adjourn the meeting to another place, date, or time until a quorum is present. The place, date, and time of the adjourned meeting will be announced when the adjournment is taken, and no other notice will be given unless the adjournment is to a date more than 120 days after the original record date or if, after the adjournment, a new record date is fixed for the adjourned meeting.

Proxy Statement and Notice of 2026 Annual Meeting 57

Information About the Meeting

How do I vote my shares?

Voting by telephone or Internet. If you are a registered holder, meaning you hold your shares in your name, you may follow the voting instructions: By telephone 1-800-776-9437 or by Internet www.voteproxy.com.

If you are a beneficial owner of shares held in “street name,” meaning your shares are held in the name of a brokerage firm, bank, or other nominee, you may be eligible to provide voting instructions to your nominee by telephone or on the Internet. A large number of brokerage firms, banks, and other nominees participate in a program provided through Broadridge Financial Solutions that offers telephone and Internet voting options. If your shares are held in “street name” by a brokerage firm, bank, or other nominee that participates in the Broadridge program, you may provide voting instructions to your nominee by telephone or on the Internet by following the instructions set forth on the voting instruction form provided to you.

Voting by mail. If you are a registered stockholder and elected to receive your proxy card by mail, you may vote by properly completing, signing, dating, and returning the proxy card. If you are a beneficial owner of shares held in “street name,” you may provide voting instructions to the brokerage firm, bank, or other nominee that holds your shares by properly completing, signing, dating, and returning the voting instruction form provided to you by your nominee.

Voting in person at the meeting. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. In addition, we will make written ballots available to registered stockholders who wish to vote in person at the meeting. If you are a beneficial owner of shares held in “street name” and wish to vote at the meeting, you will need to obtain a proxy form from the brokerage firm, bank, or other nominee that holds your shares that authorizes you to vote those shares.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy and change your vote at any time before the polls are closed at the meeting in any of the following ways: (1) by properly completing, signing, dating, and returning another proxy card with a later date; (2) if you are a registered stockholder, by voting in person at the meeting; (3) if you are a registered stockholder, by giving written notice of such revocation to our Secretary prior to or at the meeting; or (4) if you are a beneficial owner of shares held in “street name,” by following the instructions given by the brokerage firm, bank, or other nominee that holds your shares. Your attendance at the meeting will not by itself revoke your proxy.

What happens if I do not specify on my proxy how my shares are to be voted?	If you are a registered stockholder and submit a properly executed proxy but do not indicate any voting instructions, the proxy holders will vote as the Board recommends on each proposal.
Will any other business be conducted at the meeting?

As of the date hereof, the Board knows of no business that will be presented at the meeting other than the proposals described in this Proxy Statement. However, if any other proposal properly comes before the stockholders for a vote at the meeting, the proxy holders will vote the shares represented by your proxy in accordance with their best judgment.

58 Proxy Statement and Notice of 2026 Annual Meeting

Information About the Meeting

How many votes are required for action to be taken on each proposal?

The nine director nominees will be elected to serve on the Board if they each receive a majority of the votes cast in person or represented by proxy at the meeting. This means that a director nominee will be elected only if the votes cast “for” his or her election exceed the votes cast “against” his or her election. The Board has adopted a director resignation policy whereby any director who fails to receive the required majority vote in an uncontested election is required to promptly tender his or her resignation to the Board for its consideration. The Ethics, Nominating and Corporate Governance Committee will then recommend to the full Board, and the Board will decide, whether to accept or reject the resignation offer or take other action. The Board will act on the recommendation of the Ethics, Nominating and Corporate Governance Committee within 90 days following certification of the election results. If you vote to “abstain” with respect to the election of one or more director nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for the purpose of determining whether there is a quorum at the meeting.

The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal is required for approval of each of Proposals 2, 3, and 4. However, the vote on Proposal 3 is advisory and not binding on the Compensation Committee, the Board or the Company.

How will abstentions and broker non-votes be treated?

Abstentions and broker non-votes will not be counted as votes for or against any proposal and will not be included in calculating the number of votes necessary for approval of the proposal. In all cases, abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

How will proxies be solicited?

The costs of soliciting proxies from our stockholders will be borne by the Company. We will solicit proxies on behalf of the Board by mail, telephone, facsimile, or other electronic means or in person. Certain of our directors, officers, and other employees, without additional compensation, may participate in the solicitation of proxies. We will supply copies of the proxy solicitation materials to brokerage firms, banks, and other nominees for the purpose of soliciting proxies from the beneficial owners of the shares of common stock held of record by such nominees. We will request that such brokerage firms, banks, and other nominees forward the proxy solicitation materials to the beneficial owners and reimburse them for their reasonable expenses. In addition, we anticipate using MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, as a solicitor at an initial anticipated cost of $12,500.

What is “householding” and how does it affect me?

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address might receive only one Notice of Internet Availability of Proxy Materials or copy of the Notice of Annual Meeting, Proxy Statement, and the 2025 Annual Report, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. To request individual copies of the Notice of Internet Availability of Proxy Materials or the Notice of Annual Meeting, Proxy Statement, and the 2025 Annual Report for each stockholder in your household, please contact Investor Relations, Medical Properties Trust Inc., 10500 Liberty Parkway, Birmingham, Alabama 35242 (telephone: 205-969-3755). We will deliver copies of the annual report and proxy statement promptly following your written or oral request. To ask that only one set of the documents be mailed to your household, please contact your broker.

How can I obtain additional copies of the proxy materials?

If you wish to request extra copies of our 2025 Annual Report or Proxy Statement free of charge, please send your request to Medical Properties Trust, Inc., 10500 Liberty Parkway, Birmingham, Alabama 35242, or visit our website at www.mpt.com.

Proxy Statement and Notice of 2026 Annual Meeting 59

Certain Relationships and

Related Person Transactions

The Board has adopted a written related person transaction approval and disclosure policy for the review, approval, or ratification of any related person transaction. The policy provides that all related person transactions must be reviewed and approved by a majority of the disinterested directors on our Board in advance of us or any of our subsidiaries entering into the transaction; provided that, if we or any of our subsidiaries enter into a transaction without recognizing that such transaction constitutes a related party transaction, the approval requirement will be satisfied if such transaction is ratified by a majority of the disinterested directors serving on the Board promptly after we recognize that such transaction constituted a related person transaction. Disinterested directors are directors who do not have a personal financial interest in the transaction that is adverse to our financial interest or that of our stockholders. The term “related person transaction” refers to a transaction required to be disclosed by us pursuant to Item 404 of Regulation S-K (or any successor provision) promulgated by the SEC. For purposes of determining whether such disclosure is required, a related person will not be deemed to have a direct or indirect material interest in any transaction that is deemed not to be material (or would be deemed not material if such related person was a director) for purposes of determining director independence pursuant to standards of director independence under the NYSE’s listing standards.

From time to time, including in 2025, we may have employees who are related to our executive officers or directors and whose current annualized compensation (including benefits) exceeds the SEC disclosure threshold of $120,000. The Company evaluates any such employment relationships as related party transactions subject to the Company’s approval and disclosure policies described above. During 2025, Mr. Aldag had two family members employed by the Company; Mr. Hamner had two family members employed by the Company; and Mr. Stewart had one family member employed by the Company. Such family members were employed in non-executive positions, and each received total compensation between $120,000 and $381,200. Total compensation was comparable to that of other employees in similar positions, and family member employees were eligible to participate in benefit programs only on the same basis as other eligible employees.

From time-to-time, we may also engage in ordinary course commercial dealings with unaffiliated companies that may employ in a non-executive capacity, or may have employed in the past, individuals related to one or more of our executive officers or directors. We enter into any such transactions on an arms-length basis on terms that are consistent with similar transactions with other similarly situated entities. During the year ended December 31, 2025, the Company paid Johnson Healthcare Real Estate (“Johnson”), a hospital development management company, approximately $2.5 million primarily related to construction project management and facility review oversight. Mr. Aldag has a family member currently employed by Johnson in a non-executive capacity.

60 Proxy Statement and Notice of 2026 Annual Meeting

Additional Information

Additional Information

Stockholder Proposals for Inclusion in Proxy Statement for 2027 Annual Meeting of Stockholders

To be considered for inclusion in our proxy statement for the 2027 annual meeting of stockholders, a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8 must be received by us no later than the close of business on December 14, 2026. Stockholder proposals must be sent to the Company c/o Secretary, Medical Properties Trust, Inc., 10500 Liberty Parkway, Birmingham, Alabama 35242. We will not be required to include in our proxy statement any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC’s proxy rules and Maryland corporate law.

Other Stockholder Proposals

Our Bylaws provide that a stockholder who desires to propose any business at the 2027 annual meeting, other than proposals submitted pursuant to Exchange Act Rule 14a-8, must give us written notice of such stockholder’s intent to bring such business before such meeting. Such notice is to be delivered to, or mailed postage prepaid, and received by our Secretary at Medical Properties Trust, Inc., 10500 Liberty Parkway, Birmingham, Alabama 35242 not earlier than December 14, 2026, nor later than January 13, 2027, unless our 2027 annual meeting of stockholders is scheduled to take place before April 28, 2027 or after July 27, 2027, in which case a timely notice by stockholders must be delivered not earlier than 120 days prior to such annual meeting date and not later than the later of 60 days prior to such annual meeting date and 10 days following the issuance of a press release announcing the meeting date. The stockholder’s written notice must set forth a brief description of the business desired to be brought before the meeting and certain other information as set forth in Section 1.02 of our Bylaws. Stockholders may obtain a copy of our Bylaws by writing to the Company c/o Secretary at the address shown above.

Stockholder Nominations of Directors

In order for an eligible stockholder or group of stockholders to nominate a director nominee for election at our Company’s 2027 annual meeting pursuant to the proxy access provision of our Bylaws, notice of such nomination and other required information must be received by our Secretary at Medical Properties Trust, Inc., 10500 Liberty Parkway, Birmingham, Alabama 35242 not earlier than December 14, 2026, nor later than January 13, 2027, unless our 2027 annual meeting of stockholders is scheduled to take place before April 28, 2027 or after July 27, 2027, in which case a timely notice by stockholders must be delivered not earlier than 120 days prior to such annual meeting date and not later than the later of 60 days prior to such annual meeting date and 10 days following the issuance of a press release announcing the meeting date. In addition, our Bylaws require the eligible stockholder or group of stockholders to update and supplement such information (or provide notice stating that there are no updates or supplements) as of specified dates.

In order to be eligible to utilize these proxy access provisions, a stockholder, or group of no more than 20 stockholders, must, among other requirements:

•
Have owned shares of common stock equal to at least 3% of the aggregate of the issued and outstanding shares of common stock of the Company continuously for at least the prior three (3) years; and
•
Represent that such shares were acquired in the ordinary course of business and not with the intent to change or influence control at the Company and that such stockholder or group does not presently have such intent.

Additionally, all director nominees submitted through these provisions must be independent and meet specified additional criteria set forth in Section 2.17 of our Bylaws. Stockholders will not be entitled to utilize this proxy access right at an annual meeting if the Company receives notice through its traditional advanced notice by-law provisions described below that a stockholder intends to nominate a director at such meeting. The maximum number of director nominees that may be submitted pursuant to these provisions may not exceed 20% of the number of directors then in office. The foregoing proxy access right is subject to additional eligibility, procedural, and disclosure requirements set forth in our Bylaws.

Our Bylaws also provide that a stockholder who desires to nominate directors at a meeting of stockholders but not submit such nomination for inclusion in our proxy statement must give us written notice of such proposed nomination. For our 2027 annual meeting of stockholders, such notice is to be delivered to, or mailed postage prepaid, and received by our Secretary at Medical Properties Trust, Inc., 10500 Liberty Parkway, Birmingham, Alabama 35242 not earlier than December 14, 2026, nor later than January 13, 2027, unless our 2027 annual meeting of stockholders is scheduled to take place before April 28, 2027 or after July 27, 2027, in which case a timely notice by stockholders must be delivered not earlier than 120 days prior to such annual meeting date and 10 days following the issuance of a press release announcing the meeting date. The stockholder’s written notice must include the information set forth in Section 2.03 of our Bylaws.

Proxy Statement and Notice of 2026 Annual Meeting 61

Universal Proxy Nominations of Directors

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 29, 2027; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice must be provided by the later of 60 days prior to the date of the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made.

By Order of the Board of Directors,

Rosa H. Williams

Senior Vice President of Operations and Secretary

Birmingham, Alabama

April 13, 2026

62 Proxy Statement and Notice of 2026 Annual Meeting

Appendix A

MEDICAL PROPERTIES TRUST, INC.

Second Amended and Restated 2019 Equity Incentive Plan

i

Table of Contents

(continued)

ii

MEDICAL PROPERTIES TRUST, INC.

Second Amended and Restated 2019 Equity Incentive Plan

Medical Properties Trust, Inc., a Maryland corporation (the “Company”), has established the Medical Properties Trust, Inc. Second Amended and Restated 2019 Equity Incentive Plan (the “Plan”) for the benefit of Employees, Consultants and Directors (each as defined herein) of the Company and MPT Operating Partnership, L.P., a Delaware limited partnership (“MPT OP”).

The purposes of this Plan are (a) to recognize and compensate selected Employees, Consultants and Directors who contribute to the development and success of the Company and its Affiliates and Subsidiaries (each as defined herein), (b) to attract and retain, Employees, Consultants and Directors, and (c) to provide incentive compensation to Employees, Consultants and Directors based upon the performance of the Company and its Affiliates and Subsidiaries.

This Plan became effective on the Effective Date (as defined below), upon approval by the stockholders of the Company at the 2025 annual meeting of stockholders.

This Plan amends and restates the Amended and Restated 2019 Equity Incentive Plan.

ARTICLE 1. DEFINITIONS

Wherever the following initially capitalized terms are used in this Plan, they shall have the meanings specified below, unless the context clearly indicates otherwise.

“2013 Plan” shall mean the Company’s 2013 Equity Incentive Plan.

“Affiliate” shall mean any entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company, including, without limitation, MPT OP.

“Award” shall mean the grant or award of Options, Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, SARs, Performance Units or Other Stock-Based Awards under this Plan.

“Award Agreement” shall mean the agreement granting or awarding Options, Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, SARs, Performance Units or Other Stock-Based Awards.

“Board” shall mean the Board of Directors of the Company, as comprised from time to time.

“Cause” shall mean (i) the conviction of the Participant of, or the entry of a plea of guilty or nolo contendere by the Participant to, a felony (exclusive of any felony relating to negligent operation of a motor vehicle and not including a conviction, plea of guilty or nolo contendere arising solely under a statutory provision imposing criminal liability upon the Participant on a per se basis due to the Company offices held by the Participant, so long as any act or omission of the Participant with respect to such matter was not taken or omitted in contravention of any applicable policy or directive of the Board), (ii) a willful breach of the Participant’s duty of loyalty which is materially detrimental to the Company, (iii) the Participant’s willful failure to perform or adhere to explicitly stated duties that are consistent with the terms of his or her position with the Company, or the Company’s reasonable and customary guidelines of employment or reasonable and customary corporate governance guidelines or policies, including without limitation, any business code of ethics adopted by the Board, or to follow the lawful directives of the Board (provided such directives are consistent with the terms of the Participant’s Employment Agreement, if any), which, in any such case, continues for thirty (30) days after written notice from the Board to the Participant, or (iv) gross negligence or willful misconduct in the performance of the Participant’s duties. No act, or failure to act, on the Participant’s part will be deemed “gross negligence” or “willful misconduct” unless done, or omitted to be done, by the Participant not in good faith and without a reasonable belief that the Participant’s act, or failure to act, was in the best interest of the Company. The Committee shall determine, in good faith, if a Participant’s service has been terminated for Cause.

“Change of Control” shall mean the occurrence of any of the following events: (a) any person, entity or affiliated group, excluding the Company or any employee benefit plan of the Company, acquiring more than 50% of the then outstanding shares of voting stock of the Company, (b) the consummation of any merger or consolidation of the Company into another company, such that the holders of the shares of the voting stock of the Company immediately before such merger or consolidation own less than 50% of the voting power of the securities of the surviving company or the parent of the surviving company, (c) the adoption of a plan for complete liquidation of the Company or for the sale or disposition of all or substantially all of the Company’s assets, such that after the transaction, the holders of the shares of the voting stock of the Company immediately prior to the transaction own less than 50% of the voting securities of the acquiror or the parent of the acquiror, or (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board.

“Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.

“Company” shall mean Medical Properties Trust, Inc., a Maryland corporation, or any business organization which succeeds to its business and elects to continue this Plan. For purposes of this Plan, the term Company shall include, where applicable and without limitation, MPT OP or such other Affiliate or Subsidiary that employs the Employee or has engaged the Consultant.

“Consultant” shall mean a professional or technical expert, consultant or independent contractor who provides services to the Company or an Affiliate or Subsidiary, and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act of 1933, as amended.

“Deferred Stock Unit” shall mean a right to receive Common Stock awarded under Article 6 of this Plan.

“Director” shall mean any individual who is a member of the Board.

“Effective Date” shall mean May 28, 2026.

“Employee” shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Code) of the Company or an Affiliate or Subsidiary of the Company, whether such employee was so employed at the time this Plan was initially adopted or becomes so employed subsequent to the adoption of this Plan.

“Employment Agreement” shall mean the employment, consulting or similar contractual agreement entered into by the Employee or the Consultant, as the case may be, and the Company governing the terms of the Employee’s employment with or the Consultant’s engagement by the Company, if any.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock, as of a given date, shall be determined pursuant to Section 4.7.

“Good Reason” shall only apply, and shall only have the meaning, as contained in the Participant’s Employment Agreement. Any provision herein that relates to a Termination of Employment by the Participant for Good Reason shall have no effect if there is no Employment Agreement or the Employment Agreement does not contain a provision permitting the Participant to terminate for Good Reason.

“Incentive Stock Option” shall mean an Option which qualifies as an incentive stock option under Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

“MPT OP” means MPT Operating Partnership, L.P., of which the Company is a limited partner and, through its wholly-owned limited liability company Medical Properties Trust, LLC, the sole general partner.

“Non-Employee Director” shall mean a Director who is not an Employee.

“Non-Qualified Stock Option” shall mean an Option that does not qualify as an Incentive Stock Option and/or which the Committee does not designate as an Incentive Stock Option.

“Other Stock-Based Award” shall mean an Award granted under Article 9 of this Plan.

“Option” shall mean an option to purchase shares of Common Stock that is granted under Article 4 of this Plan. An option granted under this Plan shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall be Non-Qualified Stock Options.

“Participant” shall mean an Employee, Consultant or Director who has been determined as eligible to receive an Award pursuant to Section 3.2.

“Performance Units” shall mean performance units granted under Article 8 of this Plan.

“Permanent Disability” or “Permanently Disabled” shall mean the inability of a Participant, due to a physical or mental impairment, to perform the material services of the Participant’s position with the Company for a period of six (6) months, whether or not consecutive, during any 365-day period. A determination of Permanent Disability shall be made by a physician satisfactory to both the Participant and the Committee, provided that if the Participant and the Committee do not agree on a physician, each of them shall select a physician and those two physicians together shall select a third physician, whose determination as to Permanent Disability shall be binding on all parties.

“Plan” shall mean the Medical Properties Trust, Inc. Second Amended and Restated 2019 Equity Incentive Plan, as embodied herein and as amended from time to time.

“Plan Year” shall mean the fiscal year of the Company.

“Prior Plans” shall mean the 2013 Plan, the Company’s Second Amended and Restated 2004 Equity Incentive Plan, and the Amended and Restated 2019 Equity Incentive Plan.

“Restricted Common Stock” shall mean Common Stock awarded under Article 6 of this Plan.

“Restricted Stock Unit” shall mean a right to receive Common Stock awarded under Article 6 of this Plan.

“Retirement” or “Retire” shall, except as otherwise defined in the Participant’s Employment Agreement, mean a Participant’s Termination of Employment on or after his or her 65th birthday.

“Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such rule may be amended from time to time.

“SAR” shall mean a stock appreciation right awarded under Article 7 of this Plan.

“Stock Award” shall mean an Award of Restricted Common Stock, Restricted Stock Units or Deferred Stock Units under Article 6 of this Plan.

“Stock Award Account” shall mean the bookkeeping account reflecting Awards of Restricted Stock Units and Deferred Stock Units under Article 6 of this Plan.

“Subsidiary” shall mean an entity in an unbroken chain beginning with the Company if each of the entities other than the last entity in the unbroken chain owns 50% or more of the total combined voting power of all classes of equity in one of the other entities in such chain.

“Termination of Employment” shall mean the date on which the employee-employer, consulting, contractual or similar relationship between a Participant and the Company is terminated for any reason, with or without Cause, including, but not by way of limitation, a termination of employment by resignation, discharge, death, Permanent Disability or Retirement, but excluding (i) termination of employment where there is a simultaneous reemployment or continuing employment of a Participant by the Company, and (ii) at the discretion of the Committee, termination of employment which results in a temporary severance of the employee-employer relationship. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to a Termination of Employment (subject to the provisions of any Employment Agreement between a Participant and the Company), including, but not limited to all questions of whether particular leaves of absence constitute a Termination of Employment; provided, however, that, unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change the employee-employer, consulting, contractual or similar relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

ARTICLE 2. COMMON STOCK SUBJECT TO PLAN

2.1 Common Stock Subject to Plan.

2.1.1 The Common Stock subject to an Award shall be shares of the Company’s authorized but unissued, reacquired, or treasury Common Stock. As of the Effective Date, and subject to adjustment as described in Section 2.2 and Section 12.3.1, the aggregate number of shares of Common Stock that may be issued under the Plan as Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, Other Stock-Based Awards or pursuant to the exercise of Options and SARs is 40,900,000, which amount includes shares previously allocated to the Amended and Restated 2019 Equity Incentive Plan.

2.1.2 The maximum number of shares of Common Stock which may be awarded to any individual in any calendar year shall not exceed 5,000,000.

2.1.3 No more than 40,900,000 shares of Common Stock may be issued in the form of Incentive Stock Options.

2.2 Add-back of Grants. If any Option or SAR granted pursuant to this Plan or the Prior Plans expires or is canceled without having been fully exercised or is exercised prior to becoming vested as permitted under Section 4.6.3 and is forfeited prior to becoming vested, the number of shares of Common Stock subject to such Option or SAR but as to which such Option or SAR was not exercised or vested prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder. If any shares of Common Stock awarded pursuant to this Plan or the Prior Plans as Restricted Common Stock, Restricted Stock Units, Other Stock-Based Awards or other equity award hereunder (other than Options or SARs) or as payment for Performance Units are forfeited by the Participant or withheld by or delivered to (either by actual delivery or attestation) the Company for tax withholding, such shares may again be optioned, granted or awarded hereunder. Shares of Common Stock which are (i) delivered by the Participant or withheld by the Company upon the exercise of any Option or SAR under this Plan in payment of the exercise price thereof or for tax withholding or (ii) subject to a SAR that are not issued in connection with the stock settlement of the SAR upon exercise thereof, may not be optioned, granted or awarded hereunder. In addition, upon the exercise of any SAR, the gross number of shares exercised shall be deducted from the total number of shares of Common Stock available for future issuance under the Plan. In the event the Company repurchases shares of Common Stock on the open market, such shares shall not be added to the shares of Common Stock available for issuance under the Plan. Notwithstanding the provisions of this Section 2.2, no shares of Common Stock may again be optioned, granted or awarded pursuant to an Incentive Stock Option if such action would cause such Option to fail to qualify as an Incentive Stock Option under Section 422 of the Code. For the avoidance of doubt, shares of Common Stock which are delivered by the Participant or withheld by the Company upon the exercise of any appreciation award such as an Option or SAR under this Plan in payment of the exercise price thereof or for tax withholding may not be optioned, granted or awarded hereunder or otherwise added back to the reserve as described under Section 2.2.

ARTICLE 3. ELIGIBILITY; GRANTS; AWARD AGREEMENTS

3.1 Eligibility. Any Employee, Consultant or Director selected to participate pursuant to Section 3.2 shall be eligible to participate in the Plan. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director for service as a Non-Employee Director in any calendar year shall not exceed $1,000,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with FASB ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

3.2 Awards. The Committee shall determine which Employees, Consultants and Directors, shall receive Awards, whether the Employee, Consultant or Director will receive Options, Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, SARs or Performance Units or Other Stock-Based Awards, whether an Option grant is intended to be an Incentive Stock Option or a Non-Qualified Stock Option, and the number of shares of Common Stock subject to such Award.

3.3 Award Agreement. Upon the selection of an Employee, Consultant or Director to become a Participant and receive an Award, the Committee shall cause a written or electronic Award Agreement to be issued to such individual encompassing the terms and conditions of such Award, as determined by the Committee in its sole discretion; provided, however, that if applicable, the terms of such Award Agreement shall be subject to the terms of such Participant’s Employment Agreement, if any. Such Award Agreement shall provide for the exercise price for Options and SARs; the purchase price, if any, for Restricted Common Stock, Restricted Stock Units, Deferred Stock Units and Other Stock-Based Awards; the performance criteria for Performance Units; and the exercisability and vesting schedule, payment terms and such other terms and conditions of such Award, as determined by the Committee in its sole discretion. Each Award Agreement shall be executed (including through electronic acceptance) by the Participant and an officer or a Director (other than the Participant) of the Company authorized to sign such Award Agreement and shall contain such terms and conditions that are consistent with the Plan, including but not limited to the exercisability and vesting schedule, if any, as the Committee in its sole discretion shall determine. All Awards shall be made conditional upon the Participant’s acknowledgment, in writing in the Award Agreement or otherwise by acceptance of the Award, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Award.

ARTICLE 4. OPTIONS

4.1 Award Agreement for Option Grant. Option grants shall be evidenced by an Award Agreement, pursuant to Section 3.3. All Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.2 Option Price. The price per share of the Common Stock subject to each Option shall be set by the Committee; provided, however, that (i) such price shall not be less than the par value of a share of Common Stock and shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted, (ii) in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code), such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

4.3 Qualification for Incentive Stock Options. The Committee may only grant an Incentive Stock Option to an individual if such person is an Employee of the Company or is an Employee of an Affiliate or Subsidiary as permitted under Section 422(a)(2) of the Code.

4.4 Change in Incentive Stock Option Grant. Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such Option from treatment as an Incentive Stock Option under Section 422 of the Code. To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and all other Incentive Stock Option plans of the Company) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.4, the Fair Market Value of shares of Common Stock shall be determined as of the time the Option with respect to such shares of Common Stock is granted, pursuant to Section 4.7.

4.5 Option Term. The term of an Option shall be set by the Committee in its discretion; provided, however, in the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from such date if the Incentive Stock Option is granted to an Employee then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section

422 of the Code). Such Incentive Stock Options shall be subject to Section 5.6, except as limited by the requirements of Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options.

4.6 Option Exercisability and Vesting.

4.6.1 The period during which Options in whole or in part become exercisable and vest shall be set by the Committee and shall be as provided for in the Award Agreement. At any time after the grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option becomes exercisable and vests.

4.6.2 In each Award Agreement, the Committee shall indicate whether the portion of the Option, if any, that remains non-exercisable and non-vested upon the Participant’s Termination of Employment with the Company is forfeited. In so specifying, the Committee may differentiate between the reason for the Participant’s Termination of Employment.

4.6.3 At any time on or after the grant of an Option, the Committee may provide in an Award Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares of Common Stock so purchased shall be restricted Common Stock and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (i) the price per share paid by the Participant for the Common Stock, or (ii) the Fair Market Value of such Common Stock at the time of repurchase, or such other restrictions as the Committee deems appropriate. The Participant shall have, unless otherwise provided by the Committee in the Award Agreement, all the rights of an owner of Common Stock, subject to the restrictions and provisions provided in the applicable Award Agreement, including the right to vote such Common Stock and to receive all dividends and other distributions paid or made with respect to Common Stock.

4.7 Fair Market Value. The Fair Market Value of a share of Common Stock as of a given date shall be (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on such date, or if shares of Common Stock were not traded on such date, then on the next preceding date on which a trade occurred, or (ii) if shares of Common Stock are not publicly traded on an exchange, the Fair Market Value of a share of Common Stock as established by the Company acting in good faith in a manner not inconsistent with Section 409A of the Code and after consultation with independent advisors. The Fair Market Value as so determined by the Company in good faith and in the absence of fraud shall be binding and conclusive upon all parties hereto, and in any event the Participant agrees to accept and shall not challenge any such determination of Fair Market Value made by the Company. If the Company subdivides (by split, dividend or otherwise) its shares of Common Stock into a greater number, or combines (by reverse split or otherwise) its shares of Common Stock into a lesser number after the Company shall have determined the Fair Market Value for the shares of Common Stock subject to an Award (without taking into consideration such subdivision or combination) and prior to the consummation of the purchase, the Fair Market Value shall be appropriately adjusted to reflect such subdivision or combination, and the Company’s good faith determination as to any such adjustment shall be binding and conclusive on all parties hereto.

ARTICLE 5. EXERCISE OF OPTIONS

5.1 Exercise. At any time and from time to time prior to the time when any exercisable Option or portion thereof becomes unexercisable under the Plan or the Award Agreement, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares of Common Stock and the Committee may, by the terms of the Option, require any partial exercise to be with respect to a minimum number of shares of Common Stock.

5.2 Manner of Exercise. An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Company of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the Award Agreement:

5.2.1 A written notice signed by the Participant or other person then entitled to exercise such Option or portion thereof, stating that such Option or portion is being exercised, provided such notice complies with all applicable rules established by the Committee from time to time.

5.2.2 Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to affect such compliance including, without limitation, causing legends to be placed on certificates for shares of Common Stock and issuing stop-transfer notices to agents and registrars.

5.2.3 In the event that the Option shall be exercised pursuant to Section 12.1 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

5.2.4 Full payment (in cash or by a certified check) for the shares of Common Stock with respect to which the Option or portion thereof is exercised, including the amount of any withholding tax due, unless with the prior written consent of the Committee:

5.2.4.1 payment, in whole or in part, is made through the delivery of shares of Common Stock owned by the Participant, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, provided, that shares of Common Stock used to exercise the Option have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option;

5.2.4.2 with respect to Options that are not Incentive Stock Options, payment, in whole or in part, is made through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof;

5.2.4.3 payment is made through a broker at the time required in accordance with procedures permitted by Regulation T of the Federal Reserve Board; or

5.2.4.4 payment is made through any combination of the consideration provided for in this Section 5.2.4 or such other method approved by the Committee consistent with applicable law.

5.3 Conditions to Issuance of Common Stock. The Company shall not be required to issue or deliver any certificate or other indicia evidencing ownership of shares of Common Stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

5.3.1 The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable.

5.3.2 The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience.

5.3.3 The receipt by the Company of full payment for such Common Stock, including payment of any applicable withholding tax.

5.3.4 The Participant agreeing to the terms and conditions of the Plan and the Award Agreement.

5.4 Rights as Stockholders. The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares of Common Stock purchasable upon the exercise of any part of an Option unless and until certificates or other indicia representing such shares of Common Stock have been issued by the Company to such holders.

5.5 Ownership and Transfer Restrictions. The Committee, in its absolute discretion, may impose at the time of grant such restrictions on the ownership and transferability of the shares of Common Stock purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the Award Agreement and may be referred to on the certificates or other indicia evidencing such shares of Common Stock.

5.6 Limitations on Exercise of Options.

5.6.1 Vested Incentive Stock Options may not be exercised after the earliest of (i) their expiration date, (ii) twelve (12) months from the date of the Participant’s Termination of Employment by reason of his death, (iii) twelve (12) months from the date of the Participant’s Termination of Employment by reason of his Permanent Disability, or (iv)

the expiration of three (3) months from the date of the Participant’s Termination of Employment for any reason other than such Participant’s death or Permanent Disability, unless the Participant dies within said three (3) month period. Leaves of absence for less than ninety (90) days shall not cause a Termination of Employment for purposes of Incentive Stock Options.

5.6.2 Non-Qualified Stock Options may be exercised up until their expiration date, unless the Committee provides otherwise in the Award Agreement.

ARTICLE 6. STOCK AWARDS

6.1 Award Agreement. Awards of Restricted Common Stock, Restricted Stock Units and Deferred Stock Units shall be evidenced by an Award Agreement pursuant to Section 3.3.

6.2 Awards of Restricted Common Stock, Restricted Stock Units and Deferred Stock Units.

6.2.1 The Committee may from time to time, in its absolute discretion, consistent with this Plan:

6.2.1.1 determine which Employees, Consultants and Directors shall receive Stock Awards;

6.2.1.2 determine the aggregate number of shares of Common Stock to be awarded as Stock Awards to Employees, Consultants and Directors;

6.2.1.3 determine the terms and conditions applicable to such Stock Awards; and

6.2.1.4 determine when the restrictions applicable to such Stock Awards, if any, lapse.

6.2.2 The Committee may establish the purchase price, if any, and form of payment for a Stock Award. If the Committee establishes a purchase price, the purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law.

6.2.3 Upon the selection of an Employee, Consultant or Director to be awarded Restricted Common Stock, the Committee shall instruct the Secretary of the Company to issue such Restricted Common Stock and may impose such conditions on the issuance of such Restricted Common Stock as it deems appropriate, subject to the provisions of Article 10.

6.2.4 Upon the selection of an Employee, Consultant or Director to be awarded Restricted Stock Units or Deferred Stock Units, the Committee shall instruct the Secretary of the Company to establish a Stock Award Account on behalf of each such Participant. The Committee may impose such conditions on the issuance of such Restricted Stock Units or Deferred Stock Units as it deems appropriate.

6.2.5 Awards of Restricted Common Stock and Restricted Stock Units shall vest pursuant to the Award Agreement.

6.2.6 A Participant shall be 100% vested in the number of Deferred Stock Units held in his or her Stock Award Account at all times. The term for which the Deferred Stock Units shall be deferred shall be provided for in the Award Agreement.

6.3 Rights as Stockholders.

6.3.1 Upon delivery of the shares of Restricted Common Stock to the Participant or the escrow holder pursuant to Section 6.7, the Participant shall have, unless otherwise provided by the Committee in the Award Agreement, all the rights of an owner of Common Stock, subject to the restrictions and provisions of his or her Award Agreement; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 6.4.

6.3.2 Nothing in this Plan shall be construed as giving a Participant who receives an Award of Restricted Stock Units or Deferred Stock Units any of the rights of an owner of Common Stock unless and until shares of Common Stock are issued and transferred to the Participant in accordance with the terms of the Plan and the Award Agreement. Notwithstanding the foregoing, in the event that any dividend is paid by the Company with respect to the Common Stock (whether in the form of cash, Common Stock or other property), then the Committee shall, in the manner it deems equitable or appropriate, adjust the number of Restricted Stock Units or Deferred Stock Units allocated to each Participant’s Stock Award Account to reflect such dividend.

6.4 Restriction. All shares of Restricted Common Stock issued under this Plan (including any Common Stock received as a result of stock dividends, stock splits or any other form of recapitalization, if any) shall at the time of the Award, in the terms of each individual Award Agreement, be subject to such restrictions as the Committee shall, in its sole discretion, determine, which restrictions may include, without limitation, restrictions concerning voting rights, transferability, vesting, Company performance and individual performance; provided, however, that by action taken subsequent to the time shares of Restricted Common Stock are issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Common Stock may not be sold or encumbered until all restrictions are terminated or expire.

6.5 Lapse of Restrictions. The restrictions on Awards of Restricted Common Stock and Restricted Stock Units shall lapse in accordance with the terms of the Award Agreement. In the Award Agreement, the Committee shall indicate whether shares of Restricted Common Stock or Restricted Stock Units then subject to restrictions are forfeited or if the restrictions shall lapse upon the Participant’s Termination of Employment. In so specifying, the Committee may differentiate between the reason for the Participant’s Termination of Employment.

6.6 Repurchase of Restricted Common Stock. The Committee may provide in the terms of the Award Agreement awarding Restricted Common Stock that the Company shall have call rights, a right of first offer or a right of refusal regarding shares of Restricted Common Stock then subject to restrictions.

6.7 Escrow. The Company may appoint an escrow holder to retain physical custody of each certificate or control of each other indicia representing shares of Restricted Common Stock until all of the restrictions imposed under the Award Agreement with respect to the shares of Common Stock evidenced by such certificate expire or shall have been removed.

6.8 Legend. In order to enforce the restrictions imposed upon shares of Restricted Common Stock hereunder, the Committee shall cause a legend or restrictions to be placed on certificates of Restricted Common Stock that are still subject to restrictions under Award Agreements, which legend or restrictions shall make appropriate reference to the conditions imposed thereby.

6.9 Conversion. Upon vesting in the case of Restricted Stock Units, and upon the lapse of the deferral period in the case of Deferred Stock Units, such Restricted Stock Units or Deferred Stock Units shall be converted into an equivalent number of shares of Common Stock that will be distributed to the Participant, or in the case of the Participant’s death, to the Participant’s legal representative. Such distribution shall be evidenced by a stock certificate, appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company, or other appropriate means as determined by the Company. In the event ownership or issuance of the Common Stock is not feasible due to applicable exchange controls, securities regulations, tax laws or other provisions of applicable law, as determined by the Company in its sole discretion, the Participant, or in the case of the Participant’s death, the Participant’s legal representative, shall receive cash proceeds in an amount equal to the value of the shares of Common Stock otherwise distributable to the Participant, net of tax withholding as provided in Section 12.5.

ARTICLE 7. STOCK APPRECIATION RIGHTS

7.1 Award Agreement for SARs. Awards of SARs shall be evidenced by an Award Agreement pursuant to Section 3.3.

7.2 General Requirements. The Committee may grant SARs separately or in tandem with any Option (for all or a portion of the applicable Option). The Committee shall determine which Employees, Consultants and Directors shall receive Awards of SARs and the amount of such Awards.

7.3 Base Amount. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to the price per share of the related Option or, if there is no related Option, the Fair Market Value of a share of Common Stock as of the date of grant of the SAR.

7.4 Tandem SARs. Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to an Employee, Consultant or Director that shall be exercisable during a specified period shall not exceed the number of shares of Common Stock that the Employee, Consultant or Director may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Common Stock covered by such Option shall terminate. Upon the exercise of the SARs, the related Option shall terminate to the extent of an equal number of shares of Common Stock.

7.5 SAR Exercisability.

7.5.1 The period during which SARs in whole or in part become exercisable shall be set by the Committee and shall be as provided for in the Award Agreement. At any time after the grant of a SAR, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions its selects, accelerate the period during which the SAR becomes exercisable.

7.5.2 In each Award Agreement, the Committee shall indicate whether the portion of the SAR, if any, that remains non-exercisable upon the Participant’s Termination of Employment with the Company is forfeited. In so specifying, the Committee may differentiate between the reason for the Participant’s Termination of Employment.

7.6 Value of SARs. When a Participant exercises a SAR, the Participant shall receive in settlement of such SAR an amount equal to the value of the stock appreciation for the number of SARs exercised payable in cash, Common Stock or a combination thereof. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Common Stock on the date of exercise of the SAR exceeds the base amount of the SAR.

7.7 Form of Payment. The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, Common Stock or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Common Stock to be received, shares of Common Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Common Stock are received upon exercise of a SAR, cash shall be delivered in lieu of any fractional shares of Common Stock.

ARTICLE 8. PERFORMANCE UNITS

8.1 Award Agreement for Performance Units. Awards of Performance Units shall be evidenced by an Award Agreement pursuant to Section 3.3.

8.2 General Requirements. Each Performance Unit shall represent the right of the Participant to receive an amount based on the value of the Performance Unit, if performance goals established by the Committee are met. A Performance Unit shall be based on the Fair Market Value of a share of Common Stock or such other measurement base as the Committee deems appropriate. The Committee shall determine and set forth in the Award Agreement the number of Performance Units to be granted and the requirements applicable to such Performance Units. The Committee shall determine which Employees, Consultants and Directors shall receive Awards of Performance Units and the amount of such Awards.

8.3 Performance Period and Performance Goals. When Performance Units are granted, the Committee shall establish the performance period during which performance shall be measured (the “Performance Period”), performance goals applicable to the Performance Units (“Performance Goals”) and such other conditions of the Award as the Committee deems appropriate. Performance Goals may relate to the financial performance of the Company or its Subsidiaries, the performance of Common Stock, individual performance or such other criteria as the Committee deems appropriate.

8.4 Payment With Respect to Performance Units. At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Units are met, the value of the Performance Units (if applicable), and the amount, if any, to be paid with respect to the Performance Units. Payments with respect to Performance Units shall be made in cash, in Common Stock or in a combination of the two, as determined by the Committee.

ARTICLE 9. OTHER STOCK-BASED AWARDS

9.1 Award Agreement for Other Stock-Based Awards. Other Stock-Based Awards shall be evidenced by an Award Agreement pursuant to Section 3.3.

9.2 General Requirements. Other Stock-Based Awards that may be granted under the Plan include Awards that are valued in whole or in part by reference to, or otherwise calculated by reference to or based on, shares of Common Stock, including without limitation: (i) convertible preferred stock, convertible debentures and other convertible, exchangeable or redeemable securities or equity interests, (ii) partnership interests in a Subsidiary or operating partnership, (iii) Awards valued by reference to book value, fair value or Subsidiary performance, and (iv) any class of profits interest or limited liability company interest created or issued pursuant to the terms of a partnership agreement, limited liability company operating agreement or otherwise by MPT OP or a Subsidiary that has elected to be treated as a partnership for federal income tax purposes and qualifies as a “profits interest” within the meaning of IRS Revenue Procedure 93-27 with respect to an Employee, a Consultant or a Director who is rendering services to or for the benefit of MPT OP or other Subsidiary, as applicable.

9.3 Calculation of Reserved Shares. For purposes of calculating the number of shares of Common Stock underlying an Other Stock-Based Award relative to the total number of shares of Common Stock reserved and available for issuance under Section 2.1 of the Plan, the Committee shall establish in good faith the maximum number of shares of Common Stock to which a Participant receiving such Award may be entitled upon fulfillment of all applicable conditions set forth in the relevant award documentation, including vesting conditions, partnership capital account allocations, value accretion factors, conversion ratios, exchange ratios and other similar criteria. If and when any such conditions are no longer capable of being met, in whole or in part, the number of shares of Common Stock underlying Other Stock-Based Awards shall be reduced accordingly by the Committee and the related shares of Common Stock shall be added back to the shares of Common Stock otherwise available for issuance under the Plan. Other Stock-Based Awards may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Employees, Consultants or Directors to whom, and the time or times at which, Other Stock-Based Awards shall be made; the number of Other Stock-Based Awards to be granted; the price, if any, to be paid by the Participant for the acquisition of such Other Stock-Based Awards; and the restrictions and conditions applicable to such Other Stock-Based Awards. Conditions may be based on continuing employment (or other service relationship), computation of financial metrics and/or achievement of pre-established performance goals and objectives, with related length of the service period for vesting, minimum or maximum performance thresholds, measurement procedures and length of the performance period to be established by the Committee at the time of grant in its sole discretion. The Committee may allow Other Stock-Based Awards to be held through a limited partnership, or similar “look-through” entity, and the Committee may require such limited partnership or similar entity to impose restrictions on its partners or other beneficial owners that are not inconsistent with the provisions of this Article 9. The provisions of the grant of Other Stock-Based Awards need not be the same with respect to each Participant.

9.4 Dividend Equivalents. The Award Agreement in respect of an Other Stock-Based Award, or a separate agreement if required by Section 409A of the Code, may provide that the Participant shall be entitled to receive, currently or on a deferred or contingent basis, dividends or dividend equivalents with respect to the number of shares of Common Stock underlying the Award or other distributions from MPT OP or other Subsidiary, as applicable, prior to vesting (whether based on a period of time or based on attainment of specified performance conditions), as determined at the time of grant by the Committee in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

9.5 Consideration. Other Stock-Based Awards granted under this Article 9 may be issued for no cash consideration.

ARTICLE 10. DEFERRALS

The Committee may permit a Participant to defer receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such Participant in connection with any Option or SAR, the lapse or waiver of restrictions applicable to Restricted Common Stock or Restricted Stock Units, the lapse of the deferral period applicable to Deferred Stock Units or the satisfaction of any requirements or objectives with respect to Performance Units. If any such deferral election is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Common Stock equivalents and restricting deferrals to comply with the requirements of Section 409A of the Code. The Company may, but is not obligated to, contribute the shares of Common Stock that would otherwise be issuable pursuant to an Award to a rabbi trust. Shares of Common Stock issued to a rabbi trust pursuant to this Article 10 may ultimately be issued to the Participant in accordance with the terms of the deferred compensation plan or the Award Agreement.

ARTICLE 11. ADMINISTRATION

11.1 Committee. The Plan shall be administered by the Compensation Committee of the Board. The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with the Company’s Articles of Incorporation, bylaws, and with applicable law. The majority vote of the Committee, or for acts taken in writing without a meeting, by the unanimous written consent of the members of the Committee, shall be valid acts of the Committee. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board.

11.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which Options, Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, SARs, Performance Units and Other Stock-Based Awards are granted or awarded, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent herewith and to interpret, amend or revoke any such rules. Any such Award under this Plan need not be the same with respect to each Participant. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code.

11.3 Compensation; Professional Assistance; Good Faith Actions. Unless otherwise determined by the Board, members of the Committee shall receive no compensation for their services pursuant to this Plan. All expenses and liabilities that members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or any Awards made hereunder, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

ARTICLE 12. MISCELLANEOUS PROVISIONS

12.1 Transferability.

12.1.1 No Option, Restricted Common Stock, Restricted Stock Unit, Deferred Stock Unit, SAR, Performance Unit, Other Stock-Based Award or any right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 12.1.1 shall prevent transfers by will, by the applicable laws of descent and distribution, pursuant to a qualified domestic relations order or as permitted in Section 12.1.2 below. The Committee shall not be required to accelerate the exercisability of an Award pursuant to a divorce or similar proceeding in the event Participant’s spouse is determined to have acquired a community property interest in all or any portion of an Award. Except as provided below, during the lifetime of the Participant, only he or she may exercise an Award (or any portion thereof) granted to him or her under the Plan. After the death of the Participant, any exercisable portion of an Award, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement or other agreement, may be exercised by his or her personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

12.1.2 Notwithstanding the foregoing, the Committee may provide in an Award Agreement, or amend an otherwise outstanding Award Agreement to provide, that a Participant may transfer Non-Qualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Non-Qualified Stock Option and the transferred Non-Qualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Non-Qualified Stock Option immediately before the transfer and shall be exercisable by the transferee according to the same terms as applied to the Participant.

12.2 Amendment, Suspension or Termination of this Plan.

12.2.1 Except as otherwise provided in this Section 12.2, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided, however, no action of the Board or the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule, without the consent of the stockholders. Except as provided in Section 4.7, Section 12.3.1.5 or Section 12.3.2.5, in no event may the Board or the Committee reduce the exercise price of outstanding Options or SARs or effect repricing through cancellation and re-grants or cancellation of Options or SARs in exchange for cash or other Awards without prior stockholder approval. No amendment, suspension or termination of this Plan shall, without the consent of the Participant, impair any rights or obligations under any Award theretofore made to the Participant, unless such right has been reserved in the Plan or the Award Agreement. No Award may be made during any period of suspension or after termination of this Plan. In no event may any Award be made under this Plan after the tenth anniversary of the date of stockholder approval of the Plan, and no Incentive Stock Options may be granted after the tenth anniversary of the date of Board approval of the Plan.

12.2.2 Notwithstanding the foregoing, the Board or the Committee may take any action necessary to comply with a change in applicable law, irrespective of the status of any Award as vested or unvested, exercisable or unexercisable, at the time of such change in applicable law.

12.3 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

12.3.1 In the event that any stock dividend or extraordinary dividend (whether in the form of cash, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, or other similar event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee shall, in such manner as it may deem equitable, adjust the following:

12.3.1.1 the maximum number of shares of Common Stock available for Awards;

12.3.1.2 the maximum number of shares of Common Stock subject to the Plan;

12.3.1.3 the number and kind of Company stock with respect to which an Award may be made under the Plan;

12.3.1.4 the number and kind of Company stock subject to an outstanding Award; and

12.3.1.5 the exercise price or purchase price with respect to any Award.

12.3.2 In the event of any merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, the Committee in its discretion is hereby authorized to take any one or more of the following actions whenever the Committee determines, in its sole discretion, that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award or right under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

12.3.2.1 the Committee may provide, either by the terms of the Award Agreement or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, for (i) the purchase of any such Award for the payment of an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable, payable, fully vested or the restrictions lapsed, or (ii) the replacement of such Award with other rights or property selected by the Committee;

12.3.2.2 the Committee may provide in the terms of such Award Agreement or by action taken prior to the occurrence of such transaction or event that the Award cannot be exercised after such event;

12.3.2.3 the Committee may provide, by the terms of such Award or by action taken prior to the occurrence of such transaction or event, that for a specified period of time prior to such transaction or event, such Award shall be exercisable, notwithstanding anything to the contrary in Section 4.6 or the provisions of such Award;

12.3.2.4 the Committee may provide, by the terms of such Award or by action taken prior to the occurrence of such transaction or event, that upon such event, such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar Awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

12.3.2.5 the Committee may make appropriate adjustments in the number, type and kind of shares of Common Stock subject to outstanding Options, Restricted Common Stock, Restricted Stock Units, Deferred Stock Units, SARs, Performance Units and Other Stock-Based Awards and in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards, and rights and awards which may be granted in the future; and

12.3.2.6 the Committee may provide either by the terms of an Award of Restricted Common Stock, Restricted Stock Units or Other Stock-Based Awards or by action taken prior to the occurrence of such event that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of the Restricted Common Stock or the Restricted Stock Units or Other Stock-Based Awards may be terminated, and some or all shares of such Restricted Common Stock or some or all of such Restricted Stock Units or some or all Other Stock-Based Awards may cease to be subject to forfeiture under Section 6.5 or Section 9.3 or repurchase under Section 6.6 after such event.

12.3.3 Subject to Section 12.7, the Committee may, in its sole discretion, at the time of grant, include such further provisions and limitations in any Award Agreement or certificate, as it may deem appropriate and in the best interests of the Company; provided, however, that no such provisions or limitations shall be contrary to the terms of the Participant’s Employment Agreement or the terms of this Plan.

12.3.4 Notwithstanding the foregoing, no action pursuant to this Section 12.3 shall be taken that is specifically prohibited under applicable law, the rules and regulations of any governing governmental agency or national securities exchange, or the terms of the Participant’s Employment Agreement.

12.4 Continued Employment. Nothing in this Plan or in any Award Agreement hereunder shall confer upon any Participant any right to continue his or her employment, consulting or similar relationship with the Company or an Affiliate, whether as an Employee, Consultant, Director or otherwise, or shall interfere with or restrict in any way the rights of the Company or an Affiliate, which are hereby expressly reserved, to discharge or terminate the relationship with any Participant at any time for any reason whatsoever, subject to the terms of any Employment Agreement entered into by the Participant and the Company or Affiliate.

12.5 Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or lapse of any restriction of any Option, Restricted Common Stock, Restricted Stock Unit, Deferred Stock Unit, SAR, Performance Unit or Other Stock-Based Award. The Committee may, in its sole discretion and in satisfaction of the foregoing requirement, require such Participant to elect to have the Company withhold shares of Common Stock otherwise issuable under such Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld; provided, however, that any shares of Common Stock withheld shall be no greater than an amount that does not exceed the Participant’s maximum applicable withholding tax rate for federal (including FICA), state and local tax liabilities or such lesser amount as is necessary to avoid liability accounting treatment. The Committee may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of

Common Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

12.6 Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards, the Committee shall have the right to provide, in the terms of such Award, or to require the recipient to agree by separate written instrument, that the Award shall terminate and any unexercised portion of such Award (whether or not vested) shall be forfeited, if (i) a Termination of Employment occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, (ii) the recipient at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Committee or as specified in the Participant’s Employment Agreement, or (iii) the Company terminates the Employee’s employment with or without Cause.

12.7 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of this Plan, any Option, Restricted Common Stock, Restricted Stock Unit, Deferred Stock Unit, SAR, Performance Unit or Other Stock-Based Award granted or awarded to any individual who is then or thereafter becomes subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act). To the extent permitted by applicable law, Options granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

12.8 Restrictive Legend. All of the shares of Common Stock now outstanding or hereafter issued and/or owned shall be held and transferred subject to the terms of the restrictions herein contained and every certificate representing a share of Common Stock shall contain the following legend: “These shares are held subject to the terms of the Medical Properties Trust, Inc. Second Amended and Restated 2019 Equity Incentive Plan (the “Plan”) and such shares may only be transferred in accordance with the terms thereof. A copy of the Plan is available at the office of the Company.”

12.9 Effect of Plan Upon Option and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for Employees, Consultants or Directors, or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

12.10 Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under Awards awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

12.11 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

12.12 Governing Law. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the laws of the State of Alabama, without regard to conflicts of laws thereof.

12.13 Clawback. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

12.14 No Excise Tax Gross Ups. The Company will not enter into any agreements or arrangements on or after the Effective Date that provide for a gross up for excise taxes imposed by Section 4999 of the Code.

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The Medical Properties Trust, Inc. Second Amended and Restated 2019 Equity Incentive Plan was adopted by the Board of Directors on April 10, 2026 and approved by the stockholders of the Company on May 28, 2026.

AT THE VERY HEART OF HEALTHCARE®

Medical Properties Trust, Inc.
10500 Liberty Parkway
Birmingham, AL 35242

ANNUAL MEETING OF STOCKHOLDERS OF MEDICAL PROPERTIES TRUST, INC. May 28, 2026 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access. Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and 2025 Form 10-K are available at MPT.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00033333333330330000 6 052826 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL NOMINEES AND "FOR" PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND WILL BE VOTED IN ACCORDANCE WITH THE UNDERSIGNED'S INSTRUCTIONS SET FORTH HEREIN. UNLESS DIRECTION IS GIVEN TO THE CONTRARY, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES AND "FOR" EACH OF PROPOSALS 2, 3 AND 4. 1. To elect nine directors Edward K. Aldag, Jr. G. Steven Dawson R. Steven Hamner Caterina A. Mozingo Emily W. Murphy Elizabeth N. Pitman D. Paul Sparks, Jr. Michael G. Stewart C. Reynolds Thompson, III 2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. 3. To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers. 4. To approve the Medical Properties Trust Second Amended and Restated 2019 Equity Incentive Plan. With respect to any other item of business that properly comes before the annual meeting and at any adjournments or postponements thereof, the proxy holders are authorized to vote the undersigned's shares in their discretion. FOR AGAINST ABSTAIN To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY MEDICAL PROPERTIES TRUST, INC. 0 2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2026 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The 2026 Annual Meeting of Stockholders of Medical Properties Trust, Inc. (the “Annual Meeting”) will be held at The UAB Collat School of Business, 710 13th Street South, Birmingham, Alabama 35233, on May 28, 2026, beginning at 10:30 AM Central Time. You can access directions to the Annual Meeting at MPT.com. The undersigned hereby acknowledges receipt of the combined Notice of 2026 Annual Meeting of Stockholders and Proxy Statement dated April 13, 2026, accompanying this proxy and to which reference is hereby made, for further information regarding the Annual Meeting and the matters to be considered and voted on by the stock holders at the Annual Meeting. The undersigned hereby appoints Edward K. Aldag, Jr. and R. Steven Hamner, and each of them, attorneys and agents, with full power of substitution, to vote, as the undersigned's proxy, all the shares of common stock owned of record by the undersigned as of the record date and otherwise to act on behalf of the undersigned at the meeting and any adjournment thereof, in accordance with the instructions set forth herein and with discretionary authority with respect to any other business, not known or determined at the time of the solicitation of this proxy, that properly comes before such meeting or any adjournment thereof. The undersigned hereby revokes any proxy heretofore given and directs said attorneys and agents to vote or act as indicated on the reverse side hereof. (Continued and to be signed on the reverse side) 14475 1.1